Exhibit 10.8
FIRST AMENDMENT TO
SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION
TERM LOAN CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION TERM LOAN CREDIT AGREEMENT, dated as of August 9, 2023 (this “Amendment”) is entered into by and among DIEBOLD NIXDORF, INCORPORATED, an Ohio corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Company”), the Lenders party hereto, GLAS USA LLC, as administrative agent (the “Administrative Agent”), and GLAS AMERICAS LLC, as collateral agent (the “Collateral Agent”).

WHEREAS, the Company, the Lenders party thereto from time to time, the Administrative Agent and the Collateral Agent have entered into that certain Senior Secured Superpriority Debtor-in-Possession Term Loan Credit Agreement, dated as of June 5, 2023 (as amended, restated, amended and restated, modified or supplemented from time to time prior to the date hereof, the “Existing DIP Credit Agreement”, and as further amended and modified by this Amendment , the “DIP Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the DIP Credit Agreement.

WHEREAS, the Company, certain of the Company’s direct and indirect Subsidiaries party thereto, the Initial Consenting Creditors (as defined in the RSA (as defined below)) party thereto and the DIP Backstop Parties (as defined in the RSA) party thereto have entered into that certain Restructuring Support Agreement, dated as of May 30, 2023 (as amended, restated, supplemented or otherwise modified from time to time prior to the effectiveness of this Agreement, including all exhibits, annexes and schedules thereto, the “RSA”).

WHEREAS, the parties to the RSA desire to terminate the RSA.

WHEREAS, in anticipation of the termination of the RSA, the Company, the Administrative Agent, the Collateral Agent and the Lenders party hereto, constituting the Required Lenders under the DIP Credit Agreement as of the date hereof (collectively, the “Consenting Lenders”), desire to amend the Existing DIP Credit Agreement on the terms and conditions set forth herein, and the Administrative Agent, the Collateral Agent and the Consenting Lenders have agreed to amend the Existing Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreement, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO THE EXISTING DIP CREDIT
AGREEMENT

1.1.    As of the Effective Date (as defined below), subject to the terms and conditions set forth herein, each of the Consenting Lenders hereby agrees that the Existing DIP Credit Agreement is hereby amended to delete the stricken text therefrom (indicated textually in the same manner as the following example: stricken text) and to add the bold, double-underlined text thereto (indicated textually in the same manner as the following example: double-underlined text) as set forth on the pages of the conformed DIP Credit Agreement attached as Annex A hereto).

Exhibit 10.8
ARTICLE II

REPRESENTATIONS

2.1.    The Company hereby represents and warrants to the Administrative Agent, the Collateral Agent and the Consenting Lenders on the date hereof, that:

(i) the Company has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment;

(ii) the Company has duly executed and delivered this Amendment, and this Amendment constitutes the legal, valid, and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

(iii) neither the execution and delivery by the Company of this Amendment, nor compliance with the provisions hereof will violate the constitutive documents of the Company.

ARTICLE III

CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective on the first date (the “Effective Date”) on which each of the following conditions have been satisfied:

3.1.    this Amendment shall have been duly executed and delivered by the Company, the Administrative Agent, the Collateral Agent and the Consenting Lenders; and

3.2.    all representations and warranties made by the Company contained herein are true and correct in all material respects.

ARTICLE IV

MISCELLANEOUS

4.1.    This Amendment shall constitute a Loan Document.

4.2.    Subject to the Interim Order and Final Order, the Company agrees to pay all reasonable out-of-pocket costs and expenses of (i) the Administrative Agent and the Collateral Agent (including the reasonable fees, charges and disbursements of White & Case LLP, as counsel to the Administrative Agent and the Collateral Agent), (ii) the Consenting Lenders (including the reasonable fees, charges and disbursements of (A) Davis Polk & Wardwell LLP, as counsel to the Consenting Lenders, (B) Houlihan Lokey, Inc., as financial advisor to the Consenting Lenders and (C) any local counsels to the Consenting Lenders), in each case, in connection with the preparation, execution and delivery of this Amendment, which such amounts, for the avoidance of doubt, shall constitute Obligations under the DIP Credit Agreement and the other Loan Documents.

4.3.    Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the

Exhibit 10.8
Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Nothing herein shall be deemed to entitle the Company to any future consent to, or waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the DIP Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall not constitute a novation of any Obligations.

4.4.    This Amendment may be executed in any number of separate original counterparts (or telecopied counterparts with original execution copy to follow) and by the different parties on separate counterparts, each of which shall be deemed to be an original, but all of such counterparts shall together constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopy or PDF shall be effective as delivery of a manually executed counterpart of this Amendment. For the avoidance of doubt, the words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

4.5.    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. The provisions contained in Section 16.2 of the DIP Credit Agreement (Waiver of Jury Trial) and Section 16.3 of the DIP Credit Agreement (Submission to Jurisdiction; Waivers) are incorporated herein by reference, mutatis mutandis, to the same extent as if reproduced herein in their entirety.

4.6.    Any provision in this Amendment that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

4.7.    The Administrative Agent and the Collateral Agent are entering into this Amendment solely in their respective capacities as Administrative Agent and the Collateral Agent under the DIP Credit Agreement and pursuant to the instructions of the Consenting Lenders. The Company and each Consenting Lender (a) confirms that this Amendment imposes no duty on the Administrative Agent and the Collateral Agent to take any action or to exercise any of the powers granted to it (other than as expressly set forth herein) and (b) all rights, protections, indemnities and benefits granted to the Administrative Agent and the Collateral Agent in the Loan Documents are hereby reaffirmed with respect to each of their actions taken pursuant to this Amendment and incorporated as if fully set forth in this Amendment.

4.8.    For the avoidance of doubt, notwithstanding anything to the contrary in the RSA, herein or in the DIP Credit Agreement, the termination of the RSA shall not terminate any payment obligations of the Debtors or entitlements with respect to DIP Premiums and premiums, fees and other similar amounts as described therein pursuant to the DIP Credit Agreement.

[SIGNATURE PAGES FOLLOW]

Exhibit 10.8

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

DIEBOLD NIXDORF, INCORPORATED
By:
Name:
Title:

Exhibit 10.8

GLAS USA LLC, as Administrative Agent
By:
Name:
Title:

GLAS AMERICAS LLC, as Collateral Agent

Name:
Title:

Exhibit 10.8

[LENDER]

Name:
Title:

Exhibit 10.8

Annex A

DIEBOLD NIXDORF, INCORPORATED,
as the Company
and a Debtor and Debtor-in-Possession under Chapter 11 of the Bankruptcy Code

SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION
TERM LOAN CREDIT AGREEMENT

dated as of June 5, 2023

GLAS USA LLC,
as Administrative Agent,

and

GLAS AMERICAS LLC,
as Collateral Agent,
and

THE LENDERS PARTY HERETO

Exhibit 10.8

TABLE OF CONTENTS
Page
ARTICLE I

DEFINITIONS

ARTICLE II

THE CREDITS

ARTICLE III

CHANGE IN CIRCUMSTANCES, TAXES

ARTICLE IV

Exhibit 10.8

CONDITIONS PRECEDENT

4.1........ Closing Date...................................................................................................................................................................... 69

ARTICLE V

REPRESENTATIONS AND WARRANTIES

ARTICLE VI

COVENANTS

Exhibit 10.8

ARTICLE VII

DEFAULTS

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

ARTICLE IX

[Reserved]

ARTICLE X

GENERAL PROVISIONS

ARTICLE XI

THE AGENTS

11.1...... Appointment.................................................................................................................................................................... 111
11.2...... [Reserved]....................................................................................................................................................................... 112

Exhibit 10.8

ARTICLE XII

SETOFF; ADJUSTMENTS AMONG LENDERS

12.1...... Setoff............................................................................................................................................................................... 120
12.2...... Ratable Payments............................................................................................................................................................ 120

ARTICLE XIII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1...... Successors and Assigns................................................................................................................................................... 120
13.2...... Dissemination of Information......................................................................................................................................... 124

ARTICLE XIV

NOTICES

14.1...... Notices............................................................................................................................................................................. 124
14.2...... Change of Address.......................................................................................................................................................... 126

ARTICLE XV

COUNTERPARTS

ARTICLE XVI

CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL, JUDGMENT CURRENCY

ARTICLE XVII

CERTAIN ADDITIONAL MATTERS

Exhibit 10.8

EXHIBITS

EXHIBIT A ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT B [RESERVED]
EXHIBIT C NOTE
EXHIBIT D TAX CERTIFICATE
EXHIBIT E [RESERVED]
EXHIBIT F COMPLIANCE CERTIFICATE
EXHIBIT G EXIT TERM SHEET
EXHIBIT H INITIAL BUDGET
EXHIBIT I INTERIM ORDER

SCHEDULES

SCHEDULE 1.1(a) TRANCHE B-1 COMMITMENTS
SCHEDULE 1.1(b) TRANCHE B-2 COMMITMENTS
SCHEDULE 1.1(c) DIP PREMIUMS
SCHEDULE 1.1(d) FOREIGN CREDIT PARTIES
SCHEDULE 5.7 LITIGATION AND GUARANTEE OBLIGATIONS
SCHEDULE 5.8 SUBSIDIARIES
SCHEDULE 5.17 INTELLECTUAL PROPERTY
SCHEDULE 6.36 MILESTONES

Exhibit 10.8

SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION
TERM LOAN CREDIT AGREEMENT

THIS SENIOR SECURED SUPERPRIORITY DEBTOR-IN-POSSESSION TERM LOAN CREDIT AGREEMENT (this “Agreement”), dated as of June 5, 2023, is among DIEBOLD NIXDORF, INCORPORATED, an Ohio corporation and a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code (the “Company”), the Lenders (as defined below) from time to time parties hereto, GLAS USA LLC, as Administrative Agent (as defined below), and GLAS AMERICAS LLC, as Collateral Agent (as defined below).

RECITALS

A. On June 1, 2023 (the “Petition Date”), the Company and certain of the Guarantors (each a “Debtor” and collectively, the “Debtors”) filed voluntary petitions with the Bankruptcy Court commencing their respective cases that are pending under Chapter 11 of the Bankruptcy Code (each such case, a “Chapter 11 Case” and collectively, the “Chapter 11 Cases”) and have continued in the possession of their assets and the management of their business pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

B. On the Petition Date, the Dutch Issuer filed a scheme of arrangement in connection with the commencement by the Dutch Issuer of a proceeding pursuant to the Wet homologatie onderhands akkoord (the “Dutch Scheme Proceedings”), pursuant to section 370(1) of the Dutch Restructuring Law before the District Court of Amsterdam (the “Dutch Court”), in connection with which a case will be commenced under Chapter 15 of the Bankruptcy Code by the Dutch Issuer (the “Chapter 15 Proceedings”) for recognition of such Dutch Scheme Proceedings.

C. The Company has requested that the Lenders extend credit in the form of term loans in an aggregate principal amount of $1,250,000,000.00 (the “DIP Term Facility”), with all of the Company’s obligations under the DIP Term Facility to be guaranteed by each Guarantor that is (x) a Domestic Subsidiary and, (y) solely with respect to the Tranche B-2 Term Loans and subject to the Foreign Guarantee and Collateral Exception, a Foreign Credit Party.

D. The priority of the DIP Term Facility with respect to the Collateral granted to secure the Obligations shall be as set forth in the Loan Documents and the Interim Order and the Final Order, as applicable, in each case upon entry thereof by the Bankruptcy Court.

E. All of the claims and the Liens granted under the Orders and the Loan Documents to the Administrative Agent, the Collateral Agent and the Lenders in respect of the DIP Term Facility shall be subject to the Carve-Out.

F. The Company and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the extensions of credit under this Agreement.

G. The Lenders are willing to extend such credit to the Company on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto covenant and agree as follows:

Exhibit 10.8

ARTICLE I

DEFINITIONS

1.1.    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“2024 Notes” means the Company’s 8.5% Senior Notes due 2024 issued pursuant to the 2024 Notes Indenture.

“2024 Notes Indenture” means that certain indenture, dated as of April 19, 2016, among the Company, as issuer, the subsidiary guarantors party thereto from time to time, and the 2024 Trustee, as amended or supplemented from time to time, relating to the 2024 Notes.

“2024 Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee under the 2024 Notes Indenture, or any successor representative acting in such capacity.

“2025 Euro Notes” means the Dutch Issuer’s 9.000% Senior Secured Notes due 2025 issued pursuant to the 2025 Euro Notes Indenture.

“2025 Euro Notes Collateral Agent” means GLAS Americas LLC, in its capacity as the collateral agent under the 2025 Euro Notes Indenture, or any successor representative acting in such capacity.

“2025 Euro Notes Indenture” means that certain amended and restated senior secured notes indenture, dated as of December 29, 2022, among the Dutch Issuer, as issuer, the Company, as guarantor, certain of the Company Parties, as guarantors, Elavon Financial Services DAC, as paying agent, transfer agent and registrar, the 2025 Euro Notes Trustee and the 2025 Euro Notes Collateral Agent, as amended or supplemented from time to time, relating to the 2025 Euro Notes.

“2025 Euro Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee under the 2025 Euro Notes Indenture, or any successor representative acting in such capacity.

“2025 Notes” means the 2025 U.S. Notes and the 2025 Euro Notes.

“2025 Notes Collateral Agents” means the 2025 U.S. Notes Collateral Agent and the 2025 Euro Notes Collateral Agent.

“2025 Notes Indentures” means the 2025 Euro Notes Indenture and the 2025 U.S. Notes Indenture.

“2025 Notes Trustees” means the 2025 U.S. Notes Trustee and the 2025 Euro Notes Trustee.

“2025 U.S. Notes” means the Company’s 9.375% Senior Secured Notes due 2025 issued pursuant to the 2025 U.S. Notes Indenture.

“2025 U.S. Notes Collateral Agent” means GLAS Americas LLC, in its capacity as the collateral agent under the 2025 U.S. Notes Indenture, or any successor representative acting in such capacity.

“2025 U.S. Notes Indenture” means that certain amended and restated senior secured notes indenture, dated as of December 29, 2022, among the Company, as issuer, certain of the Company Parties, as guarantors, the 2025 U.S. Notes Trustee and the 2025 U.S. Notes Collateral Agent, as amended or supplemented from time to time, relating to the 2025 U.S. Notes.

Exhibit 10.8

“2025 U.S. Notes Trustee” means U.S. Bank Trust Company, National Association, in its capacity as trustee under the 2025 U.S. Notes Indenture, or any successor representative acting in such capacity.

“2L Notes” means the Company’s 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026 issued pursuant to the 2L Notes Indenture.

“2L Notes Collateral Agent” means GLAS Americas LLC, solely in its capacity as collateral agent, under the 2L Notes Indenture, and any predecessor or successor thereto.

“2L Notes Indenture” means that certain senior secured PIK toggle notes indenture, dated as of December 29, 2022, among the Company, as issuer, certain of the Company Parties, as guarantors, the 2L Notes Trustee and the 2L Notes Collateral Agent, as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, relating to the 2L Notes.

“2L Notes Trustee” means U.S. Bank Trust Company National Association, in its capacity as trustee under the 2L Notes Indenture, or any successor representative acting in such capacity.

“ABL Facility” means that certain asset-based revolving credit agreement, dated as of December 29, 2022, among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and GLAS Americas LLC, as collateral agent, as amended by that certain Amendment and Limited Waiver, dated as of March 21, 2023, among the Company, the guarantors party thereto, the lenders party thereto, the FILO lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and GLAS Americas LLC, as collateral agent, and as further amended, restated, amended and restated, supplemented, modified, substituted, replaced or refinanced, in whole or in part, from time to time prior to the date hereof.

“ABL Facility Refinancing” means the repayment (or, to the extent acceptable to the Required Lenders, cash collateralization) in full of all outstanding obligations under the ABL Facility and the termination of all commitments thereunder, including all ABL Facility Claims (as defined in the RSA).

“Acceptable Plan of Reorganization” means a plan of reorganization in form and substance acceptable to the Required Lenders (and to the Administrative Agent and Collateral Agent, as applicable, with respect to those provisions thereof that affect the rights, obligations, liabilities, duties or treatment of the Administrative Agent and/or the Collateral Agent) in all respects, that, among other things, (i) is consistent with the consent rights in Section 17.6 and (ii) contains a release by the Debtors in favor of the Administrative Agent, the Collateral Agent, the Lenders and their respective Affiliates and Related Parties in their capacities as such to the extent permitted under applicable law.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Company or any of its Domestic Subsidiaries (i) acquires any going concern business or all or substantially all of the assets of any Person, business line or division thereof, whether through purchase of assets, merger, amalgamation or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Voting Stock of any Person or, with respect to any non-wholly owned Subsidiary, additional Voting Stock thereof.

“Ad Hoc Group” means those certain Lenders represented by the Ad Hoc Group Advisors as of the Closing Date.

Exhibit 10.8
“Ad Hoc Group Advisors” means Davis Polk & Wardwell LLP and Houlihan Lokey, Inc., as counsel and financial advisor, respectively, to the Ad Hoc Group, as well as any local counsel(s) to the Ad Hoc Group, including, but not limited to, Loyens & Loeff N.V. and Porter Hedges LLP.

“Additional Premium” has the meaning assigned to such term in Section 2.5.4.
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to the Daily Simple SOFR; provided that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Loan denominated in Dollars, for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means GLAS USA LLC in its capacity as contractual representative of the Lenders appointed as administrative agent pursuant to Article XI, and not in its individual capacity, and any successor Administrative Agent appointed pursuant to Article XI.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by or otherwise acceptable to the Administrative Agent.

“Advance” means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans of the same Type, Class and, in the case of Term Benchmark Loans, for the same Interest Period, made by the Lenders on the same Borrowing Date (or converted or continued by the Lenders on the same date of conversion or continuation).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of Capital Stock, by contract or otherwise.

“Agent Fee Letter” means that certain Administrative Agent and Collateral Agent Fee Letter, dated as of the Closing Date, entered into by and among the Company, the Administrative Agent, and the Collateral Agent.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means the aggregate Commitments of all Lenders.

“Aggregate Outstandings” means as at any date of determination with respect to any Lender, the sum on such date of the aggregate unpaid principal amount of such Lender’s Loans on such date.

“Agreed Currency” means Dollars.

“Agreement” is defined in the recitals hereto.

“Agreement Currency” is defined in Section 16.6(b).

Exhibit 10.8
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. New York time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.20 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.20(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 5.00%, such rate shall be deemed to be 5.00% for purposes of this Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Loan Parties or their Subsidiaries from time to time primarily or in any material manner concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, the Corruption of Foreign Public Officials Act (Canada) and the United Kingdom Bribery Act of 2010.

“Applicable Margin” means (a) in the case of Term Benchmark Loans, 7.50% and (b) in the case of Floating Rate Loans, 6.50%.

“Approved Bankruptcy Court Order” means (a) each of the Orders, as such order is amended and in effect from time to time in accordance with this Agreement, (b) any order entered by the Bankruptcy Court regarding, relating to or impacting (i) any rights or remedies of any Secured Party, (ii) the Loan Documents (including the Loan Parties’ obligations thereunder), (iii) the Collateral, any Liens thereon or any Superpriority Claims (including, without limitation, any sale or other disposition of Collateral or the priority of any such Liens or Superpriority Claims), (iv) use of Cash Collateral, (v) debtor-in-possession financing, (vi) adequate protection granted with respect to, or otherwise relating to, any Prepetition Indebtedness, (vii) any Chapter 11 Plan, (viii) the assumption or rejection of contracts, and (ix) ordinary course unsecured claims, in the case of each of the foregoing clauses (i) through (ix), that (A) is in form and substance satisfactory to the Administrative Agent (solely with respect to its own rights, obligations, liabilities, duties and treatment), the Collateral Agent (solely with respect to its own rights, obligations, liabilities, duties and treatment) and the Required Lenders, (B) has not been vacated, reversed or stayed and (C) has not been amended or modified in a manner adverse to the rights of the Lenders in any material respect except as agreed in writing by Administrative Agent (solely with respect to its own rights, obligations, liabilities, duties and treatment), the Collateral Agent (solely with respect to its own rights, obligations, liabilities, duties and treatment) and the Required Lenders in their sole discretion, and (c) with respect to any other order, an order entered by the Bankruptcy Court that (i) is in form and substance reasonably satisfactory to the Administrative Agent (solely with respect to its own rights, obligations, liabilities, duties and treatment), the Collateral Agent (solely with respect to its own rights, obligations, liabilities, duties and treatment) and the Required Lenders, (ii) has not been vacated, reversed or stayed and (iii) has not been amended or modified except in a manner reasonably satisfactory to the Administrative Agent (solely with respect to its own rights, obligations, liabilities, duties and treatment), the Collateral Agent (solely with respect to its own rights, obligations, liabilities, duties and treatment) and the Required Lenders.

“Approved Budget” has the meaning assigned to such term in Section 6.1(x).

Exhibit 10.8
“Approved Fund” has the meaning assigned to such term in Section 13.1.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Asset Sale Prepayment Event” means any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by Section 6.14 other than clauses (vi) and (xvi)) that yields gross proceeds to the Company or any Subsidiary (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $5,000,000; provided that all such Dispositions excluded under such de-minimis exception (including any Recovery Events excluded pursuant to the definition thereof) shall not exceed $15,000,000 in any fiscal year of the Company.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 13.1), and accepted by the Administrative Agent, substantially in the form of Exhibit A attached hereto or any other form approved by the Administrative Agent.

“Authorized Officer” means, as applied to any Person, the principal executive officers, managing members, general partners of such Person, or any other individuals authorized by such Person to represent that Person, including any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents, chief financial officer, treasurer, assistant treasurer, controller, director, secretary or assistant treasurer (but, in any event, with respect to financial matters, “Authorized Officer” shall mean such Person’s chief financial officer, treasurer, assistant treasurer or controller) or, in each case, the equivalent thereof and provided such officer is authorized to represent that Loan Party.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.20.

“Avoidance Action” has the meaning assigned to such term in the Interim Order or the Final Order, as applicable.

“Avoidance Proceeds” has the meaning assigned to such term in the Interim Order or the Final Order, as applicable.

“Backstop Premium” has the meaning assigned to such term in Section 2.5.2.

“Backstop Lenders” means the financial institutions (or any Affiliate, investment advisor, manager or beneficial owner for the account of such Person, or an affiliated fund or trade counterparty designated by such Person) listed on Schedule 2.5.2.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which

Exhibit 10.8
is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas or any other court having jurisdiction over the Chapter 11 Cases from time to time.

“Bankruptcy Event” means, with respect to any Lender or a Parent of any Lender, such Lender or Parent becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, monitor, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of (x) any ownership interest, or the acquisition of any ownership interest, in such Lender or Parent by a Governmental Authority or instrumentality thereof or (y) in the case of a solvent Lender and Parent, the precautionary appointment of an administrator, guardian or custodian or similar official by a Governmental Authority under or based on the law of the country where such Lender or Parent is organized if the applicable law of such jurisdiction requires that such appointment not be publicly disclosed; provided, further, that such ownership interest or appointment does not result in or provide such Lender or Parent with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or Parent (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender or Parent.

“Bankruptcy Law” means each of (i) the Bankruptcy Code, (ii) any domestic or foreign law relating to liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, administration, insolvency, reorganization, debt adjustment, receivership or similar debtor relief laws from time to time in effect and affecting the rights of creditors generally (including without limitation any plan of arrangement provisions of applicable corporation statutes), and (iii) any order made by a court of competent jurisdiction in respect of any of the foregoing.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as the same may from time to time be in effect and applicable to the Chapter 11 Cases.

“Belgian Guarantor” means any Guarantor incorporated or otherwise organized under the laws of Belgium.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Relevant Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.20.

“Benchmark Replacement” means, for any Available Tenor, the Adjusted Daily Simple SOFR. If the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents.

Exhibit 10.8
“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

Exhibit 10.8

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board of Directors” means: (a) with respect to a corporation, the board of directors of the corporation or such directors or committee serving a similar function; (b) with respect to a limited liability company, the board of managers or directors of the company or such managers, directors or committee serving a similar function; (c) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (d) with respect to any other Person, the managers, directors, trustees, board or committee of such Person or its owners serving a similar function.

“Blocking Regulation” means Council Regulation (EC) 2271/96.

“Borrowing Date” means any Business Day specified in a notice pursuant to Section 2.3 as a date on which the Company requests the Lenders to make Loans hereunder.

“Borrowing Notice” is defined in Section 2.3.

“Budget Variance Report” means a weekly variance report prepared by a Designated Financial Officer or the Independent Financial Advisor of the Company and in form and detail reasonably satisfactory to the Specified Ad Hoc Group Advisors (which may take direction from the Required Lenders), comparing for each applicable Budget Variance Test Period the actual results against anticipated results under the applicable Approved Budget, on an aggregate basis and in substantially the same level of detail set forth in the Approved Budget(s), together with a written explanation for all variances of greater than the applicable permitted variance for any given Budget Variance Test Period and such other information as the Specified Ad Hoc Group Advisors may reasonably request (which may take direction from the Required Lenders).

“Budget Variance Test Date” has the meaning assigned to such term in Section 6.1(xi).

“Budget Variance Test Period” means (a) with respect to the first Budget Variance Report, for the cumulative period starting June 5, 2023 and ending June 18, 2023, (b) with respect to the second Budget Variance Report, the three-week period ending on the Sunday of the week immediately preceding the first Budget Variance Test Date occurring after June 18, 2023 and (c) with respect to the third Budget Variance Report and each Budget Variance Report thereafter, the four-week period ending on the Sunday of the week immediately preceding the applicable Budget Variance Test Date.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed. Notwithstanding the foregoing, when the term “Business Day” is used in relation to Term Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Term Loans

Exhibit 10.8
referencing the Adjusted Term SOFR Rate or any other dealings of such Term Loans referencing the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Canadian Debtors” means Diebold Canada Holding Company Inc. and Diebold Nixdorf Canada, Limited.

“Canadian Defined Benefit Plan” means a pension plan for the purposes of any applicable pension benefits standards statute or regulation in Canada, which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Canadian Loan Party” means any Loan Party incorporated, formed or otherwise organized under the laws of Canada or a province or territory thereof.

“Canadian Pension Event” means (a) the whole or partial withdrawal of a Canadian Loan Party or another Loan Party from a Canadian Defined Benefit Plan during a plan year; or (b) the filing of a notice of intent to terminate in whole or in part a Canadian Defined Benefit Plan or the treatment of a Canadian Defined Benefit Plan amendment as a termination or partial termination; or (c) the institution of proceedings by any Governmental Authority to terminate in whole or in part or have a trustee appointed to administer a Canadian Defined Benefit Plan; (d) any statutory deemed trust or Lien, other than a Permitted Encumbrance, arises in connection with a Canadian Defined Benefit Plan, or (e) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of trustee to administer, any Canadian Defined Benefit Plan.

“Canadian Pension Plan” means a pension plan that is covered by the applicable pension standards laws of any jurisdiction in Canada including the Pension Benefits Act (Ontario) and the Income Tax Act (Canada) and that is either (a) maintained or sponsored by a Loan Party for employees or (b) maintained pursuant to a collective bargaining agreement, or other arrangement under which more than one employer makes contributions and to which the Loan Party is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions, but “Canadian Pension Plan” shall not include the Canada Pension Plan (CPP) as maintained by the Government of Canada or the Quebec Pension Plan (QPP) as maintained by the Government of Quebec or the Ontario Retirement Pension Plan.

“Capital Stock” means (i) in the case of any corporation, all capital stock and any securities exchangeable for or convertible into capital stock and any warrants, rights or other options to purchase or otherwise acquire capital stock or such securities or any other form of equity securities, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) or shares and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Carve-Out” has the meaning assigned to such term in the Interim Order or the Final Order, as applicable.

“Cases” means the Chapter 11 Cases, the Dutch Scheme Proceedings, the Chapter 15 Proceedings, any Recognition Proceedings, or any other action or proceeding taken in furtherance of or in connection with the Restructuring Transactions (as defined in the RSA) with the consent of the Company Parties and the Required Lenders.

“Cash Collateral” shall have the meaning assigned to such term in the Interim Order or the Final Order, as applicable.

Exhibit 10.8

“Cash Equivalents” means (i) Dollars, Canadian Dollars, Swiss Francs, Pounds Sterling, Japanese Yen, Euros, any national currency of any participating member state of the EMU; (ii) securities issued directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof), (iii) Dollar denominated time deposits, certificates of deposit, demand deposits, overnight bank deposits and bankers’ acceptances of any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks (any such bank, an “Approved Lender”), (iv) commercial paper issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender, commercial paper with a short-term commercial paper rating of at least investment grade or the equivalent thereof, marketable short-term money market and similar funds of at least investment grade or the equivalent thereof, (v) investment grade bonds and preferred stock of investment grade companies, including but not limited to municipal bonds, corporate bonds, treasury bonds, etc., (vi) readily marketable direct obligations issued by (x) any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof or (y) any foreign government or any political subdivision or public instrumentality, in each case of at least investment grade or the equivalent thereof, (vii) foreign Investments that are of similar type of, and that have a rating comparable to, any of the Investments referred to in the preceding clauses (i) through (vi) above, (viii) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (vii) above and (ix) other securities and financial instruments which offer a security comparable to those listed above.

“Cash Management Order” means an order of the Bankruptcy Court entered in the Chapter 11 Cases, together with all extensions, modifications and amendments thereto, in form and substance reasonably acceptable to the Required Lenders, which among other matters authorizes the Debtors to maintain their existing cash management and treasury arrangements or such other arrangements as shall be reasonably acceptable to the Required Lenders in all material respects.

“Change in Law” means the occurrence, after the date of this Agreement of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means (i) any Person, including a “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) which includes such Person, shall purchase or otherwise acquire, directly or indirectly, beneficial ownership of Voting Stock of the Company and, as a result of such purchase or acquisition, any such Person (together with its Affiliates), shall directly or indirectly beneficially own in the aggregate Voting Stock representing more than 30.0% of the combined voting power of the Company’s Voting Stock or (ii) any event or circumstance which causes a “ change of control” (as such term (or any reasonably synonymous term) is defined under any of the Existing Term Loan Facility, the 2025 Notes Indentures, the 2024 Notes Indenture or the 2L Notes Indenture (or under any documents governing any Indebtedness with aggregate principal amount in excess of $50,000,000 that has refinanced any of the foregoing)).

Exhibit 10.8
“Chapter 11 Cases” has the meaning assigned to such term in the recitals to this Agreement.

“Chapter 11 Plan” means the Joint Prepackaged Chapter 11 Plan of Reorganization of Diebold Holding Company, LLC and its Debtor Affiliates under Chapter 11 of the Bankruptcy Code Case No. 23-90602, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and Section 17.6; provided that any such amendment, supplement or other modification shall be in form and substance acceptable to the Required Backstop Lenders, the Administrative Agent and the Collateral Agent.

“Chapter 11 Plan Supplement” means the compilation of documents and forms and/or term sheets of documents, agreements, schedules and exhibits to the Chapter 11 Plan that have been or will be filed by the Debtors with the Bankruptcy Court prior to the Conversion Date, each of which shall be subject to the consent rights set forth in Section 17.6 herein.

“Charges” is defined in Section 10.12.

“Class”, when used in reference to any Loan or Commitment, refers to whether such Loan is, as the context requires, a Tranche B-1 Term Loan or Tranche B-2 Term Loan, and when used in reference to a Commitment, refers to whether such Commitment is a Tranche B-1 Commitment or Tranche B-2 Commitment.

“Closing Date” means the first date on which all conditions precedent set forth in Section 4.1 are satisfied or waived in accordance with Section 8.2.

“Closing Date Refinancing” means (i) the ABL Facility Refinancing and (ii) Superpriority Term Loan Facility Refinancing.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” means the “Collateral”, “DIP Collateral” or words of similar intent as defined in the Interim Order (and, when applicable, the Final Order) or in any of the Security Documents, and shall include all present and after acquired assets and property, whether real, personal, tangible, intangible or mixed of the Loan Parties, wherever located, on which Liens are or are purported to be granted pursuant to the Orders or any Security Document in favor of the Collateral Agent, on behalf of the Secured Parties, to secure any of the Obligations.

“Collateral Agent” means GLAS Americas LLC in its capacity as collateral agent appointed pursuant to Article XI and not in its individual capacity, and any successor Collateral Agent appointed pursuant to Article XI.

“Collateral and Guarantee Requirement” means, at any time and solely with respect to each Loan Party or Domestic Subsidiary of the Company not constituting an Excluded Subsidiary, the requirement that:

(a) the Administrative Agent and the Collateral Agent shall have received from (i) each Loan Party or Domestic Subsidiary of the Company not constituting an Excluded Subsidiary either (x) a counterpart of the applicable Guaranty duly executed and delivered on behalf of such Person or (y) in the case of any Domestic Subsidiary of the Company not constituting an Excluded Subsidiary that becomes or is required

Exhibit 10.8
to become a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Domestic Guaranty, in the form specified therein, duly executed and delivered on behalf of such Person and (ii) each Loan Party or Domestic Subsidiary of the Company not constituting an Excluded Subsidiary either (x) a counterpart of the Domestic Security Agreement or Foreign Security Agreement, as applicable, duly executed and delivered on behalf of such Person or (y) in the case of any Domestic Subsidiary of the Company not constituting an Excluded Subsidiary that becomes or is required to become a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Domestic Security Agreement, in the form specified therein, duly executed and delivered on behalf of such Person;

(b) all outstanding Equity Interests of any Subsidiary of the Company (other than any Equity Interests constituting Excluded Assets) owned by or on behalf of any Loan Party shall have been pledged pursuant to the Security Documents; and

(c) all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, and intellectual property security agreements, required by the Security Documents or Requirements of Law and reasonably requested by the Administrative Agent or the Collateral Agent, in each case acting at the direction of the Required Lenders, to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Administrative Agent in proper form for filing, registration or recording.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the Collateral and Guarantee Requirement shall not apply to any Foreign Subsidiary that is not a Foreign Credit Party and for any Foreign Credit Party shall be subject to the Foreign Guarantee and Collateral Exception, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents, (c) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, commodities accounts or other assets specifically requiring perfection by control agreements, (d) no perfection actions shall be required with respect to vehicles and other assets subject to certificates of title (other than the filing of UCC financing statements), (e) no perfection actions shall be required with respect to commercial tort claims with a value less than $2,000,000 and, other than the filing of UCC financing statements, no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $2,000,000, (f) other than the filing of PPSA financing statements and filings with the Companies House in the United Kingdom, no actions in any non-U.S. jurisdiction or required by the laws of any non-U.S. jurisdiction shall be required to be taken to create any security interests in assets located or titled outside of the United States (including any Equity Interests of Foreign Subsidiaries and any foreign intellectual property) or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements, guaranty agreements, pledge agreements or other collateral or guaranty agreements, documents or instruments governed under the laws of any non-U.S. jurisdiction), (g) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements), (h) no Loan Party shall be required to seek any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement and (i) in no event shall the Collateral include any Excluded Assets. The Administrative Agent, acting at the direction of the Required Lenders, may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guaranty by any Subsidiary (including extensions beyond the Closing Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Closing Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

Exhibit 10.8

“Commitments” means, individually or collectively, as the context my require, (a) the Tranche B-1 Commitments and (b) the Tranche B-2 Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” is defined in the preamble hereto.

“Company Parties” has the meaning assigned to such term in the RSA.

“Compliance Certificate” is defined in Section 6.1(iv).

“Condemnation” is defined in Section 7.8.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Chapter 11 Plan under section 1129 of the U.S. Bankruptcy Code.

“Controlled Group” means all members of a controlled group of corporations, within the meaning of Section 414(b) of the Code, of which the Company is a member, all trades or businesses (whether or not incorporated) that are under common control, within the meaning of Section 414(c) of the Code, with the Company or, for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA, all members of an affiliated service group, within the meaning of Section 414(m) or (o) of the Code, of which the Company is a member.

“Conversion/Continuation Notice” is defined in Section 2.7.

“Conversion Date” is defined in Section 2.23.

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned to it in Section 17.3.

“DAC6” means the Council Directive of 25 May 2018 (2018/822/EU) amending Directive 2011/16/EU.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Day prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Company.

Exhibit 10.8

“Debtors” has the meaning specified in the recitals herein.

“Default” means an event described in Article VII.

“Defaulting Lender” means any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) [reserved] or (iii) pay over to any Secured Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Secured Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Secured Party’s receipt of such certification in form and substance reasonably satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event or (e) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Designated Financial Officer” means, with respect to the Company, its chief financial officer, director of treasury services, treasurer, assistant treasurer, or any position similar to any of the foregoing.

“DIP Premiums” means, collectively, the Backstop Premium, the Participation Premium, the Additional Premium and the Upfront Premium.

“DIP Term Facility” has the meaning assigned to such term in the preamble herein.

“Disposition” means with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Equity Interests” means any Equity Interest that by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Capital Stock of such Person that does not constitute Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (b) is redeemable (other than solely for Capital Stock of such Person that does not constitute Disqualified Equity Interests) at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interest (other than solely for Capital Stock of such Person that does not constitute Disqualified Equity Interests) that would constitute Disqualified Equity Interests

“Dollar Equivalent Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is in Dollars or (ii) the Equivalent Amount of Dollars if such currency is any currency other than Dollars as determined pursuant to Section 1.5.

Exhibit 10.8

“Dollars”, “U.S. Dollars” and “$” means lawful currency of the United States of America.

“Domestic Guaranty” means the Domestic Guarantee Agreement, dated as of the Closing Date and as further supplemented or modified from time to time, among the Company, each Loan Party that is a Domestic Subsidiary and the Administrative Agent, in form and substance acceptable to the Administrative Agent (acting at the direction of the Required Lenders).

“Domestic Security Agreement” means the Security Agreement, dated as of the Closing Date and as further supplemented or modified from time to time, among the Company, each Loan Party that is a Domestic Subsidiary and the Collateral Agent, in form and substance satisfactory to the Collateral Agent (acting at the direction of the Required Lenders).

“Domestic Subsidiary” means each present and future Subsidiary of the Company that is not a Foreign Subsidiary.

“Downstream Intercompany Loan Agreement” and “Downstream Intercompany Loan Agreements” are defined in Section 5.28.

“Dutch Court” has the meaning specified in the recitals herein.

“Dutch Issuer” means Diebold Nixdorf Dutch Holding B.V.

“Dutch Loan Party” means any Loan Party incorporated or otherwise organized under the laws of the Netherlands.

“Dutch Restructuring Law” means the Dutch Act on Confirmation of Extrajudicial Plans (Wet homologatie onderhands akkoord).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EMU” means the European Economic and Monetary Union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

“Environmental Laws” means any and all applicable federal, state, provincial, territorial, municipal, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders,

Exhibit 10.8
decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (a) pollution or the protection of the environment, (b) the effect of the environment or Hazardous Substances on human health and safety, (c) emissions, discharges or releases of Hazardous Substances into the environment, including surface water, ground water or land, or (d) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances or the clean-up, investigation or other remediation thereof.

“Environmental Liability” means any liability contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), resulting from or based upon (a) any Environmental Law, (b) any Hazardous Substances, including exposure to or Releases of Hazardous Substances or (c) any contract, agreement or other legally binding arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of the capital stock, partnership interests, membership interest in a limited liability company, beneficial interests in a trust or other equity interests or any warrants, options or other rights to acquire such interests but excluding any debt securities convertible into such Equity Interests.

“Equivalent Amount” of any currency with respect to any amount of any other currency at any date means the equivalent in such currency of such amount of such other currency, calculated pursuant to Section 1.5.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” or “€” means the single currency unit of the member states of the European Union that have the euro as its lawful currency in accordance with the EMU Legislation.

“Exchange Rate” means on any day the rate at which such other currency may be exchanged into U.S. Dollars at the time of determination on such day on the Bloomberg WCR Page for such currency. If such rate does not appear on any Bloomberg WCR Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent (acting at the direction of the Required Lenders) and the Company or, in the absence of such an agreement, the Administrative Agent, after consultation with the Company, may use any reasonable method it deems in good faith appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Excluded Assets” means (i) [reserved], (ii) [reserved], (iii) [reserved], (iv) those assets over which the granting of security interests in such assets would be prohibited by the Interim Order, the Final Order, applicable law or regulation (in each case, after giving effect to the applicable anti-assignment provisions of the UCC, Bankruptcy Law or other applicable law), or to the extent that such security interests would result in material adverse tax consequences to the Company and its Subsidiaries, taken as a whole, as reasonably determined in good faith by the Company in consultation with the Collateral Agent (acting at the direction of the Required Lenders), (v) those assets as to which the Administrative Agent (acting at the direction of the Required Lenders) and the Company reasonably determine that the costs of obtaining a security interest in such assets or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby, (vi) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, (vii) to the extent requiring the consent of one or more third parties or prohibited by (including by triggering a change of control provision or, repurchase obligation under) the terms of any applicable organizational documents, joint venture agreement or

Exhibit 10.8
shareholders’ agreement (in each case after taking commercially reasonable efforts to obtain such consent or have such prohibition waived to the extent such actions are reasonably requested by the Administrative Agent (acting at the direction of the Required Lenders)), equity interests in any person other than Wholly Owned Subsidiaries, (viii) margin stock, (ix) [reserved], (x) any governmental licenses or state, provincial, territorial or local franchises, charters and authorizations to the extent security interest is prohibited thereby (after giving effect to the applicable anti-assignment provisions of the UCC, Bankruptcy Law and other applicable law and excluding the proceeds and receivables thereof), (xi) any lease, license or other agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money, capital lease or similar arrangement or create a right of termination in favor of any other party thereto (other than the Company or a Subsidiary) after giving effect to the applicable anti-assignment provisions of the UCC, Bankruptcy Law and other applicable law, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC, Bankruptcy Law and other applicable law notwithstanding such prohibition, but in each case subject to the terms of the Collateral and Guarantee Requirements (other than to the extent no additional action needs to be taken with respect to any such assets to create or perfect a security interest in any such assets) and (xii) any property excluded pursuant to the Foreign Guarantee and Collateral Exception.

“Excluded Subsidiaries” means (i) any Foreign Subsidiary (other than any Foreign Credit Party), (ii) Impexa, LLC, a Texas limited liability company (“Impexa”), (iii) any Domestic Subsidiary that is not a Debtor under the Chapter 11 Cases, and (iv) any non-Wholly Owned Subsidiary to the extent the provision of a guarantee or granting of a Lien thereby is restricted or prohibited pursuant to applicable local law or contractual requirements.

“Excluded Taxes” means, with respect to any payment made by any Withholding Agent under any Loan Document, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on (or measured by) net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) any Tax attributable to such Recipient’s failure to comply with Section 3.4(f), (c) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Section 3.5(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (d) any withholding Taxes imposed by FATCA, (e) any Tax levied under the laws of the Netherlands to the extent such Tax becomes payable as a result of any Secured Party having a substantial interest (aanmerkelijk belang) in any Dutch Loan Party as laid down in the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001) and (f) Taxes imposed by the Netherlands in connection with or pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) in the form as at the date of this Agreement (or, where the relevant Recipient becomes a party to this Agreement after the date of the Agreement, in the form as at that date).

“Existing Term Loan Facility” means that certain credit agreement, dated as of November 23, 2015, among the Company, the guarantors party thereto, GLAS USA LLC, as successor administrative agent, and the lenders parties thereto from time to time, as amended on December 29, 2022 and as the same may be further amended, restated, modified or refinanced in whole or in part from time to time.

Exhibit 10.8
“Existing Term Loans” means the loans made to the Company pursuant to the Existing Term Loan Facility.

“Exit Facility” has the same meaning as “Exit Facility” as set forth in the Chapter 11 Plan.

“Exit Facility Agent” means the administrative agent under the Exit Facility, which agent shall be reasonably acceptable to the Required Lenders and the Company, it being understood that GLAS USA LLC shall be deemed acceptable to the Required Lenders and the Company.

“Exit Facility Credit Agreement” has the same meaning as “Exit Facility Credit Agreement” as set forth in the Chapter 11 Plan, which shall be substantially on the terms set forth in the Exit Term Sheet, and otherwise in form and substance acceptable to the Company, the Required Lenders and the Exit Facility Agent.

“Exit Term Loans” means the loans made to the Company pursuant to the Exit Facility.

“Exit Term Sheet” means the term sheet attached as Exhibit G.

“External Subsidiary” means a Subsidiary of the Company which is not a Loan Party.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any intergovernmental agreements entered into in connection therewith, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any current or future regulations or official interpretations of any of the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Federally Regulated Lender” means any Lender that is subject to applicable Federally Regulated Lender Flood Laws.

“Federally Regulated Lender Excluded Property” means, solely with respect to any Federally Regulated Lenders, any right, title and interest of any Loan Party in and to any real property improved by a Building (as defined in the Federally Regulated Lender Flood Laws) or Manufactured (Mobile) Home (as defined in the Federally Regulated Lender Flood Laws) owned by a Loan Party and otherwise constituting Collateral unless and until all Federally Regulated Lender Flood Zone Documentation has been delivered to such Federally Regulated Lender to the satisfaction of such Federally Regulated Lender; provided, that such Building and Manufactured (Mobile) Home exclusion shall not exclude any fee interests in any lands constituting mortgaged real property underlying any such Building or Manufactured (Mobile) Home.

“Federally Regulated Lender Flood Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the

Exhibit 10.8
Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Federally Regulated Lender Flood Zone Documentation” means, with respect to any fee interest in any real property located in the United States of any Loan Party, to the extent required to comply with Federally Regulated Lender Flood Laws: (1) a completed standard flood hazard determination form, (2) if the real property is located in a special flood hazard area, a notification to the applicable Loan Party (“Borrower Notice”) and, if applicable, notification to such Loan Party that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (3) documentation evidencing the applicable Loan Party’s receipt of the Borrower Notice and (4) if the Borrower Notice is required to be given and flood insurance is available in the community in which the real property is located, evidence of applicable flood insurance in such form, on such terms and in such amounts as required by the Flood Laws.

“Final Order” means a final order of the Bankruptcy Court in substantially the form of the Interim Order, with only such modifications thereto as are reasonably necessary to convert the Interim Order to a final order and such other modifications as are satisfactory in form and substance to the Debtors, the Required Lenders and (in each case, solely with respect to its own rights, obligations, liabilities, duties and treatment) the Administrative Agent and the Collateral Agent, in each case in their sole respective discretion.

“Finance Lease Obligations” of a Person means the amount of the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are, in conformity with GAAP, accounted for as a finance lease (rather than an operating lease) on the balance sheet of that Person, and, for purposes hereof and subject to Section 1.2, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“First Amendment” means that certain First Amendment to Senior Secured Superpriority Debtor-In-Possession Term Loan Credit Agreement, dated as of [●], 2023, by and among the Company, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“First Amendment Effective Date” means the “Effective Date” as such term is defined in the First Amendment.

“First Day Orders” means the orders entered by the Bankruptcy Court in respect of first day motions and applications in respect of the Chapter 11 Cases.

“Fiscal Month” means a fiscal month of any fiscal year.

“Floating Rate” means, for any day, a rate per annum equal to the sum of (a) the Applicable Margin plus (b) the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Loan” or “Floating Rate Advance” means a Loan which bears interest at the Floating Rate.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate. For the avoidance of doubt the initial Floor for the Adjusted Term SOFR Rate is 4.00%.

Exhibit 10.8
“Foreign Credit Party” means, as of the Closing Date, each Foreign Subsidiary of the Company listed on Schedule 1.1(d).

“Foreign Guarantee and Collateral Exception” means that (w) any guarantee and security provided by any Foreign Subsidiary shall only secure Obligations with respect to the Tranche B-2 Term Loans, (x) the guarantee and security provisions and documentation entered into by any Foreign Subsidiary will be subject to the same limitations applicable to such Foreign Subsidiary as set forth in the Superpriority Term Loan Facility and the related documentation in effect immediately prior to the execution hereof, (y) no Foreign Subsidiary shall be required to be a Loan Party to the extent the granting of a security interest or a guarantee would not provide a corporate benefit to such Foreign Subsidiary or would cause such Foreign Subsidiary to be insolvent or financially distressed, in each case, as determined in good faith by such Foreign Subsidiary or the governing body of such Foreign Subsidiary, and (z) the guarantee and security provisions and documentation entered into by any Foreign Subsidiary will be subject to any local law limitations, applied in a manner consistent with their application under the Superpriority Term Loan Facility and the related documentation in effect immediately prior to the execution hereof.

“Foreign Guaranty” means the New York law governed Foreign Guarantee Agreement, dated as of the Closing Date and as further supplemented or modified from time to time, among each Foreign Credit Party and the Administrative Agent, in form and substance acceptable to the Administrative Agent (at the direction of the Required Lenders).

“Foreign Loan Parties” means any “Foreign Loan Party” as defined in the Superpriority Term Loan Facility, it being understood that the fact that a Person is a “Foreign Loan Party” shall not, in and of itself, create any obligations of such Person under any of the Loan Documents or result in such Person being deemed to be a guarantor of the Obligations or to have granted any security interest to secure the Obligations.

“Foreign Plan” means each employee benefit plan (as defined under Section 3(3) of ERISA) that is not subject to the laws of the United States and is maintained or contributed to by the Company or any Subsidiary or with respect to which the Company or any Subsidiary has any liability.

“Foreign Plan Event” means, with respect to any Foreign Plan, (A) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Plan; (B) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Plan required to be registered; (C) the failure of any Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Plan; or (D) the imposition of any liability on account of the complete or partial termination of any Foreign Plan or the complete or partial withdrawal of any participating employer therein.

“Foreign Security Agreement” means the New York law governed Foreign Security Agreement, dated as of the Closing Date and as further supplemented or modified from time to time, among each Foreign Credit Party and the Collateral Agent, in form and substance acceptable to the Collateral Agent (acting at the direction of the Required Lenders).

“Foreign Subsidiary” means each Subsidiary organized under the laws of a jurisdiction outside of the United States.

“Fronting Lender” means Jefferies Capital Services LLC.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

Exhibit 10.8

“Governmental Authority” means any nation or government, any state, province, territory or other political subdivision thereof and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

“Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Guarantor” means (a) with respect to the Obligations of the Company, each of its present and future Subsidiaries executing a Guaranty as a guarantor at any time and (b) with respect to the Obligations of any Guarantor, the Company and each of its present and future Subsidiaries that executes a Guaranty as a guarantor at any time.

“Guaranty” means the Domestic Guaranty and the Foreign Guaranty, as the context may require.

“Hazardous Substances” means any material or substance: (1) which is or becomes defined as a hazardous substance, pollutant, or contaminant, pursuant to the Comprehensive Environmental Response Compensation and Liability Act (“CERCLA”) (42 USC §9601 et. seq.) as amended and regulations promulgated under it; (2) containing gasoline, oil, diesel fuel or other petroleum products; (3) which is or becomes defined as hazardous waste pursuant to the Resource Conservation and Recovery Act (42 USC §6901 et. seq.) as amended and regulations promulgated under it; (4) containing polychlorinated biphenyls (PCBs) or per- and polyfluoroalkyl substances; (5) containing asbestos; (6) which is radioactive; (7) the presence of which requires investigation or remediation under any Environmental Law or; (8) which is or becomes defined or identified as a hazardous waste, hazardous substance, hazardous or toxic chemical, pollutant, contaminant, or biologically hazardous substance under any Environmental Law.

“Impexa” has the meaning specified in the definition of “Excluded Subsidiary.”

“Indebtedness” of a Person means, without duplication, such Person’s (a) obligations for borrowed money or similar obligations, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable and/or accrued expenses and commercial Letters of Credit with respect to the foregoing, in each case arising in the ordinary course of such Person’s business payable in

Exhibit 10.8
accordance with customary practices), (c) obligations which are evidenced by notes, acceptances, or other instruments, to the extent of the amounts actually borrowed, due, payable or drawn, as the case may be, (d) Finance Lease Obligations, (e) all reimbursement obligations in respect of Letters of Credit (other than commercial Letters of Credit referenced in clause (b)), whether drawn or undrawn, contingent or otherwise, (f) any other obligation for borrowed money or similar financial accommodation which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, (g) Off-Balance Sheet Liabilities, (h) Guarantee Obligations with respect to any of the foregoing and (i) all obligations of the kind referred to in the foregoing clauses secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, provided that, if such Person has not assumed such obligations, then the amount of Indebtedness of such Person for purposes of this clause (i) shall be equal to the lesser of the amount of the obligations of the holder of such obligations and the fair market value of the assets of such Person which secure such obligations.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) Other Taxes.

“Indemnitee” is defined in Section 10.6(b).

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Ineligible Person” means (a) a natural person, (b) a Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof or (c) other than as set forth and in accordance with Section 13.1(b)(iii), the Company or any of its Subsidiaries or other controlled Affiliates.

“Initial Budget” means the initial 13-week consolidated weekly operating budget of the Debtors setting forth on a line-item basis, the Debtors’ (i) weekly projected cash receipts, (ii) weekly projected disbursements (including ordinary course operating expenses, non-operating disbursements and bankruptcy related expenses) and (iii) the weekly projected Liquidity of the Debtors and their subsidiaries for the periods described therein prepared by the Company’s management, covering the period commencing on or about the Petition Date, a copy of which is attached hereto as Exhibit H.

“Intercreditor Agreement” means that certain Multi Lien Intercreditor Agreement, dated as of the December 29, 2022, by and among the New Term Loan Facility Administrative Agent, the New Term Loan Facility Collateral Agent, the 2025 Notes Trustees, each of the 2025 Notes Collateral Agents, the Superpriority Term Loan Facility Administrative Agent, the Superpriority Term Loan Facility Collateral Agent, the 2L Notes Trustee, the 2L Notes Collateral Agent and each additional agent from time to time party thereto, and acknowledged by the grantors from time to time party thereto, as supplemented by the Intercreditor Joinder and as may be further amended, restated, supplemented or otherwise modified or replaced from time to time in accordance therewith.

“Intercreditor Joinder” means that certain Joinder and Amendment to Multi Lien Intercreditor Agreement, dated as of the Closing Date, by and among the Administrative Agent, the Collateral Agent, and the Company.

“Interest Period” means with respect to any Term Benchmark Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period applicable to such

Exhibit 10.8
Advance, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1) month thereafter (in each case, for so long as such period is available for the Benchmark applicable to the relevant Loan or Commitment); provided, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.
“Interim Order” means an interim order of the Bankruptcy Court (and as the same may be amended, supplemented, or modified from time to time after entry thereof with the consent of the Required Backstop Lenders in their sole discretion and (in each case, solely with respect to its own rights, obligations, liabilities, duties and treatment)) the Administrative Agent and the Collateral Agent, in substantially the form set forth as Exhibit I, with changes to such form as are satisfactory to the Debtors, the Required Lenders and (in each case, solely with respect to its own rights, obligations, liabilities, duties and treatment) the Administrative Agent and the Collateral Agent, in each case in their respective sole discretion, approving the Loan Documents and related matters.

“Interim Order Entry Date” means the date on which the Interim Order is entered by the Bankruptcy Court.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable and/or accrued expenses arising in the ordinary course of business payable in accordance with customary practices and loans to employees in the ordinary course of business), Acquisition or equity investment or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person.

“IRS” means the United States Internal Revenue Service.

“Italian Banking Law” means the Legislative Decree No. 385 of 1 September 1993 and the relevant implementing regulations, each as amended, supplemented and implemented from time to time.

“Italian Civil Code” means the Italian civil code, enacted by Royal Decree No. 262 of 16 March 1942, as subsequently amended and supplemented.

“Italian Corporate Crisis and Insolvency Code” means Legislative Decree No. 14 of 12 January 2019, aimed at implementing Law No. 155 of 19 October 2017, as amended and supplemented from time to time.

“Italian Guarantor” means a Guarantor incorporated under the laws of Italy.

“Judgment Currency” is defined in Section 16.6(b).

“Lenders” means the Fronting Lender, the Persons listed on the Tranche B-1 Commitment Schedule or Tranche B-2 Commitment Schedule and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Lending Installation” means, with respect to a Lender, any office, branch, subsidiary or Affiliate of such Lender.

Exhibit 10.8
“Letter of Credit” of a Person means a letter of credit, bankers’ acceptance or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” means, at any time, an amount equal to the amount of total cash (which, for the avoidance of doubt, shall include proceeds of the funded Term Loans and exclude cash pledged to support the Cash Collateral (as defined in the Orders)) held by the Company and its Subsidiaries.

“Loan Documents” means this Agreement, the Agent Fee Letter, the Orders, any Guaranties, the Security Documents, and any Intercreditor Agreements (including in each case, any amendments thereto).

“Loan Party” means the Company or any Guarantor.

“Margin Stock” means “margin stock” as defined in Regulations U or X or “marginable OTC stock” or “foreign margin stock” within the meaning of Regulation T.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, operations, performance, contingent liabilities, material agreements or financial condition of the Company and its Subsidiaries taken as a whole (other than (x) by virtue of the commencement of the Cases and the events and circumstances giving rise thereto and any defaults under pre-petition agreements, so long as the exercise of remedies as a result of such defaults are stayed under any Bankruptcy Law or such agreements are voided or invalidated by the Bankruptcy Court or the Dutch Court, (y) any litigation or claim threatened or initiated by creditors of the Loan Parties or their Subsidiaries against the Loan Parties or their Subsidiaries or any of their respective officers or directors, in each case, arising out of filing of the Cases or the transactions contemplated thereby or (z) the existence of any claim or liability from the period prior to the commencement of the Cases, which is unsecured and junior in priority to the Obligations), (ii) the ability of the Loan Parties to perform their respective obligations under the Loan Documents, or (iii) the validity or enforceability against any of the Loan Parties of any of the Loan Documents or the rights or remedies of the Administrative Agent, Collateral Agent or the Lenders thereunder.

“Material Intellectual Property” means any intellectual property (or rights therein) that is material to the business of the Company and its Subsidiaries, taken as a whole.

“Maximum Rate” has the meaning assigned to such term in Section 10.12.

“Milestones” has the meaning assigned to such term in Section 6.36.

“Minimum Plan Equity Value Amount” has the meaning assigned to such term in Section 2.5.5.

“Moody’s” means Moody’s Investors Service, Inc., and any successor-in-interest thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which the Company or any member of the Controlled Group has an obligation to contribute or with respect to which the Company or any member of the Controlled Group has any liability.

Exhibit 10.8
“Net Cash Proceeds” means (a) in connection with any Asset Sale Prepayment Event or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations secured by the properties or assets that are the subject of such Asset Sale Prepayment Event or Recovery Event (in each case, other than Indebtedness that arose prior to the Petition Date) or received in the form of any other non-cash asset that is not converted to cash within 180 days), net of (i) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, provincial, territorial, foreign and local taxes required to be paid or reasonably expected to be paid or accrued as a liability under GAAP (after taking into account any tax credits or deductions that are available or reasonably expected to be available and any tax sharing agreements), as a consequence of such Asset Sale Prepayment Event or Recovery Event and (ii) amounts required to be applied to the repayment of Indebtedness (A) that is secured by any assets (excluding Collateral) to the extent of the value of such assets being sold subject to such event and only to the extent such assets are held and sold (as applicable) by an External Subsidiary or (B) to the extent required by (x) any External Subsidiary Indebtedness and/or (y) applicable law and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts or placement agents’ fees, listing fees, discounts or commissions, brokerage, consultant and other fees and charges and commissions and other customary fees and expenses actually incurred in connection therewith.

“New Common Stock” has the meaning assigned to such term in the RSA.

“New Guarantor” has the meaning assigned to such term in Section 6.9(d).

“New Management Incentive Plan” has the meaning assigned to such term in the RSA.

“New Term Loan Facility” means that certain credit agreement, dated as of December 29, 2022, among the Company, the guarantors parties thereto, the New Term Loan Facility Administrative Agent, the New Term Loan Facility Collateral Agent, and the lenders parties thereto from time to time, as amended by that certain Forbearance and Amendment Agreement, dated as of May 30, 2023, among the Company, the loan parties party thereto, the lenders party thereto, the New Term Loan Facility Administrative Agent and the New Term Loan Facility Collateral Agent, and as the may be further amended, restated, modified or refinanced in whole or in part from time to time.

“New Term Loan Facility Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as the administrative agent under the New Term Loan Facility, or any successor representative acting in such capacity.

“New Term Loan Facility Collateral Agent” means GLAS Americas LLC, in its capacity as the collateral agent under the New Term Loan Facility, or any successor representative acting in such capacity.

“Non-German Foreign Company Parties” means Company Parties other than those Company Parties organized in the United States or any state thereof or organized under the laws of Germany.

“Non-Spanish Lender” means a Lender resident for tax purposes outside Spain and which is: (a) tax resident in a member state of the European Union (other than Spain) or the European Economic Area, acting directly or through a permanent establishment located in another member state of the European Union or the European Economic Area, provided that it does not (i) obtain income through a territory classified as a non-cooperative jurisdiction (in the terms of the First Additional Provision of Spanish Law

Exhibit 10.8
36/2006, of 29 November, on prevention measures and actions against tax fraud, as amended and restated from time to time) or through a member state of the European Economic Area not having an effective exchange of tax information agreement with Spain in force; nor (ii) act through a permanent establishment located in Spain or outside the European Union or the European Economic Area with which that Lender’s income is effectively connected; or (b) a Spanish Treaty Lender.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Notes” is defined in Section 2.2.6.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided that if the NYFRB Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest accruing after the Termination Date but prior to Payment in Full) on the Term Loans, all accrued and unpaid fees and all expenses (including the DIP Premiums), reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, the Collateral Agent or any indemnified party arising under the Loan Documents in respect of any Term Loan, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“Off-Balance Sheet Liability” of a Person means (i) any obligation under a sale and leaseback which is not a Finance Lease Obligation, (ii) any so-called “synthetic lease” or “tax ownership operating lease” transaction entered into by such Person, (iii) any factoring or similar sale of accounts receivable and related rights to the extent recourse to the Company or any of its Subsidiaries, or (iv) any other transaction (excluding operating leases for purposes of this clause (iv)) which is the functional equivalent of or takes the place of borrowing (in the case of transactions described in, or equivalent to those described in clause (iii) above, solely to the extent recourse to the Company or any of its Subsidiaries) but which does not constitute a liability on the balance sheet of such Person; in all of the foregoing cases, notwithstanding anything herein to the contrary, the outstanding amount of any Off-Balance Sheet Liability shall be calculated based on the aggregate outstanding amount of obligations outstanding under the legal documents entered into as part of any such transaction on any date of determination that would be characterized as principal if such transaction were structured as a secured lending transaction, whether or not shown as a liability on a consolidated balance sheet of such Person, in a manner reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).

“Orders” means individually or collectively, as the context may require, the Interim Order and the Final Order.

“Organizational Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the memorandum of association, the certificate or articles of association, formation or organization and operating agreement; and

Exhibit 10.8
(c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 3.5(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Participant” is defined in Section 13.1(c).

“Participant Register” has the meaning assigned to such term in Section 13.1(c).

“Participation Premium” has the meaning assigned to such term in Section 2.5.1.

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001.

“Payment Date” means the last Business Day of each March, June, September and December occurring after the Closing Date, beginning with June 30, 2023.

“Payment in Full” has the meaning assigned to such term in the introductory paragraph of Article VI.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004 (UK).

“Permitted Encumbrances” means:

(a) Liens imposed by law or any Governmental Authority for taxes, assessments or governmental charges or levies that are not yet overdue for a period of more than 45 days or are

Exhibit 10.8
being contested in good faith by appropriate proceedings and with respect to which reserves have been set aside in accordance with GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in good faith by appropriate proceedings and with respect to which reserves have been set aside in accordance with GAAP;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security or employment laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, tenders, government contracts, leases, statutory obligations, surety, stay, custom and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute a Default under Section 7.9 or that secure appeal or surety bonds related to such judgments;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

(g) easements, zoning restrictions, rights-of-way, use restrictions, encroachments, protrusions, minor defects or irregularities in title, reservations (including reservations in any original grant from any government of any water or mineral rights or interests therein) and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company and its Subsidiaries, taken as a whole;

(h) Liens in favor of payor banks having a right of setoff, revocation, refund or chargeback with respect of money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;

(i) Liens granted by (1) a Loan Party to another Loan Party, (2) a Subsidiary that is not a Loan Party to a Loan Party and (3) a Subsidiary that is not a Loan Party to another Subsidiary that is not a Loan Party;

(j) for the avoidance of doubt, other Liens (not securing Indebtedness) incidental to the conduct of the business of the Company or any of its Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the operation of the business of the Company or its Subsidiaries;

(k) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

Exhibit 10.8
(l) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Subsidiaries and do not secure any Indebtedness;

(m) deposits in the ordinary course of business to secure liability to insurance carriers;

(n) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like permitted to be made under this Agreement;

(o) Liens arising out of any conditional sale, title retention, consignment or other similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business of the Company or such Subsidiary;

(p) rights of set-off, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions (i) in relation to the establishment, maintenance or administration of deposit accounts, securities accounts or arrangements relating to a cash management agreement or Swap Agreement, (ii) in relation to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Subsidiary or (iii) in relation to the right of setoff, revocation, refund or chargeback of a collecting bank with respect to money or instruments in the possession of such bank;
(q) Liens in favor of customs and revenues authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; and

(r) precautionary financing statement filings in connection with operating leases;
provided that, in any event, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money.

“Permitted Lien” means any Lien permitted by Section 6.16 hereof.

“Person” means any natural person, corporation, firm, joint venture, limited liability company, unlimited liability company, partnership, association, enterprise, company or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Petition Date” has the meaning assigned to such term in the recitals herein.

“Plan” means an employee pension benefit plan (as defined in Section 3(2) of ERISA) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 of ERISA and as to which the Company or any member of the Controlled Group has any obligation to contribute or with respect to which the Company or any member of the controlled Group has any liability.

“Plan Effective Date” means the date of the substantial consummation (as defined in section 1101(2) of the Bankruptcy Code, which for purposes hereof shall be no later than the effective date) of an Acceptable Plan of Reorganization.

“Polish Loan Party” means any Loan Party incorporated or otherwise organized under the laws of Poland.

Exhibit 10.8
“Post-Petition” means the time period commencing immediately upon the filing of the Chapter 11 Cases.

“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.

“PPSA” means the Personal Property Security Act (Ontario), as amended from time to time (or any successor statute) including the regulations and Minister’s orders thereto; provided that, if validity, perfection or the effect of perfection or non-perfection or opposability or the priority of any Lien created hereunder on the Collateral is governed by the personal (movable) property security legislation or other applicable legislation with respect to personal (movable) property security in effect in a jurisdiction other than Ontario, “PPSA” means the Personal Property Security Act or such other applicable legislation (including, without limitation, the Civil Code of Quebec) in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such validity, perfection, effect of perfection or non-perfection or opposability or priority.

“Prepetition Indebtedness” means individually or collectively, as the context may require, the indebtedness in respect of the ABL Facility, the Superpriority Term Loan Facility, the New Term Loan Facility, the 2L Notes, the Existing Term Loan Facility, the 2024 Notes and the 2025 Notes outstanding as of the Petition Date.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Rata Share” means, for each Lender, the ratio of such Lender’s Term Loans and Commitments to the aggregate amount of all outstanding Term Loans and Commitments.

“Property” of a Person means any and all property, whether real, personal, movable, immovable, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned to it in Section 17.3.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) the Collateral Agent and (c) any Lender.

“Recognition Proceedings” means an in-court proceeding, commenced by a Company Party, to effectuate the recognition of the restructuring contemplated by the RSA, including proceedings to be commenced under Chapter 15 of the Bankruptcy Code.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Property of the Company or any Subsidiary, in an amount that if constituting a Disposition of such Property would have constituted an Asset Sale Prepayment Event.

Exhibit 10.8
“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (New York time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting or (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 13.1(b)(v).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors, representatives and controlling persons of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment (including the abandonment or discarding of barrels, containers, and other closed receptacles containing any hazardous substance or pollutant or contaminant).

“Relevant Rate” means with respect to any Term Benchmark Advance denominated in Dollars, the Adjusted Term SOFR Rate.

“Remedial Action” means an action to investigate, remediate or otherwise address a Release of Hazardous Substances or other violation of Environmental Laws.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Required Backstop Lenders” means Backstop Lenders whose Aggregate Outstandings and Aggregate Commitments (without duplication) exceed 50.0% of the Aggregate Outstandings and Aggregate Commitments (without duplication) of all Backstop Lenders; provided that, in the event there are three or more unaffiliated Backstop Lenders, Required Backstop Lenders shall also require at least two of such unaffiliated Backstop Lenders.

“Required Lenders” means Lenders whose Aggregate Outstandings and Aggregate Commitments (without duplication) exceed 50.0% of the Aggregate Outstandings and Aggregate Commitments (without duplication) of all Lenders; provided that, in the event there are three or more unaffiliated Lenders, Required Lenders shall also require at least two of such unaffiliated Lenders.

Exhibit 10.8
“Requirement of Law” means as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Indebtedness” is defined in Section 6.26.

“Restricted Payments” is defined in Section 6.25.

“Restructuring Steps Memorandum” means the summary of transaction steps contemplated by the Acceptable Plan of Reorganization and the RSA, which summary of transaction steps shall be acceptable to the Required Lenders.

“RSA” means that certain Restructuring Support Agreement, dated as of May 30, 2023, among the Loan Parties, the Debtors and the other parties thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof. For the avoidance of doubt, notwithstanding any termination of the RSA, the terms defined herein by reference to the RSA shall remain so defined and such definitions as set forth in the RSA shall be deemed to instead be incorporated herein as of the date of such termination to the extent necessary.

“S&P” means Standard & Poor’s Financial Services, LLC and any successor-in-interest thereto.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions (as of the Closing Date, Crimea, the so-called Donetsk People’s Republic, so-called Luhansk People’s Republic, and non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Cuba (other than with respect to a Canadian Loan Party), Iran, North Korea, and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, the Government of Canada or His Majesty’s Treasury of the United Kingdom, (b) any Person located, ordinarily resident in, or organized under the laws of, a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject or target of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, the Government of Canada or His Majesty’s Treasury of the United Kingdom.

“Scheduled Maturity Date” means October 2, 2023; provided that, if such date is not a Business Day, the Scheduled Maturity Date shall be the next succeeding Business Day.

“SEC” means the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the Securities and Exchange Commission.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

Exhibit 10.8

“Secured Parties” means the Administrative Agent, the Collateral Agent, the Lenders and each other Person who is owed any portion of the Obligations; provided that solely with respect to each Federally Regulated Lender Excluded Property, the term “Secured Parties” shall exclude each Federally Regulated Lender with respect to such Federally Regulated Lender Excluded Property, it being understood that each Federally Regulated Lender, solely with respect to itself, waives and releases any and all liens, security interest or the rights it may have in and to any Federally Regulated Lender Excluded Property and reserves all rights as a Secured Party with respect to all Collateral, other than Federally Regulated Lender Excluded Property.

“Securities Act” is defined in Section 13.1(b).

“Security Documents” means collectively, the Orders, the Domestic Security Agreement, the Foreign Security Agreement and each other security agreement, pledge, consent or other instrument or document, as applicable, executed and delivered by the Company and/or the other Guarantors in connection with this Agreement, including the Collateral and Guarantee Requirements, Sections 6.9 and 6.12 to secure any of the Obligations.

“Similar Business” means any business similar in nature to any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Closing Date or any business that is reasonably related, complementary, incidental or ancillary thereto or a reasonable extension, development or expansion of, the business conducted by the Company and its Subsidiaries on the Closing Date, in each case, as determined in good faith by the Company.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Spanish Civil Procedure Law” means Ley 1/2000, de 7 de enero, de Enjuiciamiento Civil as amended or consolidated from time to time.

“Spanish Companies Act” means Real Decreto Legislativo 1/2010, de 2 de julio, por el que se aprueba el texto refundido de la Ley de Sociedades de Capital, as amended or consolidated from time to time.

“Spanish Loan Party” means any Loan Party incorporated or otherwise organized under the laws of Spain.

“Spanish Public Document” means a documento público, being either a public deed (escritura pública) or a deed (póliza).

“Spanish Treaty Lender” means a Lender which: (a) is treated as a resident of a Spanish Treaty State for the purposes of the Spanish Treaty; (b) does not carry on a business in Spain through a permanent

Exhibit 10.8
establishment with which that Lender’s participation in the DIP Term Facility is effectively connected; and (c) fulfils any conditions which must be fulfilled under the Spanish Treaty for tax residents of that Spanish Treaty State (including the completion of any procedural formalities) to obtain full exemption from Spanish taxation on interest payable to that Lender in respect of an advance under the DIP Term Facility.

“Spanish Treaty State” means a jurisdiction having a double taxation agreement with Spain (a “Spanish Treaty”) which makes provision for full exemption from tax imposed by Spain on interest.

“Specified Ad Hoc Group Advisors” means, individually or collectively, as the context may require, (a) Davis Polk & Wardwell LLP and (b) Houlihan Lokey, Inc.

“Subsidiary” of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries or (b) any partnership, limited liability company, unlimited liability company, association, joint venture or other business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” means a Subsidiary of the Company.

“Supermajority Lenders” means Lenders whose Aggregate Outstandings and Aggregate Commitments (without duplication) exceed 66 2/3% of the Aggregate Outstandings and Aggregate Commitments (without duplication) of all Lenders.

“Superpriority Claims” means superpriority administrative expense claim status in the Chapter 11 Cases having a priority over all administrative expenses and any claims of any kind or nature whatsoever, specified in or ordered pursuant to sections 105, 326, 327, 328, 330, 331, 361, 362, 363, 364, 365, 503, 506, 507(a), 507(b), 546, 552, 726, 1113 or 1114 or any other provisions of the Bankruptcy Code.

“Superpriority Term Loan Facility” means that certain credit agreement, dated as of December 29, 2022, among the Company, Diebold Nixdorf Holding Germany GmbH, as the borrower, the Superpriority Term Loan Facility Administrative Agent, the Superpriority Term Loan Facility Collateral Agent, and the lenders parties thereto from time to time, as amended by that certain First Amendment and Waiver, dated as of May 30, 2023, among the Company, Diebold Nixdorf Holding Germany GmbH, as the borrower, certain affiliates of the Company party thereto, the Superpriority Term Loan Facility Administrative Agent, the Superpriority Term Loan Facility Collateral Agent, and the lenders parties thereto and as further amended and as the same may be further amended, restated, modified or refinanced in whole or in part from time to time.

“Superpriority Term Loan Facility Administrative Agent” means GLAS USA LLC, in its capacity as the administrative agent under the Superpriority Term Loan Facility, or any successor representative acting in such capacity.

“Superpriority Term Loan Facility Collateral Agent” means GLAS Americas LLC, in its capacity as the collateral agent under the Superpriority Term Loan Facility, or any successor representative acting in such capacity.

“Superpriority Term Loan Facility Refinancing” means the repayment in full of all outstanding obligations (including, for the avoidance of doubt, the Make Whole Amount, as defined in the Superpriority Term Loan Facility) under the Superpriority Term Loan Facility and the termination of all commitments thereunder, including all Superpriority Term Loan Claims (as defined in the RSA).

Exhibit 10.8
“Superpriority Term Loans” means the loans made to Diebold Nixdorf Holding Germany GmbH pursuant to the Superpriority Term Loan Facility.

“Supported QFC” has the meaning assigned to it in Section 17.2.

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement.

“Swedish Loan Party” means any Loan Party incorporated or otherwise organized under the laws of Sweden.

“Syndication” has the meaning assigned to such term in Section 2.21.

“Taxes” means any present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Advance, refers to whether such Loan, or the Loans comprising such Advance, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Rate” means, for any day, a rate per annum equal to the sum of (a) the Applicable Margin plus (b) the Adjusted Term SOFR Rate.

“Term Lender” means a Lender with a Commitment or an outstanding Term Loan.

“Term Loan” or “Loan” means any Tranche B-1 Term Loan and/or any Tranche B-2 Term Loan, as the context requires.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Advance and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., New York time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Advance denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm

Exhibit 10.8
(New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Termination Date” means the earliest of (a) the Scheduled Maturity Date, (b) the consummation (as defined in 11 U.S.C. § 1101(2)) of any plan of reorganization under the Chapter 11 Cases, including pursuant to a Chapter 11 Plan that has been confirmed by the Confirmation Order, and (c) the date of acceleration of the Term Loans and the termination of unused Commitments with respect to the DIP Term Facility in accordance with the terms of this Agreement.

“Total Assets” means the total assets of the Company and its Subsidiaries, determined in accordance with GAAP.

“Tranche B-1 Commitment Schedule” means the Schedule attached hereto as Schedule 1.1(a).

“Tranche B-1 Commitments” means the amount in Dollars set opposite each Lender’s name under the heading “Tranche B-1 Commitments” in Schedule 1.1(a) or in an Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed or reduced from time to time pursuant to the terms hereof. The aggregate amount of the Tranche B-1 Commitments on the Closing Date is $757,737,982.77.

“Tranche B-1 Term Loans” means the loans made (or deemed made) by the Fronting Lender to the Company pursuant to Section 2.1(a).

“Tranche B-2 Commitment Schedule” means the Schedule attached hereto as Schedule 1.1(b).

“Tranche B-2 Commitments” means the amount in Dollars set opposite each Lender’s name under the heading “Tranche B-2 Commitments” in Schedule 1.1(b) or in an Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed or reduced from time to time pursuant to the terms hereof. The aggregate amount of the Tranche B-2 Commitments on the Closing Date is $492,262,017.23.

“Tranche B-2 Term Loans” means the loans made (or deemed made) by the Fronting Lender to the Company pursuant to Section 2.1(b).

“Transaction Costs” means fees and expenses and other transaction costs payable or otherwise borne by the Company and its respective Subsidiaries in connection with the Transactions.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the making of the Term Loans hereunder, (b) the Closing Date Refinancing and (c) the payment of the Transaction Costs.

“Transferee” is defined in Section 13.2.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or Term Benchmark Advance.

Exhibit 10.8

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Updated Budget” has the meaning assigned to such term in Section 6.1(x).

“Updated Budget Deadline” has the meaning assigned to such term in Section 6.1(x).

“Upfront Premium” has the meaning assigned to such term in Section 2.5.3.

“U.S. Debtor” means any Debtor that is a U.S. Person, which, for the avoidance of doubt, excludes any Canadian Debtor.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 17.2.

“U.S. Tax Certificate” has the meaning assigned to such term in Section 3.4(f)(ii)(D).

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or similar persons thereof.

“Wholly Owned Subsidiary” of a Person means any other Person of which 100% of the outstanding Capital Stock of which (other than directors’ qualifying shares required by law) shall at the time be owned or controlled, directly or indirectly, by such Person and/or one or more Affiliates of such Person. “Wholly Owned Domestic Subsidiary” has the correlative meaning with respect to the such type of Subsidiary.

“Wincor Nixdorf Defined Benefit Pension Scheme” means the defined benefit pension scheme established pursuant to a definitive deed dated 1 December 2000 between Diebold Nixdorf (UK) Limited and Richard Mosely Bearpark.

Exhibit 10.8

“Withholding Agent” means, as applicable, any Loan Party or the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2.    Rules of Construction. All terms defined in Section 1.1 shall include both the singular and the plural forms thereof and shall be construed accordingly. Use of the terms “herein”, “hereof”, and “hereunder” shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears. References to “Sections” and “subsections” shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.
1.3.    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP without giving effect to such change in GAAP or in the application thereof that is the subject of such notice until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein, without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Financial Accounting Standards Board Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding any changes in GAAP after December 31, 2018, any lease of the Company or its Subsidiaries that would be characterized as an operating lease under GAAP in effect on December 31, 2018, whether such lease is entered into before or after December 31, 2018, shall not constitute Indebtedness or a Finance Lease Obligation of the Company or any Subsidiary under this Agreement or any other Loan Document as a result of such changes in GAAP.

1.4.    Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.20(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with

Exhibit 10.8
respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Company. The Administrative Agent (acting at the direction of the Required Lenders) may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Company, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.5.    Foreign Currency Calculations.

(a)    For purposes of determining the Dollar Equivalent Amount of any amount not denominated in Dollars (other than amounts referred to in clause (b) below), the Administrative Agent (acting at the direction of the Required Lenders) shall determine the Exchange Rate as of the applicable date of determination with respect to each applicable foreign currency and shall apply such Exchange Rates to determine such Dollar Equivalent Amount.

(b)    For purposes of any determination under Section 6.15, 6.16, 6.18, 7.5, 7.9 or 7.10, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than U.S. Dollars shall be translated into the Dollar Equivalent Amount at the Exchange Rate in effect on the date of such determination; provided that no Default shall arise as a result of any limitation set forth in U.S. Dollars in Section 6.15, 6.16 or 6.18 being exceeded solely as a result of changes in the Exchange Rate from those rates applicable at the time or times Investments, Indebtedness or Liens were initially consummated in reliance on the exceptions under such Sections.

1.6.    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

1.7.    Polish Terms. In this Agreement reference to:

“Polish Act on Registered Pledges” means the Polish Act on Registered Pledges and the Pledge Register dated 6 December 1996, as amended.

“Polish Bankruptcy Law” means the Polish Bankruptcy Law dated 28 February 2003, as amended.

“Polish Civil Code” means the Polish Civil Code dated 23 April 1964, as amended.

“Polish Civil Procedure Code” means the Polish Civil Procedure Code dated 17 November 1964, as amended.

Exhibit 10.8
“Polish Commercial Companies Code” means the Polish Commercial Companies Code dated 15 September 2000, as amended.

“Polish Restructuring Law” means the Polish Restructuring Law dated 15 May 2015, as amended.

In this Agreement, where it relates to a Polish Loan Party, a reference to:

(a) an “agent” includes an attorney (pełnomocnik), delivery agent (pełnomocnik do doręczeń), pledge administrator (administrator zastawu), mortgage administrator (administrator hipoteki) and mandatory (zleceniobiorca) of a person;

(b) a “composition”, “compromise”, “assignment”, “reorganisation” includes a układ concluded or approved during insolvency proceedings under Polish Bankruptcy Law or restructuring proceedings (postępowanie restrukturyzacyjne) under Polish Restructuring Law. This also includes a partial composition (układ częściowy);

(c) “receiver” or “administrator” includes a tymczasowy nadzorca sądowy, tymczasowy zarządca, nadzorca, nadzorca sądowy, nadzorca układu, syndyk, zarządca or zarządca przymusowy, as defined in Polish Bankruptcy Law or Polish Restructuring Law. This also includes zarządca appointed under the Act on Registered Pledges or the Polish Civil Procedure Code and a kurator sądowy appointed under the Polish Civil Code;

(d) a “dissolution” includes a rozwiązanie spółki in accordance with the Polish Commercial Companies Code;

(e) a “liquidator” includes a likwidator appointed under the Polish Commercial Companies Code;

(f) a “moratorium” includes a odroczenie spłaty zobowiązań pieniężnych;

(g) a “security” or “security interest” means any mortgage (hipoteka), pledge (zastaw), registered pledge (zastaw rejestrowy), financial pledge (zastaw finansowy), security assignment (przelew praw na zabezpieczenie), security transfer of title (przewłaszczenie na zabezpieczenie), retention right (prawo zatrzymania), right to reclaim sold goods (zastrzeżenie własności rzeczy sprzedanej);

(h) a “winding up” includes a declaration of bankruptcy.

1.8.    Dutch Terms. As used in this Agreement, where it relates to a Dutch Loan Party, a reference to: (i) organizational documents means the deed of incorporation (akte van oprichting), articles of association (statuten) and an extract of the Dutch Chamber of Commerce (Kamer van Koophandel), (ii) a necessary corporate or other organizational action where applicable includes without limitation: (A) any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and (B) obtaining a positive or neutral advice, which, if conditional, contains conditions which in the opinion of the Administrative Agent are acceptable and can reasonably be expected to be satisfied by the relevant Dutch Loan Party without breaching the terms of any Loan Document, from the competent works council(s); (iii) any Lien and any security interest includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any right in rem (zakelijk recht) created for the purpose of granting security (goederenrechtelijk zekerheidsrecht); (iv) a bankruptcy, insolvency, liquidation, winding up, or dissolution (and any of those terms) includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden); (v) a moratorium includes (voorlopige) surseance van betaling and granted a moratorium includes (voorlopige) surseance verleend; (vi) a trustee, includes a curator and a liquidator includes a curator; (vii) an administrator includes a bewindvoerder, a

Exhibit 10.8
beoogd bewinvoerder, a herstructureringsdeskundige or an observator, (viii) a receiver or an administrative receiver does not include a curator or bewindvoerder; (ix) any “procedure or step” taken in connection with insolvency proceedings includes a Dutch Loan Party having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) (x) an attachment includes a beslag, (xi) a director includes a managing director (bestuurder) and board of directors includes a managing board (bestuur), and (xii) a reorganization includes statutory proceedings for the restructuring of debt (akkoordprocedure) under the Dutch Bankruptcy Act (Faillissementswet), (xiii) a director includes a managing director (bestuurder) and board of directors includes a managing board (bestuur) and (xiv) a “subsidiary” includes a dochtermaatschappij as defined in Article 2:24a of the Dutch Civil Code (Burgerlijk Wetboek). Where “the Netherlands” or “Dutch” is referred to it refers only to the European part of the Kingdom of the Netherlands and its laws respectively.

1.9.    Italian Terms.

In this Agreement reference to (in the case of paragraph (a) or (b) below, in relation to (or to the obligation of) any Italian Guarantor):

(a)     a “winding-up”, “bankruptcy”, “insolvency”, “administration” or “dissolution” includes, without limitation, any liquidazione, procedura concorsuale (liquidazione giudiziale, composizione negoziata per la soluzione della crisi di impresa, concordato preventivo, piano attestato di risanamento, liquidazione coatta amministrativa, amministrazione straordinaria o ristrutturazione industriale delle grandi imprese in stato d’insolvenza), accordi di ristrutturazione, cessione dei beni ai creditori or any other similar proceedings;

(b)     an “insolvency proceeding” means any insolvency proceeding and/or crisis regulation instrument governed by the Italian Corporate Crisis and Insolvency Code (including, but not limited to, the negotiated composition with creditors, the simplified composition with creditors, the certified reorganization plan, the debt restructuring agreement, simplified debt restructuring agreement, extended-effect debt restructuring agreement, moratorium agreement, restructuring plan subject to homologation, composition with creditors, pre-composition with creditors, judicial liquidation, composition with creditors in judicial liquidation procedure and forced administrative liquidation), the extraordinary administration, the extraordinary administration of large companies in difficulty or in insolvency, the transfer of the assets for the benefit of creditors under Article 1977 of the Italian Civil Code, and any other procedure pursuant to the Italian Legislative Decree No. 170/2004, as well as any procedure and/or crisis regulation instrument provided by foreign regulations and having similar purposes and/or effects to the insolvency proceedings and crisis regulation instruments as from time to time provided under Italian Law.

(c)     a “receiver”, an “administrative receiver”, an “administrator” or the like includes, without limitation, a curatore, commissario giudiziale, commissario straordinario, commissario liquidatore, a liquidatore or any other person performing the same function of each of the foregoing;

(d)     a “step” or “procedure” taken in connection with insolvency proceedings in respect of any person includes, without limitation, that person formally making a proposal to assign its assets pursuant to Article 1977 of the Italian Civil Code (cessione dei beni ai creditori), implementing a piano attestato di risanamento pursuant to Article 56 of the Italian Corporate Crisis and Insolvency Code, entering into an accordo di ristrutturazione con intermediari finanziari pursuant to Articles 61 of the Italian Corporate Crisis and Insolvency Code, filing a petition for a concordato preventivo or entering into a similar arrangement for a substantial part of its creditors;

Exhibit 10.8

(e)     a “lease” includes, without limitations, a contratto di locazione, an affitto d’azienda and an affitto di ramo d’azienda; and

(f)     a “matured obligation” includes, without limitation, any credito liquido ed esigibile and credito scaduto;

(g)     a “security interest” includes, without limitation, any pegno, ipoteca, privilegio speciale (including the privilegio speciale created pursuant to Article 46 of the Italian Banking Law), cessione del credito in garanzia, any other garanzia reale or garanzia a prima domanda and any other garanzia personale or other transactions having the same effect as each of the foregoing;

(h)     a reference to “financial assistance” means unlawful financial assistance within the meaning of Articles 2358 and/or 2474 of the Italian Civil Code as applicable; and

(i) an “attachment” includes a pignoramento.

1.10.    Belgian Terms.

Without prejudice to the generality of any provision of the Loan Documents, in each Loan Document where it relates to a Belgian entity, a reference to:

(a) a “liquidator”, “receiver”, “administrator” or similar officer includes any insolventiefunctionaris/praticien de l’insolvabilité, curator/curateur, vereffenaar/liquidateur, voorlopig bewindvoerder/administrateur provisoire, ondernemingsbemiddelaar/médiateur d’entreprise, as applicable, and sekwester/séquestre;

(b) a “Security” includes any mortgage (hypotheek/hypothèque), pledge (pand/nantissement), any mandate to grant a mortgage, a pledge or any other real security (mandaat/mandat), privilege (voorrecht/privilège), reservation of title arrangement (eigendomsvoorbehoud/droit de rétention), any real security (zakelijke zekerheid/sûreté réelle) and any transfer by way of security (overdracht ten titel van zekerheid/transfert à titre de garantie);

(c) a person being “unable to pay its debts” is that person being in a state of cessation of payments (staking van betaling/cessation de paiements);

(d) a “moratorium”, “composition”, “assignment” or similar arrangement includes a minnelijk akkoord met schuldeisers/accord amiable avec des créanciers or gerechtelijke reorganisatie/réorganisation judiciaire, as applicable;

(e) an “insolvency” includes any insolventieprocedure/procédure d’insolvabilité, faillissement/faillite, gerechtelijke reorganisatie/réorganisation judiciaire and any other concurrence between creditors (samenloop van schuldeisers/concours des créanciers);

(f) “winding up”, “bankruptcy”, “insolvency”, “administration”, “liquidation” or “dissolution” includes any vereffening/liquidation, ontbinding/dissolution, faillissement/faillite and sluiting van een onderneming/ fermeture d’une enterprise;

(g) an “attachment” or analogous events includes any uitvoerend beslag/saisie exécutoire and bewarend beslag/saisie conservatoire;

Exhibit 10.8
(h) a “merger” includes a overdracht van algemeenheid/transfert d’universalité, overdracht van bedrijfstak/transfert de branche d’activité, splitsing/scission and fusie/fusion and assimilated transaction in accordance with Articles 12:7 and 12:8, as the case may be (gelijkgestelde verrichting/opération assimilée) of the Belgian Code of Companies and Associations;

(i) the “Belgian Code of Companies and Associations” means the Belgian Wetboek van vennootschappen en verenigingen/Code des sociétés et des associations dated 23 March 2019, as amended from time to time;

(j) a “Belgian Guarantor” means a Guarantor incorporated in Belgium.

(k) “organizational documents” means the oprichtingsakte/acte constitutif, gecoördineerde statuten/statuts and uittreksel van de Kruispuntbank van Ondernemingen/extrait de la Banque-Carrefour des Entreprises;

(l) a “subsidiary” shall be deemed to include a dochtervennootschap/filiale as defined in Article 1:15 of the Belgian Code of Companies and Associations;

(m) a “successor” means an algemene rechtsopvolger/successeur universel; and

(n) a Guarantor being “incorporated in Belgium” or “of which its jurisdiction of incorporation is Belgium”, means that such Guarantor has its statutory seat in Belgium.

1.11.    Spanish Terms. Unless a contrary indication appears, a reference in this Agreement to: (i) a liquidator, a trustee in bankruptcy, a judicial custodian, a compulsory manager, a receiver, an administrative receiver and an administrator shall be construed, to the extent Spanish law is the applicable law as including administrador concursal, liquidador, administrador judicial, or any other person performing the same function as each of the foregoing; (ii) the winding up or dissolution or insolvency of a company or corporation shall be construed so as to include any equivalent or analogous proceedings under the law of the jurisdiction in which such company is incorporated or any jurisdiction in which such company or corporation carries on business including the seeking of liquidation, winding up, reorganisation, bankruptcy, moratorium of payments, division, statutory merger, dissolution, administration, arrangement, adjustment, protection or relief of debtors, in relation to any Spanish company, without limitation, concurso necesario, concurso voluntario, insolvencia, disolución, liquidación; and (iii) “financial assistance” means (a) in respect to a Spanish Loan Party incorporated as a sociedad anónima, financial assistance under article 150 of the Spanish Companies Act or in any other legal provision that may substitute such article 150 or be applicable to any Spanish Loan Party in respect of such financial assistance; and (b) in respect to a Spanish Loan Party incorporated as a sociedad de responsabilidad limitada, financial assistance under article 143 of the Spanish Companies Act or in any other legal provision that may substitute such article 143 or be applicable to any Spanish Loan Party in respect of such financial assistance.

1.12.    Swedish Terms. Notwithstanding and overriding any other provision of this Agreement and any other Loan Document and/or any exhibit or schedule thereto:

(a) any obligation for any entity incorporated in Sweden to act as trustee shall be an obligation to act as agent and the obligation to hold assets on trust shall be an obligation not to hold such assets on trust but to hold such assets as agent;

(b) for the avoidance of doubt, any transfer by novation and/or assignment, shall, as regards security created by or pursuant to a Security Document by a Swedish Loan Party, assign a proportionate part of the security interests granted under that Security Document, together with a proportional part of the security interest in that Security Document;

Exhibit 10.8

(c) any security granted under a Security Document by a Swedish Loan Party will be granted to the secured parties represented by the Collateral Agent;

(d) a “compromise” or “composition” with any creditor includes (a) any write-down of debt or other debt rescheduling following from any procedure of ‘företagsrekonstruktion’ under the Swedish company reorganisation act (Sw. Lag om företagsrekonstruktion (2022:964)) (the “Swedish Company Reorganisation Act”), or (b) any write-down of debt in bankruptcy (Sw. ackord i konkurs) under the Swedish bankruptcy act (Sw. Konkurslag (1987:672)) (the “Swedish Bankruptcy Act”);

(e) a “receiver”, “trustee” or “liquidator” includes (a) ‘rekonstruktör’ under the Swedish Company Reorganisation Act, (b) ‘konkursförvaltare’ under the Swedish Bankruptcy Act, or (c) ‘likvidator’ under the Swedish Companies Act;

(f) a “merger”, “consolidation” or “amalgamation” includes any ‘fusion’ implemented in accordance with Chapter 23 of the Swedish Companies Act and a “demerger” includes any ‘delning’ implemented in accordance with Chapter 24 of the Swedish Companies Act;

(g) a “winding-up”, “liquidation” or “dissolution” includes ‘frivillig likvidation’ or ‘tvångslikvidation’ under Chapter 25 of the Swedish Companies Act, a “bankruptcy” includes a ‘konkurs’ under the Swedish Bankruptcy Act and a “reorganisation” includes a ‘företagsrekonstruktion’ under the Swedish Company Reorganisation Act;

(h) “gross negligence” means ‘grov vårdslöshet’ under Swedish law;

(i) a “guarantee” includes any ‘garanti’ under Swedish law which is independent from the debt of any other person to which it relates and any ‘borgen’ under Swedish law which is accessory to or dependent on the debt of any other person to which it relates;

(j) an insolvency includes such entity being subject to ‘konkurs’ under the Swedish Bankruptcy Act, ‘företagsrekonstruktion’ under the Swedish Company Reorganisation Act or ‘tvångslikvidation’ under Chapter 25 of the Swedish Companies Act;

(k) in relation to this Agreement and any other Loan Document, any winding-up, insolvency, bankruptcy proceeding or similar arrangement involving an entity incorporated in Sweden (including but not limited to the Swedish Loan Parties) will always be subject to Swedish law and in particular to but not limited to the procedure set forth in the Swedish Bankruptcy Act, the Swedish Company Reorganisation Act and the Swedish Companies Act; and

(l) In relation to any Swedish Loan Party, its obligations and liabilities under this Agreement shall be limited, if (and only if) required by the mandatory provisions of the Swedish Companies Act (Sw. Aktiebolagslag (2005:551)) in force from time to time regulating unlawful distribution of assets and transfer of value (Sw. värdeöverföring) pursuant to Chapter 17, Sections 1 to 4 of the Swedish Companies Act and financial assistance and other prohibited loans, prohibited security and prohibited guarantees pursuant to Chapter 21, Sections 1 to 3 and 5, and it is understood that the obligations and liabilities of each Loan Party incorporated in Sweden under this Agreement only applies to the extent permitted by the above mentioned provisions of the Swedish Companies Act.

1.13.     Quebec Interpretative Provisions. For purposes of the interpretation or construction of this Agreement pursuant to the laws of the Province of Quebec, for purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Security Document) and for all other

Exhibit 10.8
purposes pursuant to which the interpretation or construction of any other Security Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, a “reservation of ownership”, “prior claim” and a “resolutory clause,” (f) all references to filing, registering or recording under the PPSA shall be deemed to include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary,” (k) “construction liens” shall be deemed to include “legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall be deemed to include “solidary” and “jointly and severally” shall be deemed to include “solidarily” (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “legal title” shall be deemed to include “holding title on behalf of an owner as mandatary or prête-nom”, (p) “easement” shall be deemed to include “servitude”, (q) “priority” shall be deemed to include “prior claim” or “rank”, as applicable, (r) “survey” shall be deemed to include “certificate of location and plan”, (s) “fee simple title” and “fee title” shall be deemed to include “right of ownership”, (t) “foreclosure” shall be deemed to include “the exercise of a hypothecary right”, (u) “leasehold interest” shall be deemed to include “valid rights resulting from a lease”, (v) “lease” for personal or movable property shall be deemed to include a “contract of leasing (crédit-bail)” and (x) “deposit account” shall include a “financial account” as defined in Article 2713.6 of the Civil Code of Quebec.

ARTICLE II

THE CREDITS
2.1    Commitments.

(a)    Tranche B-1 Term Loans. Subject to the terms and conditions set forth in Section 4.1 hereof and the Orders, the Fronting Lender agrees to make to the Company on the Closing Date, a loan in a single draw denominated in Dollars in an amount not to exceed the aggregate amount of the Tranche B-1 Commitment listed on Schedule 1.1(a).

(b)    Tranche B-2 Term Loans. Subject to the terms and conditions set forth in Section 4.1 hereof and the Orders, the Fronting Lender agrees to make to the Company on the Closing Date, a loan in a single draw denominated in Dollars in an amount not to exceed the aggregate amount of the Tranche B-2 Commitment listed on Schedule 1.1(b).

(c)    Amounts borrowed under this Section 2.1 and repaid or prepaid may not be reborrowed. In no event shall the Fronting Letter be required to make (i) Tranche B-1 Term Loans in excess of its Tranche B-1 Commitment or (ii) Tranche B-2 Term Loans in excess of its Tranche B-2 Commitment.

(d)    Term Loans may be Floating Rate Loans or Term Benchmark Loans, as further provided herein.

2.2.    Repayment of Loans; Evidence of Debt.

2.2.1.    [Reserved].

Exhibit 10.8
2.2.2    [Reserved].

2.2.3    Term Loans. To the extent not previously paid, all Term Loans shall be due and payable on the Termination Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

2.2.4    The Company hereby further agrees to pay to the Administrative Agent for the account of each Lender, interest on the unpaid principal amount of the Loans made to it from time to time outstanding until payment thereof in full at the rates per annum, and on the dates, set forth in Section 2.8.

2.2.5    The books and records of the Administrative Agent and of each Lender shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain any such books and records or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to the Company by such Lender in accordance with the terms of this Agreement.

2.2.6    The Company agrees that, upon the request to the Administrative Agent by any Lender from time to time and the subsequent request to the Company by the Administrative Agent, the Company will execute and deliver to such Lender promissory notes evidencing the Loans of any such requesting Lender, substantially in the form of Exhibit C attached hereto with appropriate insertions as to date and principal amount (each, a “Note”); provided that the delivery of such Notes shall not be a condition precedent to the Closing Date or any Advance.

2.3    Procedures for Borrowing Loans. To request a Loan under the DIP Term Facility (which such Loan shall only be required to be made on a Business Day), the Company shall give the Administrative Agent notice (which notice must be received by the Administrative Agent prior to 11:00 a.m., New York City time three U.S. Government Securities Business Days (or the same day if the requested Borrowing Date is the Closing Date) prior to the requested Borrowing Date if all or any part of the requested Loans are to be Term Benchmark Loans or two Business Day (or the same day if the requested Borrowing Date is the Closing Date) prior to the requested Borrowing Date if all or any part of the requested Loans are to be Floating Rate Loans) specifying in each case (each such notice, a “Borrowing Notice”) (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) [reserved], (iv) whether such Loan is a Floating Rate Loan or a Term Benchmark Loan and (v) if applicable, the length of the initial Interest Period therefor. Each Advance shall be in Dollars. Each such Advance shall be in a minimum amount of $5,000,000 units or a whole multiple of $1,000,000 in excess thereof or such other amounts as may be agreed upon between the Company and the Administrative Agent. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify the Fronting Lender with respect to such Advance. Not later than 1:00 p.m., New York City time, on the requested Borrowing Date, the Fronting Lender shall make an amount equal to its Pro Rata Share of the principal amount of such Loans requested to be made on such Borrowing Date available to the Company in immediately available or other same day funds.

2.4    Termination or Reduction. Following its making of the Tranche B-1 Term Loan on the Closing Date, the Tranche B-1 Commitment of the Fronting Lender shall terminate. Following its making of the Tranche B-2 Term Loan on the Closing Date, the Tranche B-2 Commitment of the Fronting Lender shall terminate.

2.5    Commitment and other Fees and Premiums. The Company agrees to pay (or cause to be paid) to the Administrative Agent such other fees and premiums as separately agreed to in writing by the Company and such Persons and/or their applicable Affiliates, including pursuant to the Agent Fee Letter.

Exhibit 10.8
2.5.1    In consideration of providing the Term Loans, the Commitments and the Exit Facility, each Term Lender will receive as a participation premium (the “Participation Premium”) its Pro Rata Share of 10.00% of the New Common Stock (subject only to dilution on account of the New Management Incentive Plan), which shall be fully earned on the Closing Date. The Participation Premium shall be allocated among the Term Lenders as set forth in Schedule 1.1(c) (as such schedule may be amended, modified or supplemented from time to time in accordance with Section 13.1).

2.5.2    In consideration of their commitments to provide the full amount of the DIP Term Facility and the Exit Facility pursuant to the RSA, the Backstop Lenders will receive as a backstop premium (the “Backstop Premium”) 13.50% in the aggregate of the New Common Stock (subject only to dilution on account of the New Management Incentive Plan), which shall be earned effective as of the date of the RSA, subject to the entry of the Interim Order. The Backstop Premium shall be allocated among the Backstop Lenders as set forth in Schedule 1.1(c) (as such schedule may be amended, modified or supplemented from time to time in accordance with Section 13.1).

2.5.3    In consideration of their commitments to fund the Term Loans on the Closing Date pursuant to the RSA and the Exit Term Loans, the Backstop Lenders will receive as an upfront premium (the “Upfront Premium”) 6.50% in the aggregate of the New Common Stock (subject only to dilution on account of the New Management Incentive Plan), which shall be earned effective as of the date of the RSA, subject to the entry of the Interim Order. The Upfront Premium shall be allocated among the Backstop Lenders as set forth in Schedule 1.1(c) (as such schedule may be amended, modified or supplemented from time to time in accordance with Section 13.1).

2.5.4    In consideration of their commitments to fund the Term Loans on the Closing Date pursuant to the RSA and the Exit Term Loans, the Backstop Lenders will receive as an additional premium (the “Additional Premium”) 7.00% in the aggregate of the New Common Stock (subject only to dilution on account of the New Management Incentive Plan), which shall be earned effective as of the date of the RSA, subject to the entry of the Interim Order. The Additional Premium shall be allocated among the Backstop Lenders as set forth in Schedule 1.1(c) (as such schedule may be amended, modified or supplemented from time to time in accordance with Section 13.1).

2.5.5    The DIP Premiums shall be due and payable to the Term Lenders or the Backstop Lenders (or any assignee of the right to receive such DIP Premiums permitted hereunder), as applicable, in the form of New Common Stock on the Plan Effective Date; provided that, if the Termination Date occurs (other than as a result of the consummation of a Chapter 11 Plan pursuant to clause (b) of the definition thereof if such Chapter 11 Plan has been confirmed by the Confirmation Order) or the Obligations are accelerated or all of the Obligations otherwise become due and payable prior to the Scheduled Maturity Date for any other reason, the DIP Premiums shall immediately become due and payable in cash at a value equal to the value of such DIP Premiums based upon the midpoint of equity value under the Chapter 11 Plan which shall, in any event, be deemed to be no less than $875,000,000 (the “Minimum Plan Equity Value Amount”).

2.5.6    The parties acknowledge and agree that for U.S. federal income tax purposes (x) the Backstop Premium, Upfront Premium and Additional Premium are intended to be treated as premium for an option to put the Term Loans and the Exit Term Loans to the Backstop Lenders and (y) the Participation Premium is intended to be treated as issued together with the Term Loans and the Exit Term Loans as part of an “investment unit” as described in Section 1273(c)(2) of the Code. Except as otherwise required pursuant to a “final determination” within the meaning of Section 1313(a) of the Code, each Loan Party shall treat, including for information reporting and withholding purposes, the Backstop Premium, Upfront Premium, Additional Premium and Participation Premium as described in clauses (x) and (y) of the preceding sentence and shall not take any position or action inconsistent with such treatment and/or characterization. Upon reasonable written request, the Company will make available to any Lender the following information: (1) the issue price and issue date of the Term Loans and Exit Term Loans, (2) the

Exhibit 10.8
amount of original issue discount on the Term Loans and Exit Term Loans and (3) the yield to maturity of the Term Loans and Exit Term Loans. To the extent the Participation Premium creates any original issue discount for U.S. federal income tax purposes, the parties acknowledge and agree that they intend to treat such original issue discount as accrued over the term of the Term Loans and the Exit Term Loans, subject to the occurrence of a “significant modification” as described in Section 1.1001-3(e) of the United States Treasury Regulations.

2.6.    Optional and Mandatory Principal Payments.

2.6.1    The Company may at any time and from time to time prepay Floating Rate Loans, in whole or in part upon at least three Business Days’ notice to the Administrative Agent, specifying the date and amount of prepayment; provided that such prepayment obligation may be conditioned on the occurrence of any subsequent event. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayment of Floating Rate Loans shall be in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof.

2.6.2    The Company may at any time and from time to time prepay (together with payment of any amount payable pursuant to Section 3.3) its Term Benchmark Loans in whole or in part, upon at least three Business Days’ notice to the Administrative Agent specifying the date and amount of prepayment; provided that such prepayment obligation may be conditioned on the occurrence of any subsequent event. Partial prepayments of Term Benchmark Loans shall be in a minimum aggregate principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, or such lesser principal amount as may equal the outstanding Term Benchmark Loans or such lesser amount as may be agreed to by the Administrative Agent.

2.6.3    [Reserved]

2.6.4    [Reserved].

2.6.5    Mandatory Prepayment of Term Loans. Subject to the Orders, the Term Loans shall be subject to the following mandatory prepayment provisions:

(a)    On and after the Closing Date, if any Indebtedness shall be issued or incurred by the Company or any Subsidiary (excluding any Indebtedness incurred in accordance with Section 6.18), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the prepayment of the Term Loans as set forth in Section 2.6.9.

(b)    No later than the fifth Business Day (or such later date agreed to by the Administrative Agent acting at the direction of the Required Lenders) following the receipt of Net Cash Proceeds in respect of any Asset Sale Prepayment Event or Recovery Event (or series of related Asset Sale Prepayment Events or Recovery Events) received with respect thereto, the Company shall apply an amount equal to 100% of such Net Cash Proceeds to prepay outstanding Term Loans as set forth in Section 2.6.9.

Prepayments from, and, without duplication, of amounts equal to, Net Cash Proceeds of any Asset Sale Prepayment Event or Recovery Event by a Foreign Subsidiary (to the extent otherwise required) will be limited to the extent (x) the repatriation of Foreign Subsidiaries’ funds to fund such prepayments is prohibited, restricted or delayed by applicable laws or (y) repatriation of Foreign Subsidiaries’ funds to fund such prepayment could reasonably be expected to result in material adverse tax consequences to the

Exhibit 10.8
Company and its Subsidiaries. All mandatory prepayments are subject to permissibility under (a) in the case of Foreign Subsidiaries, local law restrictions (such as restrictions relating to financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant Subsidiaries) and (b) with respect to non-Wholly Owned Subsidiaries, organizational document restrictions, to the extent not created in contemplation of such prepayments. The non-application of any such mandatory prepayment amounts in compliance with the foregoing provisions of this paragraph will not constitute an Unmatured Default or Default and such amounts shall be available for working capital purposes of the Company and its Subsidiaries. The Company will undertake to use commercially reasonable efforts to overcome or eliminate any such restrictions and/or minimize any such costs of prepayment (subject to the considerations above) to make the relevant payment. Notwithstanding the foregoing, any prepayments made after application of the above provisions shall be net of any costs, expenses or taxes incurred by the Company and its Subsidiaries or any of its Affiliates or equity partners and arising as a result of compliance with this paragraph.

2.6.6    Each prepayment pursuant to this Section 2.6 shall be accompanied by accrued and unpaid interest and premium, if any, on the amount prepaid to the date of prepayment and any amounts payable under Section 3.3 in connection with such payment. Each conversion (other than a conversion of a Floating Rate Loan to a Term Benchmark Loan) pursuant to Section 2.7 shall be accompanied by accrued and unpaid interest, if any, on the amount converted to the date of conversion and any amounts payable under Section 3.3 in connection with such conversion.

2.6.7    If two different Types of Loans of a particular Class are outstanding, the applicable prepayment pursuant to this Section 2.6 shall be applied first to prepay Floating Rate Loans and second to prepay Term Benchmark Loans then outstanding in such order as the Company may direct.

2.6.8    [Reserved].

2.6.9    All prepayments of the Term Loans and all reductions of Commitments shall be applied ratably among the outstanding Classes of Term Loans according to the respective outstanding principal amounts or Commitments thereof.

2.6.10    [Reserved].

2.6.11    Notwithstanding anything in this Section 2.6, any Term Lender may elect not to accept its pro rata portion of any amount prepaid under Section 2.6.5 pursuant to procedures reasonably satisfactory to the Administrative Agent, in which case such declined amounts shall be retained by the Company.

2.7.    Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Term Benchmark Advances. Each Term Benchmark Advance shall continue as a Term Benchmark Advance until the end of the then applicable Interest Period therefor, at which time such Term Benchmark Advance shall be automatically converted into a Floating Rate Advance, unless the Company shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Term Benchmark Advance continue as a Term Benchmark Advance for the same or another Interest Period. Subject to the terms hereof, the Company may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advance (subject to, in the case of conversion of any Term Benchmark Advance other than on the last day of the Interest Period applicable thereto, payment of any amounts payable under Section 3.3 in connection therewith). The Company shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of an Advance or continuation of a Term Benchmark Advance not later than 11:00 a.m. (New York City time) at

Exhibit 10.8
least one Business Day, in the case of a conversion into a Floating Rate Advance, or three U.S. Government Securities Business Days, in the case of a conversion into or continuation of a Term Benchmark Advance, prior to the date of the requested conversion or continuation, specifying:

(a)    the requested date, which shall be a Business Day, of such conversion or continuation,

(b)    the aggregate amount and Type of the Advance which is to be converted or continued, and

(c)    the amounts and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Term Benchmark Advance, the duration of the Interest Period applicable thereto.

2.8.    Interest Rates, Interest Payment Dates; Interest and Fee Basis.

(a)    Each Floating Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made or is converted from a Term Benchmark Loan into a Floating Rate Loan pursuant to Section 2.7 to but excluding the date it becomes due or is converted into a Term Benchmark Loan pursuant to Section 2.7 hereof, at a rate per annum equal to the Floating Rate for such day. Each Term Benchmark Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Term Benchmark Rate determined for such Interest Period.

(b)    Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the Closing Date and at maturity. Interest accrued on each Term Benchmark Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Term Benchmark Advance is repaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Term Benchmark Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.

(c)    Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (local time) at the place of payment. If any payment of principal of or interest or fee on an Advance shall become due on a day which is not a Business Day, except as otherwise provided in the definition of Interest Period, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

(d)    All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period such interest or fee is payable over a year comprised of 360 days or, in the case of Floating Rate Loans based on the Prime Rate, 365/366 days.

(e)    Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Term Benchmark Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Term Benchmark Advance.

(f)    For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of 360 days or any other period of time less than a calendar year) are equivalent are the rates so determined

Exhibit 10.8
multiplied by the actual number of days in the applicable calendar year and divided by 360 or such other period of time, respectively.

(g)    If any provision of this Agreement or other Loan Document would oblige any Canadian Loan Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Lender of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Lender of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), by reducing the amount or rate of interest, and, thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to the affected Lender which would constitute interest for purposes of section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Lender shall have received an amount in excess of the maximum permitted by section 347 of the Criminal Code (Canada), the applicable Canadian Loan Party shall be entitled to obtain reimbursement from such Lender in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Lender to such Canadian Loan Party.

2.9.    Rates Applicable After     Default. Notwithstanding anything to the contrary contained in this Agreement, during the continuance of a Default the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued (after the expiration of the then current Interest Period) as a Term Benchmark Advance. Upon and during the continuance of any Default under Section 7.2 with respect to principal, interest or fees, the Required Lenders may, at their option, by notice to the Company (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders as to changes and interest rates) declare that (i) each Term Benchmark Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, and (ii) each Floating Rate Advance and any other amount due under this Agreement shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to Floating Rate Loans plus 2% per annum, provided that, upon and during the continuance of any acceleration for any reason of any of the Obligations, the interest rate set forth in clauses (i) and (ii) shall be applicable to all Advances without any election or action on the part of the Administrative Agent or any Lender.

2.10.    Pro Rata Payment, Method of Payment; Proceeds of Collateral.

(a)    Each borrowing of a Class of Loans from the Lenders thereunder shall be made pro rata according to the Pro Rata Shares of the applicable Lenders of such Class in effect on the date of such borrowing. Except as otherwise provided in this Agreement, each payment on account of any premium shall be allocated by the Administrative Agent among the Lenders in accordance with their respective Pro Rata Shares. Except as otherwise provided in this Agreement, each payment (including each prepayment) by the Company hereunder on account of principal, interest, commitment or ticking fees on its Loans shall be allocated by the Administrative Agent pro rata to the Lenders according to their respective outstanding Pro Rata Shares. All payments (including prepayments) to be made by the Company hereunder, whether on account of principal, interest, fees or otherwise, shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent for the account of the Lenders at the applicable payment office of the Administrative Agent for such payment specified from time to time in writing by the Administrative Agent to the Company by 1:00 P.M. (local time) on the date when due. Each

Exhibit 10.8
payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds received by the Administrative Agent. All payments hereunder shall be in Dollars.

(b)    Application of Proceeds of Collateral and Guaranty. Subject to the Orders, all amounts received under any Guaranty and all proceeds received by the Administrative Agent and/or Collateral Agent from the sale or other liquidation of the Collateral when a Default exists shall first be applied as payment of the accrued and unpaid fees of the Administrative Agent and/or Collateral Agent hereunder and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys’ fees and expenses in accordance with Section 10.6) owing to (a) the Administrative Agent in its capacity as Administrative Agent and (b) the Collateral Agent in its capacity as Collateral Agent, and then any remaining amount of such proceeds shall be distributed as follows:

(i)    first, to the Secured Parties (other than Defaulting Lenders), pro rata in accordance with the respective unpaid amounts of Obligations then owing, until all the Obligations then owing have been paid and satisfied in full in cash;

(ii)    second, to the Defaulting Lenders, pro rata in accordance with the respective unpaid amounts of Obligations then owing, until all the Obligations then owing have been paid and satisfied in full in cash;

(ii)    third, to the payment in full in cash of all other Obligations (other than contingent indemnity or reimbursement obligations for which no claim has been asserted);

(iii)    fourth, to the Person entitled thereto as directed by the Company or as otherwise determined by applicable law or applicable court order.

(c)    Noncash Proceeds. Notwithstanding anything contained herein to the contrary, subject to the Orders, if the Collateral Agent shall ever acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Obligations or if any proceeds of Collateral received by the Collateral Agent to be distributed and shared pursuant to this Section 2.10 are in a form other than immediately available funds, the Collateral Agent shall not be required to remit any share thereof under the terms hereof and the Secured Parties shall only be entitled to their undivided interests in the Collateral or noncash proceeds as determined by paragraph (b) of this Section 2.10. The Secured Parties shall receive the applicable portions (in accordance with the foregoing paragraph (b)) of any immediately available funds consisting of proceeds from such Collateral or proceeds of such noncash proceeds so acquired only if and when received by the Collateral Agent in connection with the subsequent disposition thereof. While any Collateral or other property to be shared pursuant to this Section 2.10 is held by the Collateral Agent pursuant to this paragraph (c), the Collateral Agent shall hold such Collateral or other property for the benefit of the Secured Parties and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by the agreement of the Required Lenders.

(d)    Return of Proceeds. If at any time payment, in whole or in part, of any amount distributed by the Administrative Agent or the Collateral Agent hereunder is rescinded or must otherwise be restored or returned by the Administrative Agent or the Collateral Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency, or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Administrative Agent or the Collateral Agent (as applicable).

Exhibit 10.8
(e)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, such funds shall be applied consistent with Section 2.10(b).

2.11.    Telephonic Notices. The Company hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Person or Persons the Administrative Agent or any Lender reasonably and in good faith believes to be an Authorized Officer. The Company agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

2.12.    Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Term Benchmark Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.13.    Lending Installations. Each Lender may, subject to Section 3.5, make and book its Loans at any Lending Installation(s) selected by such Lender and may change its Lending Installation(s) from time to time. All terms of this Agreement shall apply to any such Lending Installation(s) and the Notes, if any, shall be deemed held by each Lender for the benefit of such Lending Installation(s). Each Lender may, by written or telex notice to the Administrative Agent and the Company, designate one or more Lending Installations which are to make and book Loans and for whose account Loan payments are to be made.

2.14.    Non-Receipt of Funds by the Administrative Agent. Unless the Company or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Company, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Company, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest and premium, if any, thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for the first five days and the interest rate applicable to the relevant Loan for each day thereafter or (ii) in the case of payment by the Company, the interest rate applicable to the relevant Loan.

2.15.    Italian Usury Law.

(a) The rate of interest applicable to each Loan guaranteed by an Italian obligor under this Agreement (including the relevant component of any applicable fee and expense) determined as of the date of execution of this Agreement is considered in good faith by each of the parties to be in compliance with Law No. 108 of 7 March 1996 as amended (the “Italian Usury Law”); and

(b) In any event, if, pursuant to a change in law or in the official interpretation of Italian Usury Law, the rate of interest applicable to a Loan guaranteed by an Italian obligor or the default rate of

Exhibit 10.8
interest (if due at such time from an Italian obligor) at any time is deemed to exceed the maximum rate permitted by Italian Usury Law, then the obligations of the Italian obligor, as guarantor and payor of the relevant interest rate or default rate, shall immediately be reduced to the maximum admissible interest rate pursuant to such legislation, for the period during which it is not.

2.16.     [Reserved].

2.17.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    the Commitments and Aggregate Outstandings of such Defaulting Lender shall not be included in determining whether all Lenders, all affected Lenders or Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 8.2), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders (other than as a result of such Defaulting Lender having a greater or lesser Aggregate Outstandings or Commitments) or which increases the amount of any Commitment of such Defaulting Lender, forgives any principal amount of any Loans owing to such Defaulting Lender or any interest (other than default interest) or fees owing to such Defaulting Lender previously accrued at the time of such forgiveness or extends the termination date of such Commitment or extends the final maturity beyond the then maturity date of any Loan with respect to such Defaulting Lender shall require the consent of such Defaulting Lender; and

(b)    any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.17 but excluding Section 3.5) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable Requirements Of Law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iii) third, if so determined by the Administrative Agent and the Company, held in such account as cash collateral for future obligations of the Defaulting Lender under this Agreement, (iv) fourth, pro rata, to the payment of any amounts owing to the Company or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Company or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a prepayment of the principal amount of any Loans, such payment shall be applied solely to prepay the Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans any Defaulting Lender.

In the event that the Administrative Agent and the Company each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, such Lender shall cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.18.    [Reserved].

Exhibit 10.8

2.19.    [Reserved].

2.20.    Alternate Rate of Interest.

(a)    Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.20, if:

(ii)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Advance, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period; or

(ii)    the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Advance, the Adjusted Term SOFR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Term Loans (or its Term Loan) included in such Advance for the applicable Agreed Currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Conversion/Continuation Notice in accordance with the terms of Section 2.7, for Loans denominated in Dollars, any Conversion/Continuation Notice that requests the conversion of any Advance to, or continuation of any Advance as, a Term Benchmark Advance in Dollars shall instead be deemed to be a Conversion/Continuation Notice for a Floating Rate Advance; provided that if the circumstances giving rise to such notice affect only one Type of Advance, then all other Types of Advance shall be permitted. Furthermore, if any Term Benchmark Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of the notice from the Administrative Agent referred to in this Section 2.20(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until (x) the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Company delivers a new Conversion/Continuation Notice in accordance with the terms of Section 2.7, , any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, a Floating Rate Loan on such day.

(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all

Exhibit 10.8
purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)    [Reserved].

(d)    The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) [reserved], (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.20.

(e)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent (acting at the direction of the Required Lenders) or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)    Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for a conversion to or continuation of Term Benchmark Loans during any Benchmark Unavailability Period and, failing that, either the Company will be deemed to have converted any request for a continuation of a Term Benchmark Advance denominated in Dollars into a request for a conversion to a Floating Rate Advance. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan in any Agreed Currency is outstanding on the date of the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.20, , any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, a Floating Rate Loan on such day.

Exhibit 10.8

2.21.    Syndication. Following the Closing Date, the Company shall use commercially reasonable efforts to assist the Backstop Lenders in connection with the primary syndication process (the “Syndication”) for the assignment of a proportionate share of the Term Loans and Commitments in accordance with the RSA.

2.22.    Priority and Liens. The relative priorities of the Liens described in Section 6.38 and the Loan Documents with respect to the Collateral of the U.S. Debtors shall be as set forth in the Interim Order (and, when entered, the Final Order) and, with respect to the Foreign Credit Parties, if applicable, the Intercreditor Agreement. All of the Liens of the U.S. Debtors described in Section 6.38 shall be effective and perfected upon entry of the Interim Order (and, when entered, the Final Order) without the necessity of the execution or recordation of filings by any Loan Party of security agreements, mortgages, control agreements, pledge agreements, financing statements or other similar documents, or the possession or control by the Administrative Agent or the Collateral Agent of, or over, any Collateral, as set forth in the Interim Order and, when entered, the Final Order; provided that for the avoidance of doubt, each such Lien shall be subject to the Carve-Out in all respects.

2.23.    Exit Facility Refinancing; Conversion Date Transactions. Subject to the last sentence of this paragraph, upon the satisfaction, or waiver by the Required Lenders, of each of the conditions set forth in Exhibit G (the date of such satisfaction or waiver, the “Conversion Date”), automatically and without any further consent or action required by the Administrative Agent, the Collateral Agent, any Lender, or any other Secured Party, (i) the Company and each other Debtor that is a Domestic Subsidiary (other than Impexa) shall be deemed to have assumed all obligations in respect of the Term Loans hereunder and all other monetary obligations in respect hereof, (ii) each Term Loan hereunder shall be continued as a term loan under the Exit Facility with the Company as the sole borrower thereto, (iii) each Lender hereunder on the Conversion Date shall be a lender under the Exit Facility, (iv) this Agreement shall terminate and be superseded and replaced and amended and restated in its entirety by the Exit Facility Credit Agreement and (v) each of the Foreign Guaranty and the Foreign Security Agreement, together with all guarantees, security interests and Liens provided thereunder by any Foreign Credit Party and filings or recordations made in respect thereof, shall be released. Notwithstanding the foregoing, all obligations of the Company and the other Loan Parties to the Agents and the Lenders under this Agreement and any other Loan Document which are expressly stated in this Agreement or such other Loan Document as surviving such agreement’s termination shall, as so specified, survive without prejudice and remain in full force and effect. Each of the Loan Parties, the Agents (acting at the direction of the Required Lenders) and the Lenders shall take such actions and execute and deliver such agreements, instruments or other documents reasonably required to give effect to the provisions of this Section 2.23 and as are required to enter into the Exit Facility Credit Agreement and the other agreements contemplated thereby. Notwithstanding the foregoing, this Section 2.23 shall cease to apply if the Termination Date (other than as a result of the consummation of a Chapter 11 Plan pursuant to clause (b) of the definition thereof if such Chapter 11 Plan has been confirmed by the Confirmation Order) occurs.

ARTICLE III

CHANGE IN CIRCUMSTANCES, TAXES

3.1.    [Reserved].

3.2.    Increased Costs.

(a)    If any Change in Law shall:

Exhibit 10.8
(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii)    impose on any Lender or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender; or

(iii)    subject any Recipient to any Taxes on its loans, loan principal, commitments, or other obligations hereunder, or its deposits, reserves, other liabilities or capital attributable thereto (other than (A) Indemnified Taxes; and (B) Excluded Taxes);

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making or maintaining any Loan or of maintaining its obligation to make any such Loan or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder, whether of principal, interest or otherwise, then the Company will pay to such Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    If any Change in Law regarding capital requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 3.2 shall be delivered to the Company and shall be conclusive absent manifest error. Subject to paragraph (d) of this Section 3.2, the Company shall pay such Lender the amount shown as due on any such certificate, absent manifest error, within 30 days after receipt thereof.

(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.2 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender pursuant to this Section 3.2 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

3.3.    Break Funding Payments. In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of a Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked and is revoked) or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 3.5, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.3 shall be delivered to the Company and shall be conclusive absent manifest error.

Exhibit 10.8
The Company shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

3.4.    Withholding of Taxes; Gross-Up. (a) Each payment by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, unless such deduction or withholding is required by applicable law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to deduct or withhold Taxes, then such Withholding Agent may so deduct or withhold and shall timely pay the full amount of Taxes deducted or withheld to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by such Loan Party shall be increased as necessary so that, net of such deduction or withholding (including such deduction or withholding applicable to additional amounts payable under this Section 3.4), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or timely reimburse the Administrative Agent or the Collateral Agent for the payment of any Other Taxes they were required to pay by law or by a relevant Governmental Authority in respect of this Agreement.

(c)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)    Indemnification by the Loan Parties. Each applicable Loan Party shall indemnify each Recipient for the full amount of any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including Indemnified Taxes imposed or asserted on amounts paid or payable under this Section 3.4(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 3.4(d) shall be paid within 10 days after demand therefor. A certificate as to the amount of such payment or liability delivered to the applicable Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent and the Collateral Agent for any Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender that are paid or payable by the Administrative Agent or the Collateral Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 3.4(e) shall be paid within 10 days after demand therefor. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent and the Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent or the Collateral Agent (as applicable) to the Lender from any other source

Exhibit 10.8
against any amount due to the Administrative Agent or the Collateral Agent (as applicable) under this paragraph (e).

(f)    Status of Lenders. (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.4(f)(ii)(A) through (E) and Section 3.4(f)(iii) below) shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, if the Company is a U.S. Person, each Lender shall, if it is legally eligible to do so, deliver to the Company and the Administrative Agent (in such number of copies reasonably requested by the Company and the Administrative Agent) on or prior to the date on which such Lender becomes a party hereto, duly completed and executed copies of whichever of the following is applicable:

(A)    in the case of a Lender that is a U.S. Person, IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (1) with respect to payments of interest under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (2) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(C)    in the case of a Non-U.S. Lender for whom payments under this Agreement constitute income that is effectively connected with such Lender’s conduct of a trade or business in the United States, IRS Form W-8ECI;

(D)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both (1) IRS Form W-8BEN or W-8BEN-E, as applicable, and (2) a certificate substantially in the form of Exhibit D attached hereto (a “U.S. Tax Certificate”) to the effect that such Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code and (c) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code;

Exhibit 10.8
(E)    in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership or a participating Lender) (1) an IRS Form W-8IMY on behalf of itself and (2) the relevant forms prescribed in clauses (A), (B), (C), (D) and (F) of this paragraph (f)(ii) and in paragraph (f)(iii) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; provided, however, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a U.S. Tax Certificate on behalf of such partners; or

(F)    in the case of a Non-U.S. Lender, any other form prescribed by applicable law as a basis for claiming exemption from, or a reduction of, U.S. Federal withholding Tax together with such supplementary documentation necessary to enable the Company or the Administrative Agent to determine the amount of Tax (if any) required by law to be withheld or deducted.
.
iii.    If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent, at the time or times prescribed by applicable law and at such time or times reasonably requested by the Company or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company and the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA and, as necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.4(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

iv.    Without limiting the generality of the foregoing, in the case of a Non-Spanish Lender, as soon as reasonably practicable after the date on which it becomes a Lender, but before any payment of interest is due or made by a Spanish Loan Party, whichever comes first, such Lender shall deliver to such Spanish Loan Party through the Company and the Administrative Agent a certificate of tax residence (or the specific form required under the relevant Spanish Treaty) duly issued by the competent tax authorities of its country of tax residence evidencing such Lender as resident for tax purposes in that country and, if the Lender is a Spanish Treaty Lender, accrediting such Spanish Treaty Lender as tax resident in the relevant jurisdiction within the meaning of the relevant Spanish Treaty. Each Non-Spanish Lender shall be required to deliver a new certificate of tax residence upon expiry of the existing certificate in accordance with the applicable Spanish legislation.
Each Lender agrees that if any form or certification it previously delivered becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.4 (including additional amounts paid pursuant to this Section 3.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.4

Exhibit 10.8
with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid to such indemnified party pursuant to the preceding sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.4(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 3.4(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld, or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.4(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.
(h)    Survival. Each party’s obligations under this Section 3.4 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

(i)    Mitigation Obligations of Loan Parties. If any payment to be made by a Guarantor would be subject to a Tax that is not an Indemnified Tax and such payment, if made by one or more other Guarantor, would not be subject to such Tax, the Company shall use commercially reasonable best efforts to cause the payment to be made by one of such other Guarantors in order to reduce or eliminate the non-Indemnified Taxes applicable to such payment.

3.5.    Mitigation Obligations; Replacement of Lenders.

(a)    If any Recipient requests compensation under Section 3.2, or if a Loan Party is required to pay any additional amount to any Recipient or any Governmental Authority for the account of any Recipient pursuant to Section 3.4, then such Recipient shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Recipient, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.2 or 3.4, as the case may be, in the future and (ii) would not subject such Recipient to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Recipient. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Recipient in connection with any such designation or assignment including the $3,500 fee contemplated by Section 13.1(b)(ii)(C).

(b)    If any Lender (i) shall become affected by any of the changes or events described in Section 3.2 or 3.4 and the Company is required to pay additional amounts or make indemnity payments with respect to the Lender thereunder, (ii) is a Defaulting Lender, (iii) [reserved], or (iv) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 8.2 or any other provision of any Loan Document requires the consent of all Lenders or all affected Lenders and with respect to which the Required Lenders shall have granted their consent (any such Lender being hereinafter referred to as a “Departing Lender”), then in such case, the Company may, upon at least five Business Days’ notice to the Administrative Agent and such Departing Lender (or such shorter notice period specified by the Administrative Agent), designate a replacement lender reasonably acceptable to the Administrative Agent (a “Replacement Lender”) to which such Departing Lender shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by the Company and the Departing Lender) of all amounts then owed to such Departing Lender under Sections 3.2 or 3.4, if any, assign all (but not less than all) of its

Exhibit 10.8
interests, rights, obligations, Loans and Commitments hereunder but not any rights to New Common Stock earned as DIP Premium by such Departing Lender pursuant to Section 2.5; provided, that the Departing Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Replacement Lender (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts). Upon any assignment by any Lender pursuant to this Section 3.5 becoming effective, the Replacement Lender shall thereupon be deemed to be a “Lender” for all purposes of this Agreement (unless such Replacement Lender was, itself, a Lender prior thereto) and such Departing Lender shall thereupon cease to be a “Lender” for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Section 3.2 or 3.4 and Section 10.6).
(c)    Notwithstanding any Departing Lender’s failure or refusal to assign its rights, obligations, Loans and Commitments under this Section 3.5, the Departing Lender shall cease to be a “Lender” for all purposes of this Agreement and the Replacement Lender shall be substituted therefor upon payment to the Departing Lender by the Replacement Lender of all amounts set forth in paragraph (b) of this Section 3.5 without any further action of the Departing Lender.

ARTICLE IV

CONDITIONS PRECEDENT

4.1.    Closing Date. This Agreement shall become effective and the obligations of the Lenders to make the Tranche B-1 Term Loans in respect of the Tranche B-1 Commitments and the Tranche B-2 Term Loans in respect of the Tranche B-2 Commitments on the Closing Date shall become effective on the date on which each of the following conditions is satisfied (or waived by the Required Backstop Lenders):

(a)    The Administrative Agent shall have received (i) a counterpart of this Agreement signed by the Company and the Lenders, or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include telecopy or electronic mail transmission of a signature page of this Agreement and the Guaranty) that such party has signed a counterpart of this Agreement.

(b)    The Administrative Agent shall have received copies of the articles of incorporation, partnership agreement or similar organizational documents of the Company and each Guarantor as of the Closing Date, together with all amendments thereto, and a certificate of good standing or similar governmental evidence of corporate existence (to the extent applicable), certified by the Secretary or an Assistant Secretary or other duly authorized director or representative of the Company or such Guarantor, as the case may be.

(c)    The Administrative Agent shall have received copies of the by-laws or other similar operating agreement (to the extent applicable) and resolutions of the shareholders and/or Board of Directors’ resolutions (and resolutions of other bodies, if any are reasonably deemed necessary by counsel for the Administrative Agent), of the Company and each Guarantor authorizing the execution and performance of the Loan Documents, certified by the Secretary or an Assistant Secretary or other duly authorized representative of the Company or such Guarantor, as the case may be.

(d)    The Administrative Agent shall have received an incumbency certificate of the Company and each Guarantor, which shall identify by name and title and bear the signature of the officers of the Company or such Guarantor authorized to sign the applicable Loan Documents and to make borrowings hereunder, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Company or such Guarantor.

Exhibit 10.8
(e)    The Administrative Agent shall have received a customary written opinion or opinions of (i) Jones Day, as counsel for the Loan Parties and (ii) local or other counsel reasonably satisfactory to the Required Backstop Lenders, addressed to the Administrative Agent, the Collateral Agent and Lenders and dated as of the Closing Date, in form and substance reasonably satisfactory to the Required Backstop Lenders; provided that no legal opinion from English counsel to the Loan Parties shall be required.

(f)    The Collateral and Guarantee Requirements shall have been satisfied. The Collateral Agent shall have received (i) a completed perfection certificate dated the Closing Date and signed by an Authorized Officer of each of the Company and each Loan Party, together with all attachments contemplated thereby and (ii) results of (x) searches of the Uniform Commercial Code filings and (y) bankruptcy, judgment, tax and intellectual property lien searches requested by the Administrative Agent (acting at the direction of the Required Lenders), together with (in the case of clause (x)) copies of the financing statements disclosed by such search and evidence reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders) that the Liens indicated by such financing statements (or other documents) are permitted hereunder or have been or will be released in connection with the funding of the Term Loans on the Closing Date.

(g)    [Reserved].

(h)    The Administrative Agent shall have received a duly executed Borrowing Notice from the Company with respect to the Term Loans in respect of the Commitments.

(i)    The Closing Date Refinancing shall have been consummated, or will be consummated substantially concurrently with the funding of the Term Loans.

(j)    The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, requested by it or any Lender at least two Business Days prior to the Closing Date.

(k)    (x) All the representations and warranties contained in Article V shall be true and correct in all material respects (or, if qualified by materiality, in all respects) on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects and (y) no Default or Unmatured Default shall exist and be continuing or would result from the extensions of credit hereunder on the Closing Date.

(l)    (i) The Company shall have paid all reasonable and documented out-of-pocket fees and expenses, premiums and other amounts due and payable on the Closing Date from the Company and its Subsidiaries to the Administrative Agent, the Collateral Agent and the Lenders under the RSA, the Loan Documents and pursuant to any fee letter or similar agreement executed by the Company or any other Loan Party in connection herewith and (ii) the Administrative Agent, the Collateral Agent and the Lenders shall have been reimbursed for all reasonable and documented out-of-pocket expenses (including the reasonable fees, charges and disbursements of each of (x) White & Case LLP, counsel for the Administrative Agent and the Collateral Agent and (y) the Ad Hoc Group Advisors), required to be reimbursed or paid by the Company hereunder, under any other Loan Document, under the RSA or under any fee letter or similar agreement; provided that this condition will be satisfied on the Closing Date prior to such payment if arrangements

Exhibit 10.8
reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Lenders are in place at such time for the payment of such fees and expenses on the Closing Date.

(m)    There shall not occur as a result of, and after giving effect to, the initial extension of credit hereunder on the Closing Date, a default or event of default (or any event which with the giving of notice or lapse of time or both would be a default or event of default) under any agreement of the Loan Parties’ or their respective Subsidiaries’ under which any Material Indebtedness was created or is governed or under any other material agreement (in each case, other than with respect to any Prepetition Indebtedness) which would permit the counterparty thereto to exercise remedies thereunder (other than any default or event of default the exercise of remedies of which is subject to the automatic stay applicable under section 362 of the Bankruptcy Code or subject to a forbearance).

(n)    The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, with appropriate insertions or as otherwise customary in the relevant jurisdiction of incorporation of each Foreign Credit Party, executed by any Authorized Officer of such Loan Party, and including or attaching the documents referred to in clauses (b) through (d) of this Section 4.1 and, in the case of the certificate delivered by the Company, confirming compliance with the conditions set forth in clauses (k), (m), (p), (q), (u) and (y) of this Section 4.1.

(o)    The Petition Date shall have occurred, and the Company and each other Loan Party that is a Debtor as of the Closing Date shall be a debtor and a debtor-in-possession in the Chapter 11 Cases.

(p)    Since December 31, 2022, other than as a result of the commencement of the Cases, there has not been any event, change, occurrence or circumstance that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)    The Chapter 11 Cases of any of the Debtors shall not have been dismissed or converted to cases under Chapter 7 of the Bankruptcy Code.

(r)    No more than five Business Days prior to the Closing Date, the Interim Order Entry Date shall have occurred and the Interim Order shall be in full force and effect and shall not have been vacated or reversed, shall not be subject to any stay, and shall not have been modified or amended in any respect without the consent of each of the Administrative Agent and Collateral Agent (in each case, solely with respect to its own rights, obligations, liabilities, duties and treatment) and the Required Backstop Lenders, and the Loan Parties and their Subsidiaries shall be in compliance with the Interim Order.

(s)    (i) The Lenders and each of the Administrative Agent and Collateral Agent shall have received advanced drafts of all other First Day Orders (including, without limitation, any order approving significant or outside the ordinary course of business transactions entered on (or prior to) the Closing Date and a Cash Management Order), in form and substance satisfactory to the Required Backstop Lenders and (in each case, solely with respect to its own rights, obligations, liabilities, duties and treatment) each of the Administrative Agent and the Collateral Agent, and (ii) all First Day Orders intended to be entered by the Bankruptcy Court at or immediately after the Debtors’ “first day” hearing shall have been entered by the Bankruptcy Court, shall be Approved Bankruptcy Court Orders or otherwise acceptable to the Required Backstop Lenders and (in each case, solely with respect to its own rights, obligations, liabilities, duties and treatment) each of the Administrative Agent and the Collateral Agent, shall be in full force and effect, shall not have been vacated or reversed, shall not be subject to a stay and shall not have been modified or amended other than as acceptable to the Required Backstop Lenders and (in each case, solely with respect to

Exhibit 10.8
its own rights, obligations, liabilities, duties and treatment) each of the Administrative Agent and the Collateral Agent.

(t)    The Administrative Agent and the Lenders shall have received (i) the Initial Budget, which shall be in form and substance satisfactory to the Required Backstop Lenders and (ii) a copy of a monthly budget covering the period through the Scheduled Maturity Date, which monthly budget shall be in form and substance satisfactory to the Required Backstop Lenders.

(u)    No trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code or examiner with expanded powers shall have been appointed in any of the Chapter 11 Cases.

(v)    The Administrative Agent shall have received fully executed copies of the Intercreditor Joinder.
(w)    The RSA shall be in full force and effect and shall not have been amended or modified (other than in accordance with its terms) and shall not have been terminated.

(x)    All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, and except for the Cases, there shall exist no action, suit, investigation, litigation or proceeding pending or (to the knowledge of the Loan Parties) threatened in any court or before any arbitrator or governmental instrumentality (other than the Cases and any action, suit, investigation or proceeding arising from the commencement and continuation of the Cases or the consequences that would normally result from the commencement and continuation of the Cases) that is not stayed and could reasonably be expected to result in a Material Adverse Effect.

(y)    As of February 28, 2023, the aggregate Total Assets of the Non-German Foreign Company Parties that are not Loan Parties as of the Closing Date shall not exceed 25.0% of the aggregate Total Assets of all Non-German Foreign Company Parties.

(z)    With respect to a Dutch Loan Party, the Administrative Agent shall have received either (i) a positive or neutral advice (advies) from the works council of the Dutch Loan Party, which, if conditional, contains conditions which are acceptable to the Administrative Agent (acting at the direction of the Required Lenders), including the request for advice or (ii) a confirmation of the board of directors (or equivalent) of such Dutch Loan Party that no works council (ondernemingsraad) having jurisdiction over such Dutch Loan Party has been installed and that there is no works council having jurisdiction over the transactions contemplated by the Loan Documents.

(aa)    With respect to a Polish Loan Party, the Administrative Agent shall have received (i) a copy of the articles of association (umowa/statut spółki) of that Polish Loan Party and (ii) an electronic extract from the national commercial register (Krajowy Rejestr Sądowy) in respect of that Polish Loan Party.

(bb)    In respect of any Guarantor incorporated under the laws of Spain, the Administrative Agent shall have received a copy of an updated certificate (certificación literal) issued by the relevant mercantile registry, certifying the updated version of their by-laws, the composition of its governing body, that it is validly incorporated in Spain and is not under an insolvency proceeding and they have not adopted any agreement to be dissolved and/or liquidated; and to the extent the issued certificate of any Guarantor incorporated under the laws of Spain does not contain all such up-to date corporate information, supplementing it with copies of any public documents that have been granted and are pending registration with the mercantile registry (if any) or have been registered with the mercantile registry but are not reflected in the delivered certification (if any).

Exhibit 10.8

(cc)    In relation to an Italian Guarantor, the Administrative Agent shall have received copies of the articles of incorporation (atto costitutivo and statuto) and a certificato di iscrizione.

(dd)    In respect of a Belgian Guarantor, the Administrative Agent shall have received (i) a copy of its deed of incorporation (oprichtingsakte/acte constitutive), (ii) a copy of the coordinated articles of association (gecoördineerde statuten/statuts coordonnés), (iii) a copy of an extract of the Crossroads Bank for Enterprises (Kruispuntbank van Ondernemingen/Banque-Carrefour des Entreprises), and (iv) a copy of a non-insolvency certificate from the clerk’s office of the relevant Enterprise Court.

For purposes of determining compliance with the conditions specified in this Section 4.1, each Lender that has signed this Agreement (and each prospective Lender participating in the Syndication of the Loans) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender or prospective Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Company represents and warrants to the Lenders and the Agents on the Closing Date and each other date such representations and warranties are made pursuant to the Loan Documents, that:

5.1.    Corporate Existence and Standing. The Company, each Loan Party and, other than as would not reasonably be expected to have a Material Adverse Effect, each of their Subsidiaries is a corporation, partnership, limited liability company, unlimited liability company or other organization, duly organized or incorporated and validly existing under the laws of its jurisdiction of organization or incorporation and subject in the case of the Debtors to the entry of the Orders and terms thereof and Bankruptcy Law, has all requisite corporate, partnership, company or similar authority to conduct its business as presently conducted (in each case, in the case of Foreign Subsidiaries, to the extent such legal concepts are applicable thereto).

5.2.    Authorization and Validity. Subject in the case of the Debtors to the entry of the Orders and the terms thereof, each Loan Party has the corporate or other power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. Subject to the entry of the Orders and the terms thereof, the execution and delivery by each Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate or other applicable company proceedings. Subject to the entry of the Orders and the terms thereof, each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. Subject to the entry of the Orders and the terms thereof, each Loan Document constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally (including the Orders) and by general principles of equity.

5.3.    No Conflict; Government Consent. Subject to the entry of the Orders and the terms thereof, neither the execution and delivery by the Loan Parties of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any of its Subsidiaries or the Company’s or any Subsidiary’s constitutive documents or the provisions of any material indenture, instrument or agreement to which the Company or any of its Subsidiaries is a party or is subject,

Exhibit 10.8
or by which it, or its Property, is bound, or conflict with or constitute a default thereunder (other than violations arising as a result of the commencement of the Cases and except as otherwise excused by the Bankruptcy Court and Dutch Court), or result in the creation or imposition of any Lien (other than any Permitted Lien) in, of or on the Property of the Company or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. Subject to the entry of the Orders and the terms thereof, other than those that have been obtained, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

5.4.    Financial Statements. The Company has heretofore furnished to the Lenders the Company’s consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2022, reported on by KPMG, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2023.

All financial statements of the Company and its Subsidiaries delivered to the Administrative Agent pursuant to clause (i) or (ii) of Section 6.1 or Article IV on and after the Closing Date were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Company and its Subsidiaries (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments).

5.5.    Material Adverse Change. Since the Petition Date, there has been no change in the business, Property, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

5.6.    Taxes. Subject to Bankruptcy Law, the terms of the applicable Order and any required approval by the Bankruptcy Court and the Dutch Court, each of the Company and each of the Company’s Subsidiaries has filed all United States federal tax returns and all other tax returns that are required to be filed with any Governmental Authority and has paid all Taxes required to be paid by it, except (i) such Taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien (other than Permitted Liens) exists, (ii) where the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect and (iii) Taxes the payment of which have been stayed by the commencement of the Chapter 11 Cases. No tax Liens have been filed and no claims are being asserted with respect to any such Taxes, other than Permitted Liens.

5.7.    Litigation and Guarantee Obligations. As of the Closing Date, except for the Cases and as set forth on Schedule 5.7 hereto, there is no litigation, arbitration or proceeding pending or, to the knowledge of any of the Company’s executive officers, any governmental investigation or inquiry pending or any litigation, arbitration, governmental investigation, proceeding or inquiry threatened in writing against or affecting the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of the Loans or Advances. Other than any liability incident to such litigation, arbitration or proceedings listed on Schedule 5.7, the Company and its Subsidiaries have no material Guarantee Obligations not provided for or disclosed in financial statements referred to in Section 5.4 that could reasonably be expected to have a Material Adverse Effect.

5.8.    Subsidiaries. Schedule 5.8 hereto contains an accurate list of all Subsidiaries of the Company as of the Closing Date, setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective Capital Stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of Capital Stock of such Subsidiaries held by the Company have been duly authorized and issued and are fully paid and non-assessable (to the extent such concepts are applicable).

Exhibit 10.8

5.9.    ERISA; Canadian Pension Plans; UK and Other Pension Schemes. Except where noncompliance could not reasonably be expected to have a Material Adverse Effect, each member of the Controlled Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan. Each Plan is in compliance with the applicable provisions of ERISA and the Code except where such non-compliance could not reasonable be expected to have a Material Adverse Effect. Except as could not reasonably be expected to have a Material Adverse Effect, no Reportable Event which has or may result in any liability has occurred with respect to any Plan, and no member of the Controlled Group has withdrawn (completely or partially) from any Multiemployer Plan. No member of the Controlled Group has (i) filed an application for the waiver of the minimum funding standards under Section 412 of the Code or Section 302 of ERISA with respect to any Plan, (ii) made an amendment to a Plan that could result in the posting of a bond or other security under Section 436(f)(1) of the Code having a value individually or collectively in excess of $50,000,000 or (iii) incurred any liability under Title IV of ERISA that could reasonably be expected to have a Material Adverse Effect, other than a liability to the PBGC for premiums due but not delinquent under Section 4007 of ERISA or a liability that has been satisfied. No Foreign Plan Event has occurred that could reasonably be expected to have a Material Adverse Effect. No Lien has been imposed upon any Loan Party pursuant to Section 430(k) of the Code or Section 303(k) of ERISA. No Loan Party maintains, sponsors, administers, contributes to, participates in or has any liability in respect of any Canadian Defined Benefit Plan, nor has any such Person ever maintained, sponsored, administered, contributed or participated in any Canadian Defined Benefit Plan. Any and all Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and any other applicable laws which require registration, have been administered in accordance with the Income Tax Act (Canada) and such other applicable law and no event has occurred which could cause the loss of such registered status, except where noncompliance could not reasonably be expected to have a Material Adverse Effect. All obligations of the Loan Parties (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements relating thereto have been performed on a timely basis, except where nonperformance could not reasonably be expected to have a Material Adverse Effect. All contributions or premiums required to be made or paid by the Loan Parties and their Subsidiaries to the Canadian Pension Plans have been made on a timely basis in accordance with the terms of such plans and all applicable laws, except where the making or paying thereof could not reasonably be expected to have a Material Adverse Effect. No Lien has arisen, choate or inchoate, in connection with any Canadian Pension Plan (save for contribution amounts not yet due), except such Liens that could not reasonably be expected to have a Material Adverse Effect. No Canadian Pension Event has occurred that could reasonably be expected to have a Material Adverse Effect. Except for the Wincor Nixdorf Defined Benefit Pension Scheme, neither the Company nor any of its Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993 (UK)) and neither the Company nor any of its Subsidiaries is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004 (UK)) such an employer. All pension schemes operated by or maintained for the benefit of any Loan Party and/or any of their respective employees have been contributed to the extent required by applicable local law and regulation where the failure to do so has or is reasonably likely to have a Material Adverse Effect.

5.10. Accuracy of Information. No information, exhibit or report furnished by the Company or any of its Subsidiaries in writing to the Administrative Agent or to any Lender in connection with the negotiation of the Loan Documents contain, when taken as a whole, any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, as of the date thereof; provided, however, that with respect to projected financial information and information of a general economic or industry specific nature, the Company represents only that such information has been prepared in good faith based on assumptions believed by the Company to be reasonable.

Exhibit 10.8

5.11.    Regulations T, U and X. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any Advance will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such Margin Stock or maintaining or extending credit to others for such purpose in any way that would violate Regulation T, U or X. After applying the proceeds of each Advance, Margin Stock will not constitute more than 25.0% of the value of the assets (either of the Company alone or of the Company and its Subsidiaries on a consolidated basis) that are subject to any provisions of any Loan Document that may cause the Advances to be deemed secured, directly or indirectly, by Margin Stock. The Company and its Subsidiaries are in compliance with Section 6.2.

5.12.    [Reserved].

5.13.    Compliance With Laws; Properties. The Company and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, failure to comply with which could reasonably be expected to have a Material Adverse Effect.

5.14.    Plan Assets; Prohibited Transactions. No Loan Party has engaged in any non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code which could reasonably be expected to have a Material Adverse Effect.

5.15.    Environmental Matters. The Company and its Subsidiaries are not and have not been in violation of any Environmental Laws in such a fashion that could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice regarding liabilities under or compliance with Environmental Laws or are the subject of any litigation, arbitration, governmental investigation, proceeding or inquiry related to Environmental Laws, Hazardous Substances or Remedial Action, except in each case as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary has incurred any Environmental Liability.

5.16.    Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.17.    Intellectual Property Matters. Except as would not reasonably be expected to have a Material Adverse Effect or as set forth in Schedule 5.17, (a) the Company and each of its Subsidiaries own, or possess the valid license or legal right to use, all intellectual property used in, held for use in or necessary for the conduct of the respective businesses of the Company and its Subsidiaries, free and clear of all Liens other than Permitted Liens, (b) none of the Company or its Subsidiaries are infringing upon, misappropriating or otherwise violating any intellectual property of any person, and there are no claims or litigation pending or, to the knowledge of the Loan Parties, threatened against the Company or any of its Subsidiaries alleging the foregoing and (c) there are no claims or litigation pending or, to the knowledge of the Loan Parties, threatened by or against the Company or any of its Subsidiaries relating to any of the intellectual property owned by the Company or any of its Subsidiaries.

5.18.    Insurance. The Company and its Subsidiaries maintain insurance with financially sound and reputable insurance companies (or self-insurance programs) on their Property in such amounts (with such customary deductibles, exclusions and self-insurance) and covering such risks as management of the Company reasonably considers consistent with sound business practice.

Exhibit 10.8
5.19.    Ownership of Properties. On the Closing Date, the Company and its Subsidiaries will have good and marketable fee simple to, or a valid leasehold interest in, all of its real property and all Property and assets reflected in their financial statements for such date as owned, leased or otherwise held by them, free and clear of all Liens, other than Permitted Liens.

5.20.    Labor Controversies. There are no labor controversies pending or, to the best of the Company’s knowledge, threatened against the Company or any Subsidiary, that could reasonably be expected to have a Material Adverse Effect.

5.21.    [Reserved].

5.22.    Patriot Act. None of the Company or its Subsidiaries is in violation, in any material respect, of any applicable law primarily relating to counter-terrorism including, without limitation, the United States Executive Order No. 13224 on Terrorist Financing, effective September 24, 2011, and the Patriot Act.

5.23.    Anti-Corruption Laws and Sanctions. The Loan Parties have implemented, maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents (in their respective capacities as such) with applicable Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees (in their respective capacities as such), and to the knowledge of the Company, its directors and agents (in their respective capacities as such), are in compliance with applicable Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Company, any Subsidiary or any of their respective officers or employees, or (b) to the knowledge of the Company, any director or agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Advance, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or Sanctions. The foregoing representations given in this Section 5.23 shall not apply to any party hereto (A) to which the Blocking Regulation applies, if and to the extent that such representations are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of, (i) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union), or (ii) any similar blocking or anti-boycott law in the United Kingdom.

5.24.    Perfection, Etc.

5.24.1    Subject to the entry of the Orders and the terms thereof, on and after the Closing Date, the Orders and the Security Documents are effective to create in favor of the Collateral Agent for its benefit and the ratable benefit of the Secured Parties a legal, valid, and enforceable (subject to applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally (including the Orders) and by general principles of equity) Lien (subject to Permitted Liens) on the Collateral of the U.S. Debtors as security for the relevant Obligations, and when (i) UCC financing statements and other filings in appropriate form are filed in the relevant office with respect to which a security interest may be perfected under applicable Law by such filings, (ii) intellectual property security agreements are filed with and recorded by the United States Patent and Trademark Office or the United States Copyright Office, as applicable with respect to which a security interest may be perfected by such filings, and (iii) upon the taking of possession or control by the Collateral Agent (acting at the direction of the Required Lenders) of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Security Document), the Liens created by the Orders and the Security Documents shall constitute fully perfected first priority Liens (subject to Permitted Liens) on, and security interests in, all right, title and interest of the U.S. Debtors in the

Exhibit 10.8
Collateral to the extent perfection can be obtained pursuant to the Orders or (x) under the UCC as in effect at the relevant time in the relevant jurisdiction by the filing of a financing statement, (y) by possession or control by the secured party, or (z) through filings with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case with the priority set forth in the Orders and the Security Documents.

5.24.2    Subject to the entry of the Orders and the terms thereof, each Security Document delivered by the U.S. Debtors pursuant to Section 6.9 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the U.S. Debtors’ right, title and interest in and to the applicable Collateral described therein, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), such Security Documents will constitute fully perfected Liens on, and security interests in, all right, title and interest of the U.S. Debtors in such Collateral (to the extent intended to be created thereby and required to be perfected under the Loan Documents), in each case subject to no Liens other than the Liens permitted under the Loan Documents and the Orders.

5.25.    Segregation of Assets Under the Italian Civil Code. No Italian Guarantor may segregate assets or revenues for the purpose of article 2447-bis, letter (a) or letter (b), of the Italian Civil Code, by creating any patrimono destinato ad uno specifico affare or incurring any finanziamento destinato ad uno specifico affare.

(b)    No Italian Guarantor has created any patrimonio destinato ad uno specifico affare nor has incurred any finanziamento destinato ad uno specifico affare pursuant to article 2447-bis and following of the Italian Civil Code.

5.26.    Direction and Coordination Activity under Italian Civil Code. The Italian Guarantor is subject to the “attività di direzione e coordinamento” pursuant to art. 2497 and ff. of the Italian Civil Code of the Company.

5.27.    [Reserved].
5.28.    Use of Proceeds. Subject to the Orders, the proceeds of the Term Loans will be used in accordance with, and as provided in, the Approved Budget (subject to permitted variances), including, without limitation: (i) in the case of the Tranche B-1 Term Loans, (a) to fund the ABL Facility Refinancing, (b) to pay costs, fees and expenses related to the Cases, including the Carve-Out, (c) to make adequate protection payments and (d) to fund the working capital needs and expenditures of the Debtors and their non-Debtor Affiliates during the Cases in accordance with the Approved Budget, including, for the avoidance of doubt, the claims of prepetition creditors, which may include, without limitation, employees, customers, lienholders, insurers, vendors and taxing authorities, in each case, to the extent authorized by the Interim Order or the Final Order (as applicable) and consistent with the Approved Budget and (ii) in the case of the Tranche B-2 Term Loans, to fund the Superpriority Term Loan Facility Refinancing; provided, that, subject to Section 6.15(v), proceeds of the Term Loans may be on-lent by the Company to certain of the Foreign Credit Parties pursuant to one or more intercompany loans among the Company, the Foreign Credit Parties party thereto and the other Subsidiaries party thereto (each, a “Downstream Intercompany Loan Agreement” and, collectively, the “Downstream Intercompany Loan Agreements”).

5.29.    Budget; Variance Report. The Initial Budget, each Approved Budget and each Updated Budget is based upon good faith estimates and assumptions believed by management of the Company to be

Exhibit 10.8
reasonable at the time made, in light of the circumstances under which they were made, it being recognized by the Administrative Agent and the Lenders that such financial information as it relates to future events is not to be viewed as fact, such financial information as it relates to future events are subject to uncertainties and contingencies, many of which are beyond the Company’s control, no assurance can be given that such financial information as it relates to future events will be realized and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein and such differences may be material. A true and complete copy of the Initial Budget, as agreed to with the Required Lenders as of the Closing Date, is attached as Exhibit L. Each Budget Variance Report delivered in accordance with this Agreement shall be true, complete and correct in all material respects for the period covered thereby and in the detail to be covered thereby as of the date such Budget Variance Report is delivered.

5.30.    Chapter 11 Cases; Orders.

5.30.1    The Chapter 11 Cases were commenced on the Petition Date in accordance with the Requirements of Law and proper notice thereof was given for (i) the motion seeking approval of the Loan Documents, the Interim Order and Final Order, (ii) the hearing for the entry of the Interim Order and (iii) the hearing for the entry of the Final Order. The Loan Parties that are Debtors shall give, on a timely basis as specified in the Interim Order or the Final Order, as applicable, all notices required to be given to all parties specified in the Interim Order or Final Order, as applicable.

5.30.2    After the entry of the Interim Order, and pursuant to and to the extent permitted in the Orders, as applicable, the Obligations of the U.S. Debtors will constitute allowed Superpriority Claims in the Chapter 11 Cases having priority over all administrative expense claims and unsecured claims against the Debtors now existing or hereafter arising, of any kind whatsoever, including all administrative expense claims of the kind specified in sections 105, 326, 330, 331, 503(b), 506(c), 507(a), 507(b), 546(c), 726, 1114 or any other provision of the Bankruptcy Code or otherwise, as provided under section 364(c)(l) of the Bankruptcy Code, subject to (i) the Carve-Out and (ii) the priorities set forth in the Interim Order or Final Order, as applicable.

5.30.3    The Interim Order (with respect to the period on and after entry of the Interim Order and prior to entry of the Final Order) or the Final Order (with respect to the period on and after entry of the Final Order), as the case may be, is in full force and effect and has not been reversed, stayed (whether by statutory stay or otherwise), vacated, or, without the Required Lenders’ consent, modified or amended. The Loan Parties are in compliance in all material respects with the Orders.

5.30.4    Notwithstanding the provisions of section 362 of the Bankruptcy Code, and subject to the applicable provisions of the Interim Order or the Final Order, as the case may be, upon the Termination Date (whether by acceleration or otherwise), the Administrative Agent, the Collateral Agent and the Lenders shall be entitled to immediate Payment in Full and to enforce the remedies provided for hereunder or under applicable laws, without further notice, motion or application to, hearing before, or order from, the Court.

ARTICLE VI

COVENANTS

On and after the Closing Date until the termination in full of the Commitments and payment in full of all Obligations (other than contingent indemnity or reimbursement obligations for which no claim has been asserted) in cash or the occurrence of the Conversion Date pursuant to Section 2.23 (the occurrence of either of the foregoing, a “Payment in Full”):

Exhibit 10.8
6.1.    Financial Reporting and Other Reports. The Company will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent, for the benefit of the Lenders (or in the case of clause (ix) below, the Lenders specified therein) and/or the Specified Ad Hoc Group Advisors, in each case as provided below:

(i)    Within 90 days (or such later date as may reasonably be agreed by the Ad Hoc Group Advisors in writing (including via email) (which may take direction from the Required Lenders)) after the close of each of its fiscal years, an audit report (without any qualification or exception as to the scope of such audit) certified by independent certified public accountants reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders), prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss statements, and a statement of cash flows.

(ii)    Within 45 days after the close of each of the first three quarterly periods of each fiscal year, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated unaudited profit and loss statements and a consolidated unaudited statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Designated Financial Officer.

(iii)    As soon as available, and in any event within 30 days after the end of each of Fiscal Month of each fiscal year (other than any Fiscal Month that is also a fiscal quarter-end) (commencing with the Fiscal Month ending July 31, 2023), for itself and its Subsidiaries, the consolidated balance sheet as at the end of such Fiscal Month and the related consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such Fiscal Month and for the period from the beginning of the then current fiscal year to the end of such Fiscal Month, and setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, certified by a Designated Financial Officer.

(iv)    Together with the financial statements required under Sections 6.1(i), (ii) or (iii), a compliance certificate in substantially the form of Exhibit F (a “Compliance Certificate”) signed by a Designated Financial Officer and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(v)    Promptly and in any event within 30 Business Days after the Company knows that any Reportable Event has occurred with respect to any Plan or a Canadian Pension Event with respect to a Canadian Pension Plan (or such longer period as is acceptable to the Administrative Agent (acting at the direction of the Required Lenders)), a statement, signed by a Designated Financial Officer of the Company, describing said Reportable Event or Canadian Pension Event and the action which the Company proposes to take with respect thereto.

(vi)    Promptly and in any event within 15 Business Days after receipt by the Company (or such longer period as is acceptable to the Administrative Agent (acting at the direction of the Required Lenders)), a copy of (a) any written notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any Person as a result of the Release by the Company, any of its Subsidiaries, or any other Person of any Hazardous Substances into the environment, and (b) any written notice alleging any violation of any Environmental Law by the Company or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(vii)    Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements that the Company or any of its Subsidiaries sends to or files with any of their respective securities holders (other than the Company or another Subsidiary) or any securities exchange or the SEC pertaining to the Company or any of its Subsidiaries as the issuer of securities.

Exhibit 10.8

(viii)    Such other information (including non-financial information) as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

(ix)    Within 45 days after the end of each of the first two months of each of its fiscal quarters, to the Administrative Agent for distribution to the Lenders with access to the private-side agency intralinks or similar site, a year-over-year year-to-date profit and loss bridge and free cash flow schedule (which need not be prepared in accordance with GAAP).

(x)    Not later than 5:00 p.m. New York City time on every fourth Thursday occurring after the Closing Date or, if such Thursday is not a Business Day, the next Business Day thereafter, commencing with the Thursday of the fourth full calendar week occurring after the Closing Date (the “Updated Budget Deadline”), the Company shall deliver to the Administrative Agent (for delivery to the Lenders) and the Specified Ad Hoc Group Advisors a supplement to, for the first such supplement, the Initial Budget, and for each supplement thereafter, the most-recently delivered Updated Budget (each such supplement, an “Updated Budget”), covering the 13-week period that commences with the Sunday of the calendar week that includes such Updated Budget Deadline, substantially consistent with the form and level of details set forth in the Initial Budget and including forecasted Liquidity as well as a line-item report setting forth the estimated fees and expenses to be incurred by each professional advisor on a weekly basis. Each Updated Budget shall be, in each case, subject to the approval of the Required Lenders (which approval may be provided by the Specified Ad Hoc Group Advisors on behalf of the Required Lenders and will be deemed to be given unless an objection by the Required Lenders or either of the Specified Ad Hoc Group Advisors has been delivered to the Company by no later than 5:00 p.m. (New York City time) on the Tuesday following the applicable Updated Budget Deadline for such Updated Budget (which objection may be provided via email)). Upon (and subject to) the approval, or deemed approval, of any Updated Budget by the Required Lenders in their reasonable discretion (which may be provided by the Specified Ad Hoc Group Advisors), such Updated Budget shall constitute the “Approved Budget”; provided that in the event such Updated Budget is not so approved (or deemed approved) by the Required Lenders, the prior Approved Budget shall remain in effect until such time as the Required Lenders approve (or are deemed to have approved) a revised Updated Budget with respect to the same time period covered thereby.

(xi)    Not later than 5:00 pm (New York City Time) on the Friday of every week (commencing with the Friday of the week ending on June 25, 2023) or, to the extent such Friday is not a Business Day, the next Business Day thereafter (such date, the “Budget Variance Test Date”), the Company shall deliver to the Administrative Agent (for delivery to the Lenders) and the Specified Ad Hoc Group Advisors a Budget Variance Report for the most recently expired Budget Variance Test Period.

(xii)    Not later than 5:00 pm (New York City time) on the Friday of every week (commencing with June 15, 2023) or, to the extent such Friday is not a Business Day, the next Business Day thereafter, the Company shall deliver to the Administrative Agent (for delivery to the Lenders) and the Specified Ad Hoc Group Advisors a certificate of a Designated Financial Officer on behalf of the Company certifying the amount of Liquidity as of the last date of the calendar week most recently ended prior to the delivery of such certificate and compliance at all times during such week with the covenant set forth in Section 6.40.

Notwithstanding the foregoing clauses (i) and (ii) above, as to any information contained in materials furnished pursuant to clause (vii) above, the Company shall not be separately required to furnish such information under the clauses (i) or (ii) above, provided the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in the above clauses (i) and

Exhibit 10.8
(ii) above at the times specified therein. Materials required to be delivered pursuant to any of clauses (i) through (vii), inclusive, above (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet, and gives written notice thereof to the Administrative Agent; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which the Administrative Agent has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), and the Administrative Agent shall have received written notice of such posting.

6.2.    Sanctions. The Company will take actions designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents (in their respective capacities as such) with Anti-Corruption Laws and Sanctions in all material respects. The following clause (B) of this Section 6.2 will not apply to any party hereto to which the Blocking Regulation applies, if and to the extent that such covenants are or would be unenforceable by or in respect of that party pursuant to, or would otherwise result in a breach and/or violation of, (A) any provision of the Blocking Regulation (or any law or regulation implementing the Blocking Regulation in any member state of the European Union) or (B) any similar blocking or anti-boycott law in the United Kingdom.

6.3.    Notice of Default. The Company will, and will cause its Subsidiaries to, after any senior officer of the Company has knowledge thereof, give prompt notice in writing to the Administrative Agent of the occurrence of (i) any Default or Unmatured Default, (ii) of any other development, financial or otherwise (including, without limitation, relating to any Plan, Multiemployer Plan, Canadian Pension Plan or Foreign Plan), which could reasonably be expected to have a Material Adverse Effect or (iii) the occurrence of any material breach of, or default under, the Orders.

6.4.    Conduct of Business. Neither the Company nor any of its Subsidiaries shall enter into any material business, either directly or through any Subsidiary, except for those businesses (a) in which the Company and its Subsidiaries are engaged on the date of this Agreement or (b) that are reasonably related, incidental, ancillary, complementary (including related, complementary, synergistic or ancillary technologies) or similar thereto, or a reasonable extension, development or expansion thereof. The Company will, and will cause each Subsidiary to do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a corporation, partnership, limited liability company, unlimited liability company or other organizational form in its jurisdiction of incorporation or organization, as the case may be (unless, with respect to Subsidiaries, the failure to do so could not reasonably be expected to have a Material Adverse Effect), and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.5.    Taxes. Subject to Bankruptcy Law, the terms of the applicable Order and any required approval by the Bankruptcy Court or Dutch Court, each of the Company and each of the Company’s Subsidiaries will timely file all United States federal tax returns and all other tax returns that are required to be filed with any Governmental Authority and will pay when due all Taxes required to be paid by it, except (i) such Taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien (other than Permitted Liens) exists, (ii) where the failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect and (iii) Taxes the payment of which have been stayed by the commencement of the Chapter 11 Cases.

6.6.    Insurance. The Company will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts (with such customary deductibles, exclusions and self-insurance) and covering such risks as is consistent with sound business practice.

Exhibit 10.8

6.7.    Compliance with Laws. Except as excused by Bankruptcy Law, the Company will, and will cause each Subsidiary to, comply with (i) all Requirements of Law (including, without limitation, Environmental Laws), except where the failure to do so could not reasonably be expected to have a Material Adverse Effect and (ii) the Bankruptcy Code and the Bankruptcy Rules in all material respects.
6.8.    Properties; Inspection. The Company will, and will cause each Subsidiary to, do all things reasonably necessary to maintain, preserve, protect and keep its material Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements to the extent the Company reasonably deems consistent with sound business practice. The Company will, and will cause each Subsidiary to, permit representatives of the Agents (and through the Agents, the Lenders), to reasonably inspect any of the Property of the Company and each Subsidiary, the financial or accounting records of the Company and each Subsidiary and other documents of the Company and each Subsidiary, in each case only to the extent any of the foregoing is reasonably related to the credit evaluation by the relevant Agent and the Lenders under this Agreement, to examine and make copies of such records and documents of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable prior notice at such reasonable times and intervals as the relevant Agent may designate; provided that (x) other than after the occurrence and during the continuance of a Default, no more than one such inspection shall be conducted in any fiscal year and (y) only after the occurrence and during the continuance of a Default shall such inspections be at Company’s expense; provided further that all such inspection rights will be limited to the extent necessary for the Company and its Subsidiaries to comply with contractual confidentiality obligations not entered into by the Company or any of its Subsidiaries for the purpose of avoiding obligations under this Section 6.8. The Agents and the Lenders agree to use reasonable efforts to coordinate and manage the exercise of their rights under this Section 6.8 so as to minimize the disruption to the business of the Company and its Subsidiaries resulting therefrom.

6.9    Collateral Matters; Further Assurances, Etc.

(a)    On and after the Closing Date, subject to the Collateral and Guarantee Requirement, the Company will and will cause each Subsidiary that is a Guarantor or guarantees any Prepetition Debt (other than an Excluded Subsidiary), to execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements), which may be required under any applicable law, or which the Collateral Agent (acting at the direction of the Required Lenders) may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Company.

(b)    On and after the Closing Date, subject to the Collateral and Guarantee Requirement, with respect to any property (other than Excluded Assets) of the Company or any Guarantors as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Collateral Agent such amendments to the Security Documents or such other documents as the Collateral Agent (acting at the direction of the Required Lenders) deems reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject to Permitted Liens) in such property, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Documents or by law or as may be reasonably requested by the Collateral Agent (acting at the direction of the Required Lenders).

(c)    [Reserved].

Exhibit 10.8

(d)    After the Closing Date, with respect to any Subsidiary created or acquired by the Company or any Guarantor that guarantees any Prepetition Indebtedness after the date hereof (such Subsidiary, a “New Guarantor”), within 10 days of such Person becoming a guarantor of such Prepetition Indebtedness (or such later date as agreed by the Collateral Agent) (i) the Company shall take all actions (if any) to cause such Subsidiary (other than an Excluded Subsidiary that is not a New Guarantor) to comply with the Collateral and Guarantee Requirements, (ii) the Company shall, or shall cause the applicable Guarantor to, execute and deliver to the Collateral Agent such amendments to the Security Documents as the Collateral Agent (acting at the direction of the Required Lenders) deems reasonably necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest (subject to Permitted Liens) in the Capital Stock of such new Subsidiary that is owned by the Company or any Guarantor except to the extent such Capital Stock constitutes an Excluded Asset, and (iii) except to the extent constituting Excluded Assets, if such Capital Stock is certificated, deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Company or such Guarantor, as applicable.

(e)    [Reserved].

(f)    [Reserved].

(g)    [Reserved].

(h)    [Reserved].

(i)    Pensions.

(i)    Except for the Wincor Nixdorf Defined Benefit Pension Scheme, the Company shall ensure that none of the Loan Parties, their Subsidiaries and Affiliates is or has been at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 (UK)) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 (UK)) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004 (UK)) such an employer.

(ii)    The Company shall ensure that all schedules of contributions in relation to pension schemes operated by or maintained for the benefit of the Company or any other Loan Party and/or any of their respective employees are complied with in accordance with each of the Company’s and the other Loan Parties’ legal and contractual obligations and that no action or omission is taken by the Company or any other Loan Party in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect.

(iii)    The Company shall deliver to the Administrative Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Parent), actuarial reports in relation to the Wincor Nixdorf Defined Benefit Pension Scheme.

(iv)    The Company shall promptly notify the Administrative Agent of any material change in the rate of contributions to any pension schemes mentioned in paragraph (ii) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

Exhibit 10.8

(v)    The Company shall promptly notify the Administrative Agent of any investigation or proposed investigation to be carried out by or under the authority of any regulatory authority relating to any pension scheme which is mentioned in paragraph (ii) above.
(j)    Notwithstanding the foregoing or anything to the contrary herein or in any other Loan Document, no Loan Party shall be required to take any other actions other than those set forth in the definition of Collateral and Guarantee Requirement (including, with respect to any Foreign Subsidiaries, the Foreign Guarantee and Collateral Exception).

(k)    Notwithstanding anything contained herein or in any other Loan Documents, Diebold Nixdorf S.A.S. shall not constitute a guarantor hereunder and shall not be required to guaranty the Obligations or otherwise provide a security interest in any of its assets.

6.10.    Maintenance of Ratings. The Company will use commercially reasonable efforts to (a) obtain credit ratings for the DIP Term Facility (but not any specific rating) from Moody’s and S&P within 90 days of the Closing Date and (b) thereafter, cause to be maintained at all times such rating but, for the avoidance of doubt, not any specific rating.

6.11.    Board Reporting. Together with its regularly delivered quarterly board materials, the Company, for itself and its Subsidiaries, will provide the Board of Directors with a report summarizing (i) intercompany Investments, (ii) prepayments of intercompany Indebtedness and (iii) incurrence and existence of intercompany Indebtedness.

6.12.    Guaranties. The Company will cause (i) each applicable Wholly Owned Domestic Subsidiary (other than an Excluded Subsidiary) of the Company to guarantee the Obligations pursuant to the Domestic Guaranty, and (ii) subject to the Foreign Guarantee and Collateral Exception, each Foreign Credit Party to guarantee the Obligations with respect to the Tranche B-2 Term Loans pursuant to the Foreign Guaranty.

6.13.    Merger; Consolidations; Fundamental Changes. The Company will not, nor will it permit any Subsidiary to, merge, amalgamate or consolidate with or into any other Person; provided that, so long as no Default or Unmatured Default shall have occurred and be continuing or would result therefrom, the Company may merge or consolidate with any other corporation and each Subsidiary may merge, amalgamate or consolidate with any other Person; provided, further, that (i) in the case of any such merger or consolidation involving the Company, the Company is the surviving corporation and continues to be organized in the United States, (ii) [reserved], (iii) in the case of any such merger, amalgamation or consolidation involving a Guarantor that does not survive or continue following such merger, amalgamation or consolidation, the surviving or continuing Person assumes all of such Guarantor’s obligations under the Loan Documents and, if not already the Company or a Guarantor, becomes a Guarantor pursuant to documentation reasonably satisfactory to the Administrative Agent and such surviving or continuing Person shall be organized in the United States and (iv) any Disposition of a Subsidiary that is otherwise permitted under Section 6.14.

The Company will not, nor will it permit any Subsidiary to, liquidate or dissolve, provided that a Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the interest of the Company and is not materially disadvantageous to the Lenders (it being agreed that any Guarantor that liquidates or dissolves shall transfer all of its assets to the Company or another Guarantor, unless otherwise permitted pursuant to Section 6.15).

6.14.    Sale of Assets. The Company will not, nor will it permit any Subsidiary to, Dispose of its Property, to any other Person, except:

(i)    sales and leases of inventory in the ordinary course of business;

Exhibit 10.8

(ii)    Dispositions of assets that are obsolete, damaged, worn out or surplus, in each case in the ordinary course of business;
(iii)    Dispositions of machinery, equipment or other fixed assets to the extent that (A) such assets are exchanged for credit against the purchase price of similar replacement assets that are purchased within 180 days or (B) the proceeds of such Disposition are applied to the purchase price of replacement assets within 180 days;

(iv)    Dispositions of cash, Cash Equivalents and the like in the ordinary course of business or in connection with cash management activities;

(v)    Discounts, adjustments or forgiveness of accounts receivable and other contract claims in the ordinary course of business or in connection with collection or compromise thereof and sales of accounts receivable in the ordinary course of business and at the request of the account debtor thereon to facilitate the processing and payment thereof;

(vi)    Dispositions resulting from any taking or condemnation of any property of the Company or any Subsidiary by any Governmental Authority or any assets subject to a casualty;

(vii)    the lease or sublease of real property in the ordinary course of business and not constituting a sale and leaseback;

(viii)    licenses and sublicenses of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business; provided, that such licensing or sublicensing of intellectual property is either (i) on a non-exclusive basis or (ii) exclusive only within the granted territory;

(ix)    Dispositions or the lapse or abandonment (including failure to maintain) in the ordinary course of business of any intellectual property of the Company or any Subsidiary determined in the reasonable good faith judgment of the respective owner to be no longer useful, necessary, or otherwise material in the operation of the business of the Company or any Subsidiary;

(x)    issuance of Capital Stock by a Subsidiary to the Company or to a Wholly Owned Subsidiary;

(xi)    Dispositions constituting Investments permitted by Section 6.15, Dispositions constituting Restricted Payments permitted by Section 6.25 and Dispositions constituting mergers, consolidations, or fundamental changes permitted by Section 6.13;

(xii)    Dispositions of any property, interests or assets (i) to any Loan Party and (ii) between Subsidiaries that are not Guarantors, in each case, in the ordinary course of business or for a bona fide business purpose;

(xiii)    the Company or any Subsidiary may consummate the concurrent purchase and sale or exchange of property useful in a similar business between the Company or any of its Subsidiaries and another person to the extent that the assets received by the Company or its Subsidiaries are of equivalent or greater fair market value than the assets transferred; provided that to the extent the assets Disposed of pursuant to this clause (xiii) constituted Collateral, the assets received by the Company or its applicable Subsidiary shall also constitute Collateral;

Exhibit 10.8

(xiv)    Dispositions of treasury stock of the Company to Subsidiaries for use as consideration for acquisitions permitted under Section 6.15;
(xv)    creation of Permitted Liens and Dispositions in connection with such Liens;

(xvi)    any termination, avoidance or other similar action with respect to any contract or lease which is not be materially adverse to the interest of any Lender in its capacity as such;

(xvii)    sales, transfers or other Dispositions of assets with respect to any Debtor pursuant to any order of the Bankruptcy Court, in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders), permitting de minimis asset dispositions without further order of the Bankruptcy Court, so long as the proceeds thereof are applied in accordance with Section 2.6.5, if applicable;

(xviii)    any surrender or waiver of contract rights or the settlement, release or surrender of any contract, tort or other litigation claims; and

(xix)    other Dispositions of Property of the Company and its Subsidiaries that are of (i) Property no longer used or useful in the business of the Company and its Subsidiaries and made in the ordinary course of business or (ii) Property of the Company and its Subsidiaries in an aggregate amount not to exceed $5,000,000.

Notwithstanding anything in this Section 6.14 to the contrary, (x) no such Dispositions of property may be made (other than pursuant to clause (i) above) if any Default or, in the case of clause (xvi), Unmatured Default has occurred and is continuing, (y) no such Dispositions of Equity Interests in any Guarantor may be made to any Person if such Disposition would result in such Guarantor being prohibited by applicable law or regulations or by the terms of any binding contractual arrangement from providing its Guaranty hereunder and under the other Loan Documents unless such Guarantor ceases to be a Subsidiary of the Company as a result of such Disposition and (z) no such Disposition of intellectual property may be made by a Loan Party that results, directly or indirectly, in any Person that is not a Loan Party owning or holding Material Intellectual Property.

6.15.    Investments and Acquisitions. The Company will not, nor will it permit any Subsidiary to, make any Investments or to make any Acquisition of any Person, except:

(i)    Investments in cash and Cash Equivalents;

(ii)    Investments in the Company and the Subsidiaries; provided that at no one time shall the aggregate outstanding principal amount of all Investments made by a Loan Party in an External Subsidiary in reliance on this clause exceed $5,000,000;

(iii)    Investments existing on the Closing Date;

(iv)    other intercompany Investments made by a Loan Party in an External Subsidiary in connection with ordinary course cash management activities specified in the Approved Budget;

(v)    Investments pursuant to the Downstream Intercompany Loan Agreements made to effectuate, and not exceeding any amounts required to effectuate, the Closing Date Refinancings;

Exhibit 10.8
(vi)    Investments received as part of the settlement of litigation or in satisfaction of extensions of credit to any Person pursuant to the reorganization, bankruptcy or liquidation of such Person or a good faith settlement of debts with such Person;

(vii)    Investments received in settlement of amounts due to the Company or any Subsidiary effected in the ordinary course of business;

(viii)    so long as no Default or Unmatured Default has occurred and is continuing or would be caused thereby, other Investments made with cash, Cash Equivalents or with assets that do not (and are not required hereunder or under any other Loan Document to) constitute Collateral provided that the aggregate amount of such Investments made (net of any return in cash (including via book entry) of the principal amount thereof) does not exceed $2,500,000;

(ix)    [reserved];

(x)    Investments by the Company or any of its Subsidiaries in payroll, commission, travel and similar advances to cover matters that are reasonably expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(xi)    Investments by the Company or any of its Subsidiaries in the form of loans or advances to employees, officers or directors of the Company or any Subsidiary (i) in the ordinary course of business or (ii) in an aggregate amount not to exceed $5,000,000;

(xii)    Investments made by the Company or any of its Subsidiaries in connection with the funding of contributions under any non-qualified retirement plan or similar employee compensation plan in an amount not to exceed the amount of compensation expense recognized by the Company and its Subsidiaries in connection with such plans;

(xiii)    Receivables owing to the Company or any other Domestic Loan Party and extensions of trade credit in the ordinary course of business;

(xiv)    [reserved];

(xv)    Investments consisting of licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business; provided, that such licensing, sublicensing or contribution of intellectual property is either (i) on a non-exclusive basis or (ii) exclusive only within the granted territory;

(xvi)    [reserved]; and

(xvii)    prepaid expenses, negotiable instruments held for collection, lease, utility, workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business.

Any Investment in any Person other than a Loan Party that is otherwise permitted by this Section 6.15 may be made through substantially concurrent intermediate Investments in Subsidiaries that are not Loan Parties that are part of the same transaction or series of related transactions, and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above. The amount of any Investment made other than in the form of cash

Exhibit 10.8
or Cash Equivalents shall be the fair market value thereof valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.

Notwithstanding the foregoing, no Investment may be made by a Loan Party that results, directly or indirectly, in any Person that is not a Loan Party owning or holding Material Intellectual Property.

6.16.    Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Company or any of its Subsidiaries, except:

(i)    (a) Permitted Encumbrances, (b) Liens, if any, created under the Loan Documents (including Liens created under the Security Documents securing Obligations) and (c) subject to the Intercreditor Agreement, Liens on the Collateral securing obligations in respect of Indebtedness outstanding pursuant to Section 6.18(i)(b);

(ii)    Liens existing on the Closing Date but not including any subsequent increase in the principal amount secured thereby;

(iii)    Liens on cash or Cash Equivalents securing Indebtedness permitted pursuant to Section 6.18(xi);

(iv)    [reserved];

(v)    [reserved];

(vi)    Liens in favor of financial institutions against cash pooling arrangements or bank account deposits in foreign bank accounts at such financial institution granted in the ordinary course of business and consistent with standard business practices in such foreign jurisdiction, provided that any such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or its Subsidiaries;

(vii)    [reserved];

(viii)    [reserved];

(ix)    any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(x)    Liens on assets and property of Foreign Subsidiaries securing Indebtedness and other obligations of such Foreign Subsidiaries in an aggregate outstanding amount not to exceed $10,000,000 at any one time;

(xi)    [reserved];

(xii)    Liens arising from filing UCC (or PPSA or similar law of any jurisdiction) financing statements or similar public filings, registrations or agreements in foreign jurisdiction regarding leases and consignment or bailee arrangements in the ordinary course

Exhibit 10.8
of business permitted or not prohibited by any of the Loan Documents and Liens securing liabilities in respect of indemnification obligations thereunder as long as each such Lien only encumbers the assets that are the subject of the related lease (or contained in such leasehold) or consignment or bailee, and other precautionary statements, filings or agreements;

(xiii)    [reserved];

(xiv)    Liens on cash or Cash Equivalents permitted by Section 6.15 securing Swap Agreements in the ordinary course of business submitted for clearing in accordance with applicable law;

(xv)    [reserved];

(xvi)    Liens in favor of a commodity, brokerage or security intermediary who holds a commodity, brokerage or, as applicable, a security account on behalf of the Company or a Subsidiary provided such Lien encumbers only the related account and the property held therein and relates to the security for the activities associated with such account;

(xvii)    Liens on deposits or other amounts held in escrow to secure contractual payments (contingent or otherwise) payable by the Company or its Subsidiaries to a seller after the consummation of an Acquisition;

(xviii)    Liens not otherwise permitted by the foregoing provisions of this Section 6.16 on assets securing obligations (other than Indebtedness) incurred in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; and

(xix)    Liens granted to provide adequate protection pursuant to the Interim Order or the Final Order.

6.17.    Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate unless such transaction, payment or transfer is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Company and/or such Subsidiary, (c) solely between or among the Company and the other Guarantors, or solely among non-Guarantor Subsidiaries, (d) upon fair and reasonable terms (taken as a whole) not materially less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arms-length transaction; provided, that (x) in the event such transaction involves an aggregate consideration in excess of $2,500,000, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate transaction satisfies the criteria in clause (d)) and (y) in the event such transaction involves an aggregate consideration in excess of $5,000,000, the Company has received a written opinion from an Independent Financial Advisor stating that such transaction is fair to the Company or such Subsidiary from a financial point of view or stating that the terms are not materially less favorable than those that could have been obtained by the Company or such Subsidiary in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate, (e) a Restricted Payment permitted by Section 6.25 or (f) an Investment permitted by Section 6.15; provided that any Investment in an External Subsidiary will be made on commercially reasonable terms.

Exhibit 10.8
6.18.    Indebtedness. The Company will not, and will not permit any Subsidiary, to create, incur or suffer to exist any Indebtedness, except:

(i)    (a) The Loans and the other Obligations under the Loan Documents and (b) the Prepetition Indebtedness;

(ii)    Indebtedness of the Company and its Subsidiaries existing as of the Closing Date (other than Indebtedness outstanding pursuant to clause (i)(b));

(iii)    Indebtedness consisting of avals by any of the Company or its Subsidiaries for the benefit of, and with respect to obligations which are not classified as Indebtedness of, any of the Company or its Subsidiaries which are entered into in the ordinary course of business and consistent with standard business practices;

(iv)    Indebtedness in respect of the Downstream Intercompany Loan Agreements permitted by Section 6.15(v);

(v)    [reserved];

(vi)    Indebtedness arising from (a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, or (b) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

(vii)    [reserved];

(viii)    Indebtedness incurred by the Company or its Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety and similar bonds and completion guarantees (not for borrowed money) provided in the ordinary course of business;

(ix)    [reserved];

(x)    Indebtedness incurred in the ordinary course of business in connection with cash pooling arrangements and cash management incurred in the ordinary course of business in respect of netting services and similar arrangements in each case in connection with cash management and deposit accounts, but only to the extent, with respect to any such arrangements, that the total amount of deposits subject to such arrangements equals or exceeds the total amount of overdrafts or similar obligations subject thereto;

(xi)    Indebtedness in respect of performance, surety, customs and appeal bonds, or any indemnity agreement related thereto, arising in the ordinary course of business;

(xii)    Other Indebtedness of the Company and its Subsidiaries; provided that, at the time of the creation, incurrence or assumption of such other Indebtedness and after giving effect thereto, the aggregate amount of all such other Indebtedness does not exceed an amount equal to $5,000,000;

(xiii)    Guarantee Obligations in respect of Indebtedness permitted under this Section 6.18 (other than any Indebtedness that arose prior to, and is not outstanding on, the Petition

Exhibit 10.8
Date); provided that (i) if any Indebtedness that is guaranteed is subordinated to the Obligations then any Guarantee Obligations in respect of such Indebtedness shall be subordinated to the Obligations of the applicable Loan Party to the same extent and on terms not materially less favorable to the Lenders as the Indebtedness so guaranteed is subordinated to the Obligations, (ii) such Guarantee Obligations shall be incurred in compliance with Section 6.15, (iii) no Indebtedness of a Loan Party, other than any Indebtedness permitted pursuant to Section 6.18(i) or (ii), shall be guaranteed by another Loan Party and (iv) no such permitted Indebtedness of an External Subsidiary shall be guaranteed by a Loan Party unless otherwise permitted pursuant to Section 6.15;

(xiv)    Indebtedness consisting of the financing of insurance premiums;

(xv)    Indebtedness in respect of Swap Agreements permitted by Section 6.21;

(xvi)    Indebtedness among the Company and its Subsidiaries (including between or among Subsidiaries) incurred in accordance with Section 6.15;

(xvii)    [reserved];

(xviii)    [reserved];

(xix)    [reserved];

(xx)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence; and

(xxi)    any Indebtedness, liability or other obligations arising under or in connection with a declaration of joint and several liability (hoofdelijke aansprakelijkheid) issued by a Dutch Loan Party in respect of another Loan Party as referred to in Section 2:403 of the Dutch Civil Code (including any residual liability (overblijvende aansprakelijkheid) under such declaration arising pursuant to Section 2:404(2) Dutch Civil Code).

Notwithstanding anything in this Section 6.18 to the contrary, with respect to Indebtedness (other than Indebtedness incurred pursuant to any Downstream Intercompany Loan Agreement) incurred after the Closing Date, (x) any Indebtedness owing by any Loan Party to any External Subsidiary shall be (a) unsecured and (b) expressly subordinated to the prior payment in full in cash of all Obligations; provided that such Indebtedness shall be incurred in compliance with Section 6.15, (y) any such Indebtedness owing by any Foreign Subsidiary to any Domestic Subsidiary shall be expressly subordinated to the prior payment in full in cash of all Obligations and (z) any intercompany Indebtedness that exceeds $10,000,000 will only be permitted to the extent that the Company reports such Indebtedness to the Board of Directors in the regular fiscal quarter reporting immediately following the incurrence of Indebtedness that caused aggregate intercompany Indebtedness to exceed $10,000,000 in compliance with Section 6.11.

The accrual of interest, the accretion of accreted value, the payment of interest in the form of additional Indebtedness, the payment of dividends on Disqualified Equity Interests in the form of additional shares of Disqualified Equity Interests, accretion or amortization of original issue discount or liquidation preferences and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the Exchange Rate or currencies will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.18. The principal amount of any non-interest bearing Indebtedness or other discount security constituting

Exhibit 10.8
Indebtedness at any date shall be the principal amount thereof that would be shown on a consolidated balance sheet of the Company dated such date prepared in accordance with GAAP.

This Agreement will not treat (1) unsecured Indebtedness as subordinated or junior in right of payment to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness as subordinated or junior in right of payment to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral.

6.19.    Negative Pledge Clauses. The Company will not, and will not permit any Subsidiary to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Company or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired, other than (a) restrictions and conditions in this Agreement, the other Loan Documents, any Indebtedness permitted by Section 6.18(i), any credit agreements, indentures or similar agreements governing Indebtedness permitted to be incurred or outstanding pursuant to Section 6.18 to the extent such agreements contain applicable Lien restrictions, in the good faith determination of the Company, not materially less favorable to the Lenders than those contained in customary documentation governing similar Indebtedness in the market at the time of such incurrence, (b) customary restrictions and conditions contained in agreements relating to Dispositions permitted by Section 6.14 pending the consummation of such Dispositions, (c) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or the Persons obligated thereon, (d) customary provisions in leases and other contracts restricting the assignment, subletting or other transfer thereof (including the granting of any Lien), (e) restrictions or conditions imposed by restrictions on cash and other deposits or net worth provisions in leases and other agreements entered into in the ordinary course of business, (f) restrictions and conditions binding on a Subsidiary or its assets at the time such Subsidiary first becomes a Subsidiary or such assets were first acquired by such Subsidiary (other than a Subsidiary that was a Subsidiary on the Closing Date or assets owned by any Subsidiary on the Closing Date), so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Subsidiary or assets being acquired, (g) customary provisions in partnership agreements, limited liability company governance documents, joint venture agreements and other similar agreements that restrict the transfer of assets of, or ownership interests in, the relevant partnership, limited liability company, joint venture or similar Person, (h) [reserved], (i) with respect to bank deposit accounts, cash sweep arrangements, cash management services or cash pooling arrangements, conditions that require consent of the bank before any lien or pledge arrangement securing obligations and liabilities of the Company or any Subsidiary are enacted (with each of the foregoing being within the general parameters customary in the banking industry or arising pursuant to the applicable banking institution’s general terms and conditions) or (j) restrictions in respect of assets that, taken as a whole, are immaterial, provided that in good faith judgment of the Company, such conditions would not have a material adverse effect on the ability of the Company to satisfy its Obligations hereunder.

6.20.    Limitation on Restrictions on Subsidiary Distributions. The Company will not, and will not permit any Subsidiary to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Company to (i) pay dividends or make any other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, any Loan Party, (ii) make loans or advances to or Investments in any Loan Party or (iii) transfer any of its assets to any Loan Party, except for such encumbrances or restrictions existing under or by reason of (a) restrictions and conditions existing under the Loan Documents, any other Indebtedness permitted by Section 6.18(i), any credit agreements, indentures or similar agreements governing Indebtedness permitted to be incurred pursuant to Section 6.18 to the extent such agreements’ applicable restrictions will not materially impair the Company’s ability to make principal or interest payment on the Loans, (b) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into in connection with the disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (c) any

Exhibit 10.8
restrictions with respect to assets encumbered by a Permitted Lien so long as such restriction applies only to the assets encumbered by such permitted Lien, (d) to the extent required by the minority shareholders thereof, any restriction with respect to a Foreign Subsidiary of which less than 90% of the Voting Stock is owned by the Company or any of its Subsidiaries, (e) [reserved], (f) applicable Requirements of Law, (g) customary restrictions and conditions contained in any agreement relating to the Disposition of any property not prohibited by Section 6.14 pending the consummation of such Disposition, (h) any agreement in effect at the time a Subsidiary becomes a Subsidiary of the Company, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Company, (i) any instrument governing Indebtedness permitted pursuant to Section 6.18 and assumed in connection with any acquisition permitted pursuant to Section 6.15 and, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired; or (j) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clauses (b), (h) or (i) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; provided, further, that this Section 6.20 shall not apply to encumbrances or restrictions arising by reason of customary non-assignment or no-subletting clauses in leases or other contracts entered into in the ordinary course of business and consistent with past practices.

6.21.    Swap Agreements. The Company will not, and will not permit any Subsidiary to, enter into or remain a party to any Swap Agreement for purposes of financial speculation.

6.22.    [Reserved].

6.23.    [Reserved].
6.24.    [Reserved].

6.25.    Restricted Payments. The Company will not, and will not permit any Subsidiary to, declare or pay any dividend (other than dividends payable solely in Capital Stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Company or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary (collectively, “Restricted Payments”), except any Subsidiary may make Restricted Payments to the Company or another Subsidiary; provided that, in the case of Restricted Payments to (i) any Subsidiary, the Capital Stock of which is not 100% pledged as Collateral or (ii) an External Subsidiary, such Subsidiary shall receive no more than such Subsidiary’s ratable share of the Restricted Payment.

Notwithstanding the foregoing, no Restricted Payment may be made by a Loan Party that results, directly or indirectly, in any Person that is not a Loan Party owning or holding Material Intellectual Property.

6.26.    Certain Payments of Indebtedness. The Company will not, and will not permit any Subsidiary to, make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to Prepetition Indebtedness or Indebtedness that is subordinated in right of payment to the Obligations (collectively, the “Restricted Indebtedness”) other than (i) as permitted by the Orders, (ii) as permitted by any Approved Bankruptcy Court Order and consistent with the Approved Budget (subject to permitted variances), (iii) ABL Facility Refinancing, (iv) Superpriority Term Loan Facility Refinancing or (v) as permitted by any other order of the Bankruptcy Court in amounts satisfactory the Required Lenders; provided that, in the case of clauses (i)

Exhibit 10.8
and (ii), in amounts not in excess of the amounts set forth for such payments in the Approved Budget (subject to permitted variances).

6.27.    Amendments to Organizational Documents. The Company will not, and will not permit any Loan Party to amend, supplement, terminate, replace or waive or otherwise modify any Organizational Document of the Company or any Loan Party in a manner, taken as a whole, that is materially adverse to the interests of the Lenders.

6.28.    [Reserved].

6.29.    DAC6. Following the reasonable request of the Administrative Agent (acting at the direction of the Required Lenders), the Company shall supply to the Administrative Agent (in sufficient copies for all the Lenders if the Administrative Agent so requests): (i) promptly upon the making of such analysis or the obtaining of such advice, any analysis made or advice obtained on whether any transaction contemplated by the Loan Documents or any transaction carried out (or to be carried out) in connection with any transaction contemplated by the Loan Documents contains a hallmark as set out in Annex IV of DAC6 and (ii) promptly upon the making of such reporting and to the extent permitted by applicable law and regulation, any reporting made by any governmental or taxation authority by or on behalf of the Company or any of its Subsidiaries or by any adviser to such Person in relation to DAC6 or any law or regulation which implements DAC6 and any unique identification number issued by any governmental or taxation authority to which any such report has been made (if available).

6.30.    [Reserved].

6.31.    [Reserved].

6.32.    [Reserved].

6.33.    [Reserved].

6.34.    Certain Bankruptcy Matters (Compliance with Orders). The Loan Parties and the Subsidiaries shall comply in all material respects (i) after entry thereof, with all of the requirements and obligations set forth in the Orders and the Cash Management Order, as each such order is amended and in effect from time to time in accordance thereof and with this Agreement, (ii) after entry thereof, with each order of the type referred to in clause (b) of the definition of “Approved Bankruptcy Court Order”, as each such order is amended and in effect in accordance with this Agreement (including, for the avoidance of doubt, the requirements set forth in clause (b) of the definition of “Approved Bankruptcy Court Order”) and (iii) after entry thereof, the First Day Orders (to the extent not covered by clause (i) or (ii) above) and the orders approving the Debtors’ “second day” relief and any pleadings seeking to establish material procedures for administration of the Chapter 11 Cases or approving significant or material outside the ordinary course of business transactions obtained in the Chapter 11 Cases, as each such order is amended and in effect in accordance with this Agreement (including, for the avoidance of doubt, the requirements set forth in clause (c) of the definition of “Approved Bankruptcy Court Order”).

6.35.    Bankruptcy Notices.

(a)    The Company will furnish to the Administrative Agent (and the Administrative Agent will make available to each Lender) and the Ad Hoc Group Advisors, to the extent reasonably practicable, no later than two (2) calendar days (or such shorter period as the Required Lenders may agree) prior to filing with the Bankruptcy Court, the Final Order and all other proposed orders and pleadings relating to the Term Loans and the Loan Documents, any other financing or use of Cash Collateral, any sale or other disposition of Collateral outside the ordinary course having a value in

Exhibit 10.8
excess of $1,000,000, cash management, adequate protection, any Chapter 11 Plan and/or any disclosure statement or supplemental document related thereto.

(b)    The Company will furnish to the Administrative Agent (and the Administrative Agent will make available to each Lender) and the Ad Hoc Group Advisors, to the extent reasonably practicable, no later than two (2) calendar days (or such shorter period as the Required Lenders may agree) prior to filing with the Bankruptcy Court all other filings, motions, pleadings, other papers or material notices to be filed with the Bankruptcy Court relating to any request (x) to approve any compromise and settlement of claims whether under Rule 9019 of the Federal Rules of Bankruptcy Procedure or otherwise or (y) for relief under section 363 of the Bankruptcy Code, in each case other than notices, filings, motions, pleadings or other information concerning less than $1,000,000 in value.

(c)    The Company will furnish to the Administrative Agent (and the Administrative Agent will make available to each Lender) and the Ad Hoc Group Advisors upon request copies of any informational packages provided to potential bidders, draft agency agreements, purchase agreements, status reports and updated information related to the sale of any assets or any other transaction and copies of any such bids and any updates, modifications or supplements to such information and materials; provided that any Lender that is a potential bidder shall not receive such information and materials; provided, further, it being understood and agreed that neither the Administrative Agent, the Ad Hoc Group Advisors nor any Lender that is not a potential bidder will provide any potential bidder with any such information or materials; provided, however, that notwithstanding the foregoing, the Company shall not be required to furnish any information under this clause (c) to the extent (i) prohibited by applicable law or (ii) subject to attorney-client privilege.

6.36.    Certain Case Milestones. Each Loan Party shall satisfy the milestones set forth on Schedule 6.36 herein (the “Milestones”) in accordance with the applicable timing referred to therein (or such later dates as approved by the Required Lenders which approval may be given in the form of an email communication from any of the Specified Ad Hoc Group Advisors).

6.37.    [Reserved].

6.38.    Priority of Liens and Claims. Each Loan Party that is a U.S. Debtor hereby covenants, represents and warrants that:

(a)    upon entry of the Interim Order (and when applicable, the Final Order), its Obligations hereunder and under the other Loan Documents, in each case subject to the Orders, as applicable shall at all times (i) constitute an allowed Superpriority Claim against such Loan Party, which will be payable from and have recourse to all pre- and Post-Petition property of such Loan Party and all proceeds thereof (excluding Avoidance Actions but including, subject to entry of a Final Order, Avoidance Proceeds other than Avoidance Proceeds arising out of Avoidance Actions against non-insiders of the Company and its Subsidiaries), subject to the Carve-Out to the extent provided in the Interim Order or the Final Order, as applicable, and any payments or proceeds on account of such Superpriority Claim shall be distributed in accordance with Section 2.10 and (ii) be secured by a valid, binding, continuing, enforceable, fully-perfected senior security interest and Lien on all of the assets of such Loan Party, whether currently existing or thereafter acquired, of the same nature, scope and type as the Collateral with the priorities set forth in the Orders.

(b)    Subject to and effective only upon entry of the Final Order, except to the extent of the Carve-Out and the Orders, no costs or expenses of administration of the Chapter 11

Exhibit 10.8
Cases or any future proceeding that may result therefrom, including a case under Chapter 7 of the Bankruptcy Code, shall be charged against or recovered from the Collateral pursuant to sections 105 or 506(c) of the Bankruptcy Code, the enhancement of collateral provisions of section 552 of the Bankruptcy Code, or any other legal or equitable doctrine (including, without limitation, unjust enrichment) or any similar principle of law, without the prior written consent of the Administrative Agent, the Collateral Agent and the Required Lenders, as the case may be with respect to their respective interests, and no consent shall be implied from any action, inaction or acquiescence by the Administrative Agent, the Collateral Agent or the Lenders. In no event shall the Administrative Agent, the Collateral Agent, the Lenders or the Prepetition Secured Parties (as defined in the Orders) be subject to (i) the “equities of the case” exception contained in section 552(b) of the Bankruptcy Code (subject only to and effective upon entry of the Final Order), or (ii) the equitable doctrine of “marshaling” or any other similar doctrine with respect to the Collateral.

(c)    Except for the Carve-Out and as otherwise set forth in the applicable Order and herein, the Superpriority Claims shall at all times be senior to the rights of such Loan Party, any Chapter 11 trustee and, subject to section 726 of the Bankruptcy Code, any Chapter 7 trustee, or any other creditor (including, without limitation, Post-Petition counterparties and other Post-Petition creditors) in the Chapter 11 Cases or any subsequent proceedings under the Bankruptcy Code, including, without limitation, any Chapter 7 cases (if any of the Chapter 11 Cases are converted to cases under Chapter 7 of the Bankruptcy Code).

6.39.    Budget Variance Covenant.

(a) Commencing with the delivery of the Budget Variance Report for the Budget Variance Test Period ending on June 18, 2023, and as of each subsequent Budget Variance Test Period, the Company and the Guarantors shall not permit:

(i) actual total receipts for such Budget Variance Test Period to be less than 80.0% of the forecasted receipts for such Budget Variance Test Period in the applicable Approved Budget;

(ii) actual total disbursements for such Budget Variance Test Period to be greater than 115.0% of the forecasted total disbursements for such Budget Variance Test Period in the applicable Approved Budget; and

(iii) the variance of the sum of actual total receipts plus actual total disbursements for such Budget Variance Test Period to be greater than 15.0% to the forecasted sum of total receipts plus total disbursements for such Budget Variance Test Period in the applicable Approved Budget.

To the extent that any Budget Variance Test Period encompasses a period that is covered in more than one Approved Budget, the applicable weeks from each applicable Approved Budget shall be utilized in making the calculations pursuant to this Section 6.39.

6.40.    Liquidity. Commencing with the week ending June 11, 2023, the Company shall not permit Liquidity to be less than $250,000,000 on the last date of the calendar week.

6.41.    Executive Compensation. The Company and the Guarantors shall not, nor shall they permit any of their Subsidiaries to, enter into any material retention plan with any material key employee, any material new or amended agreement regarding executive compensation for any material key employee, or other material executive compensation arrangement for any material key employee, in each case, outside the

Exhibit 10.8
ordinary course of business and with a value in excess of $1,000,000 without the prior consent of the Required Lenders.

6.42.    Additional Bankruptcy Matters. No Loan Party shall, and no Loan Party shall permit any of its Subsidiaries to, without the Required Lenders’ prior written consent, do any of the following:

(a) assert, join, investigate, support or prosecute any claim or cause of action against any of the Secured Parties (in their capacities as such), unless such claim or cause of action is in connection with the enforcement of the Loan Documents against any of the Administrative Agent or Lenders;

(b) subject to the terms of the Orders, object to, contest, delay, prevent or interfere with in any material manner the exercise of rights and remedies by the Administrative Agent, the Collateral Agent or the Lenders with respect to the Collateral following the occurrence, and during the continuance, of a Default or an Unmatured Default; provided that any Loan Party may contest or dispute whether a Default has occurred, has been cured or has been waived in accordance with the terms of the Orders; or

(c) except as expressly provided or permitted hereunder (including, without limitation, to the extent authorized pursuant to any order of the Bankruptcy Court complying with the terms of this Agreement) or with the prior consent of the Required Lenders (and, if applicable, the Administrative Agent and/or the Collateral Agent) or provided pursuant to an Approved Bankruptcy Court Order, make any payment or distribution to any non-Debtor affiliate or insider unless such payment or distribution is on arm’s length terms, consistent with past practice and in the ordinary course of business for the applicable Loan Party or Subsidiary; provided that, any vote, decision or other action of any independent director of the board of directors, members or other governing body of any Company Party (whether or not such vote, decision or other action binds such Company Party to such vote, decision or other action) shall not be subject to this Section 6.42.

Notwithstanding anything to the contrary in this Article VI, nothing in this Article VI shall prohibit the consummation of any of the transaction steps described in the Restructuring Steps Memorandum in accordance with the Acceptable Plan of Reorganization.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1.    Any representation or warranty made or deemed made by or on behalf of the Company or its Subsidiaries to the Lenders or the Administrative Agent or the Collateral Agent in any Loan Document, in connection with any Loan, or in any certificate or information delivered in writing in connection with any Loan Document, shall be false in any material respect on the date as of which made.

7.2.    Nonpayment of principal of any Loan when due, or nonpayment of interest on any Loan within five Business Days after written notice from the Administrative Agent that the same has become due, or nonpayment of any other obligations under any of the Loan Documents within five Business Days after written notice from the Administrative Agent that the same has become due, or nonpayment of any amounts due pursuant to the Orders.

7.3.    The breach by any Loan Party of any of the terms or provisions in Sections 6.2, 6.3, 6.12, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.25, 6.26, 6.27, 6.28, 6.32, 6.33, 6.34 (with respect to the

Exhibit 10.8
Orders, the Cash Management Order, the First Day Orders and the “second day” orders), 6.36, 6.38, 6.39, 6.40, 6.41 or 6.42.
7.4.    The breach by any Loan Party of, or other default by any Loan Party under, any of the terms or provisions of this Agreement or any other Loan Document (other than a breach or default which constitutes a Default under Sections 7.1, 7.2 or 7.3) which is not remedied (I) within three (3) Business Days in the case of any default under Section 6.35 or 6.37 or Section 6.1(iii), (x), (xi) or (xii) or (II) within 30 days in the case of any other term, in each case, after written notice from the Administrative Agent or knowledge by such Loan Party of such failure.

7.5.    Failure of the Company or any of its Subsidiaries to pay when due any principal of, or premium or interest on (beyond any applicable grace period therefor) any Indebtedness or net obligations under any Swap Agreement to the extent such Indebtedness and/or net obligations aggregate in excess of $5,000,000 (“Material Indebtedness”) (other than any Indebtedness that arose prior to the Petition Date so long as the remedies under such Indebtedness are subject to the automatic stay applicable under section 362 of the Bankruptcy Code); or the default by the Company or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity (other than Prepetition Indebtedness or other Indebtedness the breach or default of which resulted solely from the commencement of the Cases so long as the remedies under such Prepetition Indebtedness or other Indebtedness are subject to the automatic stay applicable under section 362 of the Bankruptcy Code); or any Material Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof (other than Prepetition Indebtedness or other Indebtedness the breach or default of which resulted solely from the commencement of the Cases so long as the remedies under such Prepetition Indebtedness or other Indebtedness are subject to the automatic stay applicable under section 362 of the Bankruptcy Code).

7.6.    Other than the Cases, the Company or any of its Subsidiaries, shall (i) voluntarily have an order for relief entered with respect to it under any existing or future Bankruptcy Law, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, interim receiver, monitor, administrator, custodian, trustee, examiner, liquidator or similar official for it or any portion of its Property, (iv) institute any proceeding seeking an order for relief under any existing or future Bankruptcy Law, seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, administration, reorganization, moratorium, arrangement, adjustment or composition of it or its debts or seeking similar relief under any Bankruptcy Law or similar proceeding or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, company or other action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7 or (vii) not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.7.    Other than the Cases, without its application, approval or consent, a receiver, interim receiver, monitor, administrator, trustee, examiner, liquidator or similar official shall be appointed for the Company or any of its Subsidiaries or any portion of their respective Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Company or any of its Subsidiaries (other than an immaterial Subsidiary) and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

7.8.    Any court, government or governmental agency shall without appropriate compensation condemn, seize or otherwise appropriate, or take custody or control of (each a “Condemnation”), all or any portion of the Property of the Company or any of its Subsidiaries (except for any Condemnation pursuant to any order in the Cases) which, when taken together with all other Property of the Company and its Subsidiaries so

Exhibit 10.8
condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, is reasonably likely to have a Material Adverse Effect.

7.9.    Except for any order fixing the amount of any claim in any Case, one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (other than judgments covered by insurance issued by an insurer that has accepted coverage and has the ability to pay such judgments) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 90 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment which is not effectively stayed for a period of 30 consecutive days.

7.10.    [Reserved].

7.11.    The Company or any of its Subsidiaries shall be the subject of any proceeding or investigation related to any Environmental Law or Hazardous Substance, including pertaining to the Release by the Company or any of its Subsidiaries or any other Person of any Hazardous Substance, or any violation of any applicable Environmental Law, which, in either case, could reasonably be expected to have a Material Adverse Effect.

7.12.    The occurrence of any Change of Control.

7.13.    On and after the Closing Date, any Lien purported to be created on any material portion of the Collateral under any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on such Collateral (subject to Permitted Liens), except in connection with a release of such Collateral in accordance with the terms of this Agreement.

7.14.    This Agreement, any Guaranty, any of the Orders or any Security Document (after effectiveness thereof) shall for any reason cease to be in full force and effect and valid, binding and enforceable in accordance with its terms after its date of execution, or any Loan Party shall so state in writing, in each case other than in connection with a release of any Guaranty or security interest in accordance with the terms of this Agreement.

7.15.    Any Loan Party (or any Subsidiary thereof) shall have taken any action or filed any document, amendment, modification or supplement that is inconsistent with the terms and provisions of Section 17.6 herein.

7.16.    There occurs any of the following:

(a)    The entry of an order dismissing any of the Chapter 11 Cases, converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code or any filing by any Loan Party (or any Subsidiary thereof) of a motion or other pleading seeking entry of such an order, in each case, without the consent of the Required Lenders;

(b)    a trustee, a responsible officer or an examiner having expanded powers (beyond those set forth under sections 1106(a)(3) and (4) of the Bankruptcy Code) under Bankruptcy Code section 1104 (other than a fee examiner), or any similar person is appointed or elected in the any of the Chapter 11 Cases, any Loan Party (or any Subsidiary thereof) applies for, consents to, or fails to contest in, any such appointment, or the Bankruptcy Court shall have entered an order providing for such appointment, in each case, without the consent of the Required Lenders in their sole discretion;

Exhibit 10.8
(c)    the entry of an order or the filing by any Loan Party (or any Subsidiary thereof) of an application, motion or other pleading seeking entry of an order staying, reversing, amending, supplementing, vacating or otherwise modifying the Interim Order or the Final Order, or any of the Company or any of its Subsidiaries shall apply for authority to do so (unless substantially concurrently with the entry of such order the DIP Term Facility will be repaid in full and the Commitments will be terminated), without the consent of the Required Lenders, or the Interim Order or Final Order shall cease to be in full force and effect;

(d)    (i) the entry of an order in any of the Chapter 11 Cases denying or terminating use of Cash Collateral by the Loan Parties that are U.S. Debtors; (ii) the termination of the right of any Loan Party that is a U.S. Debtor to use any Cash Collateral under the Orders or the Cash Management Order, and in either case, the U.S. Debtors have not otherwise obtained authorization to use Cash Collateral with the prior written consent of the Administrative Agent and the Required Lenders; or (iii) any other event that terminates the Loan Parties’ right to use Cash Collateral, in each case, without the consent of the Required Lenders;

(e)    any of the Loan Parties or any of their Subsidiaries shall commence, join in, assist, support or otherwise participate as an adverse party in any suit or other proceeding against the Administrative Agent, the Collateral Agent or the Lenders (in each case, in their capacities as such), including, without limitation, with respect to the U.S. Debtors’ stipulations, admissions, agreements and releases contained in this Orders, the invalidation, subordination or other challenging of the Superpriority Claims and Liens granted to secure the Obligations of the U.S. Debtors or any other rights granted to the Administrative Agent, the Collateral Agent or the Lenders in the Orders or this Agreement or with respect to any relief under section 506(c) of the Bankruptcy Code with respect to any Collateral of the U.S. Debtors, in each case, without the consent of the Required Lenders;

(f)    the entry of an order in any of the Chapter 11 Cases (other than the Orders and the Cash Management Order) granting authority to use Cash Collateral (other than with the prior written consent of the Administrative Agent and the Collateral Agent (in each case, solely with respect to its own rights, obligations, liabilities, duties and treatment) and the Required Lenders) or to obtain financing under section 364 of the Bankruptcy Code (other than the DIP Term Facility);

(g)    without the written consent of the Administrative Agent and the Collateral Agent (in each case, solely with respect to its own rights, obligations, liabilities, duties and treatment) and the Required Lenders, the entry of an order in any of the Chapter 11 Cases granting adequate protection to any other person (which, for the avoidance of doubt, shall not apply to any payments made pursuant to any Order or any First Day Order reasonably acceptable to the Required Lenders);

(h)    the filing or support of any pleading by any Loan Party (or any of its Subsidiaries) seeking, or otherwise consenting to, any of the matters set forth in clauses (a) through (g) above or which could otherwise be reasonably expected to result in the occurrence of a Default;

(i)    an order of the Bankruptcy Court granting, other than in respect of this Agreement and the Carve-Out or pursuant to the Orders, any superpriority administrative expense claim in the Chapter 11 Cases pursuant to section 364(c)(1) of the Bankruptcy Code pari passu with or senior to the claims of the Administrative Agent, the Collateral Agent and the Lenders, or the filing by any Loan Party (or any of its Subsidiaries) of a motion or application seeking entry of such an order;

(j)    the Final Order is not entered by the date that is forty-five days after the Petition Date;

(k)    noncompliance by any Loan Party or any of its Subsidiaries with the terms of the Interim Order or the Final Order in any material respects;

Exhibit 10.8

(l)    the filing of a Chapter 11 Plan that is not an Acceptable Plan of Reorganization; or

(m)    any Loan Party (or any of its Subsidiaries) shall file a motion, without the Required Lenders’ written consent, seeking authority to sell all or substantially all of its assets or consummate a sale of assets of the Loan Parties that are U.S. Debtors or the Collateral having a value in excess of $5,000,000 and not otherwise permitted hereunder in a transaction, in each case that is not approved by the Required Lenders.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.    Acceleration; Remedies.

(a)    Subject to the Carve-Out and the Orders, if any Default occurs and is continuing, the Administrative Agent and/or the Collateral Agent (acting at the direction of the Required Lenders) may take any or all of the following actions (subject to the terms of the Final Order), without prejudice to the rights of the Administrative Agent, the Collateral Agent or any Lender to enforce their claims against the Company, except as otherwise specifically provided for in this Agreement: (i) terminate or suspend the obligations of the Lenders to make Loans and the Commitments hereunder; (ii) declare the Obligations to be due and payable, or both, whereupon (if so declared) the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Company hereby expressly waives and (iii) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law.

(b)    In the event any party requests a hearing seeking to prevent the Administrative Agent, the Collateral Agent or the Lenders from exercising any of their rights and remedies that arise after a Default occurs and during the continuance thereof, the sole issue before the Bankruptcy Court at such hearing shall be whether a Default has occurred and has not been cured or waived. No other issue or argument shall be relevant to any opposition to enforcement of the Administrative Agent’s, the Collateral Agent’s or the Lenders’ rights.

(c)    Notwithstanding anything to the contrary herein, the enforcement of Liens or remedies with respect to the Collateral and the exercise of all other remedies provided for in this Agreement and the other Loan Documents, shall be subject to the provisions of the applicable Order (including notice periods as provided therein).

8.2.    Amendments.

8.2.1    Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Company may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Company hereunder or waiving any Unmatured Default or Default hereunder; provided, however, no such supplemental agreement shall, (a) without the consent of the Administrative Agent, modify any rights or obligations of any kind of the Administrative Agent or (b) without the consent of the Collateral Agent, modify any rights or obligations of any kind of the Collateral Agent, and provided, further, that no such supplemental agreement shall,

(a)    without the consent of each Lender directly and adversely affected thereby:

Exhibit 10.8
(i)    increase any Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent or of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an increase of any Commitment of any Lender and shall require the consent of the Required Lenders only);

(ii)    extend the Scheduled Maturity Date of any Loan or Commitment (it being understood that a waiver of any condition precedent or of any Default (other than a Default under Section 7.2), mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension of any Loan or Commitment of any Lender and shall require the consent of the Required Lenders only) or forgive all or any portion of the principal amount thereof (it being understood that a waiver of any condition precedent or the waiver of any Unmatured Default, Default (other than an Unmatured Default or Default, in each case under Section 7.2) or mandatory prepayment shall not constitute a reduction in principal and shall require the consent of the Required Lenders only), or reduce the stated rate of interest (it being understood a waiver of default interest is not a reduction in the stated rate of interest and shall require the consent of the Required Lenders only) or fees or extend the time or change the form or manner of payment of interest or fees thereon, or reduce or forgive any premium (including, for the avoidance of doubt, any DIP Premiums after final approval thereof by the Bankruptcy Court and decreases in the Minimum Plan Equity Value Amount, the forgiveness, reduction or decrease or the modification of the form or manner or payment of which shall in any event require the consent of the person entitled thereto, whether or not such person is a Lender) or extend the time of payment thereof;

(iii)    extend the grace period applicable to Defaults described in Section 7.2;

(iv)    reduce or extend the scheduled amortization of any Loans or Commitments;

(v)    modify the restriction in Section 11.8 regarding the prohibition on Secured Parties credit bidding independently;

(vi)    change the currency in which any Term Loan or Commitment is denominated;

(vii)    amend Section 2.10 or 12.2 or amend or modify, directly or indirectly, any provision of any Loan Document that requires payments to the Lenders to be made on a ratable basis or shared on a ratable basis;

(viii)    directly or indirectly (A) subordinate the DIP Term Facility or Obligations in right of payment to the prior payment of any other Indebtedness or obligations of the Loan Parties or (B) subordinate the Liens on any of the Collateral to any other Lien on such Collateral securing any other Indebtedness or obligations of the Loan Parties, unless such Lender has been offered a bona fide opportunity to participate in the transaction on a pro rata basis and has declined, failed to respond within five (5) Business Days or not accepted the opportunity to participate;

(ix)    amend, waive or otherwise modify Section 13.1(b)(iii) to permit purchases of Term Loans hereunder by the Company or any of its Subsidiaries;

(x)    amend, waive or otherwise modify the second proviso to Section 11.9(d); or

Exhibit 10.8
(xi)    designate any Subsidiary as “unrestricted” or otherwise exclude any Subsidiary from the requirements applicable to Subsidiaries pursuant to this Agreement.

(b)     without the consent of the Person to whom any DIP Premium is owed, whether or not such person is a Lender, forgive, reduce or decrease the amount of DIP Premiums payable to such Person (including by reducing the Minimum Plan Equity Value Amount), or change the form or manner or extend the time of payment of DIP Premiums to such Person or amend or modify this clause (b). Any Person to whom any DIP Premium is owed that is not a Lender shall be a third party beneficiary of this clause (b).

(c)    without the consent of all Lenders:

(i)    amend this Section 8.2.1, reduce the percentage specified in the definitions of Required Lenders, Required Backstop Lenders or Supermajority Lenders or include any new or increased Aggregate Outstandings or Aggregate Commitments established pursuant to any amendment hereto in the definitions of Required Lenders, Required Backstop Lenders or Supermajority Lenders or threshold calculation in clause (d) below for purposes of any consent to be obtained therewith in connection with any transaction contemplated at the time of such amendment;

(ii)    have the effect of releasing all or substantially all of the Liens on the Collateral securing the Obligations or the Guarantors from the Guaranty; provided that for the avoidance of doubt releases pursuant to Section 11.9 will not require any amendment or waiver of this Agreement (it being understood that the determination that any assets acquired after the Closing Date shall not constitute or be required to constitute Collateral shall not be deemed a release of Collateral);

(iii)    permit the Company to assign its rights under this Agreement; or

(iv)    amend or modify the Superpriority Claim status of the Lenders under the Orders or under any Loan Document.

(d)    subject to Section 8.2.1(c)(ii), without the consent of Lenders whose Aggregate Outstandings and Aggregate Commitments (without duplication) exceed 90.0% of the Aggregate Outstandings and Aggregate Commitments (without duplication) of all Lenders, directly or indirectly have the effect of releasing Liens on Collateral with a fair market value in excess of 25.0% of the fair market value of the Collateral of all Loan Parties on a consolidated basis immediately prior to giving effect to such release or Guarantors with total assets or revenues in the aggregate in excess of 25.0% of the total assets or revenues, as applicable, of all Loan Parties on a consolidated basis immediately prior to giving effect to such release in connection with any financing transaction (including liability management transactions), unless each Lender has been offered a bona fide opportunity to participate in such transaction on a pro rata basis and has declined, failed to respond within five (5) Business Days or not accepted the opportunity to participate.

8.2.2    Notwithstanding anything to the contrary herein or in any other Loan Document, the Company may, without the consent of any other party hereto, amend, modify or supplement Schedule 1.1(c) to reflect any transfer of the right to receive New Common Stock on account of any DIP Premium notified to the Company in accordance with Section 13.1.

8.2.3    Notwithstanding anything herein to the contrary, Defaulting Lenders shall not be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification,

Exhibit 10.8
termination or waiver and, for purposes of determining the Required Lenders or Required Backstop Lenders, the Commitments and the Aggregate Outstandings of such Defaulting Lender shall be disregarded, in each case except as provided in Section 2.17(a).

8.2.4    [Reserved].

8.2.5    Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent may, with the consent of the Company only, amend, modify or supplement this Agreement or any of the other Loan Documents as may be reasonably necessary or advisable to cure any error, ambiguity, omission, defect or inconsistency in order to more accurately reflect the intent of the parties, provided that (x) prior written notice of such proposed cure shall be given to the Lenders and (y) the Required Lenders do not object to such cure in writing to the Administrative Agent within five Business Days of such notice. In connection with any amendments required by or appropriate to effectuate Section 6.28, the Administrative Agent and the Company may, without the consent of any other party hereto, make such changes to this Agreement as they deem necessary to reflect the changes required by such Sections.

8.2.6    Notwithstanding anything to the contrary herein or in any other Loan Document, (a) no modification or waiver of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent; (b) no modification or waiver of any provision of this Agreement relating to the Collateral Agent shall be effective without the written consent of the Collateral Agent; (c) [reserved]; and (d) the Administrative Agent may waive payment of the fee required under Section 13.1 without obtaining the consent of any other party to this Agreement.

8.2.7    Notwithstanding anything to the contrary herein or in any other Loan Document, guarantees, collateral documents and related documents executed by Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent or the Collateral Agent (as applicable) (acting at the direction of the Required Lenders) and may be, together with any other Loan Document, entered into, amended, supplemented or waived, without the consent of any other person, by the applicable Loan Party or Loan Parties and the Administrative Agent or the Collateral Agent (as applicable), each acting at the direction of the Required Lenders, to (A) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (B) as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable requirements of law, or (C) to cure ambiguities, omissions, mistakes or defects or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

8.2.8.    The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Lender for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Agreement or any Loan Document unless such consideration is offered to all Lender and is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment; provided that, this Section 8.2.8 may not be amended, modified or waived without the consent of each Lender directly and adversely affected thereby.

8.3.    Preservation of Rights. No delay or omission of the Lenders, the Administrative Agent or the Collateral Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Company to satisfy the conditions precedent to such Loan shall

Exhibit 10.8
not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent, the Collateral Agent and the Lenders until the Obligations (other than contingent indemnity or reimbursement obligations for which no claim has been asserted) have been paid in full.

ARTICLE IX

[RESERVED]

ARTICLE X

GENERAL PROVISIONS

10.1.    Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive delivery of the Loan Documents and the making of the Loans herein contemplated.

10.2.    Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

10.3.    Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

10.4.    Entire Agreement; Integration. The Loan Documents embody the entire agreement and understanding among the Company, the other Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders and supersede all prior agreements and understandings among the Company, the other Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders relating to the subject matter thereof other than any separate letter agreements among the Company and the Administrative Agent and/or the Collateral Agent which survive the execution of the Loan Documents

10.5.    Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent and/or the Collateral Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

10.6.    Expenses; Indemnification.

(a)    The Company shall reimburse the Agents (including any of their respective Affiliates) and each Lender (including any of its respective Affiliates) for any reasonable out-of-pocket costs and expenses documented in reasonable detail (limited in the case of legal fees and expenses, to the reasonable fees, charges and disbursements of (i) White & Case LLP, as counsel to the Agents (plus one firm of local counsel to the Agents in each relevant jurisdiction and one firm of conflicts counsel to the Agents if the Agents determine engaging such counsel is appropriate in their sole discretion) and (ii) the Ad Hoc Group Advisors (plus one firm of local counsel per material jurisdiction to the Ad Hoc Group as may be reasonably necessary), upon presentation of a reasonably detailed statement of all such costs and expenses, paid or incurred by the Agents

Exhibit 10.8
(including any of their respective Affiliates) and the Lenders (including any of their respective Affiliates) in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration (including, without limitation, preparation of the reports described below) of the Loan Documents. The Company also agrees to reimburse the Agents and the Lenders for any reasonable out-of-pocket costs and expenses (limited in the case of legal fees and expenses, to the reasonable fees, charges and disbursements of (i) White & Case LLP, as counsel to the Agents (plus one firm of local counsel to the Agents in each relevant jurisdiction and one firm of conflicts counsel to the Agents if the Agents determine engaging such counsel is appropriate in their sole discretion) and (ii) Davis Polk & Wardwell LLP (plus one firm of local counsel per material jurisdiction to the Ad Hoc Group as may be reasonably necessary)) paid or incurred by the Agents or any Lender in connection with the collection and enforcement of the Loan Documents.

(b)    The Company hereby further agrees to indemnify the Agents, each Lender and the respective Related Parties of each of the foregoing (each such party, an “Indemnitee”) and hold them harmless from and against all losses, claims, damages, liabilities and related expenses, including without limitation, any reasonable and documented (in reasonable detail) fees and expenses (but limited in the case of fees and expenses, to the reasonable fees, charges and disbursements of (i) White & Case LLP, as counsel to the Agents (plus one firm of local counsel to the Agents in each relevant jurisdiction and one firm of conflicts counsel to the Agents if the Agents determine engaging such counsel is appropriate in their sole discretion) and (ii) the Ad Hoc Group Advisors (plus one firm of local counsel per material jurisdiction to the Ad Hoc Group as may be reasonably necessary)) of any such Indemnitee to the extent arising out of, in connection with or as a result of the Transactions, including, without limitation, (i) the financings contemplated thereby, or any transactions connected therewith (including the Transactions) or any claim, litigation, investigation or proceeding (regardless of whether any such Indemnitee is a party thereto and regardless of whether such claim, litigation, investigation or proceeding is brought by a third party or by the Company or any of its Subsidiaries) to the extent related to any of the foregoing and (ii) the Release of Hazardous Substances at any real property or facility currently or formerly owned, leased or operated by the Company or any of its Subsidiaries, or any Environmental Liability related to the Company or any of its Subsidiaries; provided that the foregoing indemnity will not, as to any Indemnitee, apply to losses, claims, damages, liabilities and related expenses to the extent they (a) are found in a final and non-appealable judgment of a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of such Indemnitee or any of its Related Parties, (b) [reserved] or (c) any dispute solely among Indemnitees or their respective Related Parties other than claims against any agent or arranger in its capacity or in fulfilling its role as agent or arranger or any similar role under the DIP Term Facility and other than claims to the extent arising out of any act or omission on the part of the Company or its Affiliates. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. The obligations of the Company under this Section 10.6 shall survive the termination of this Agreement.

10.7.    Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

10.8.    Nonliability of Agents and Lenders. The relationship between the Company and the Lenders shall be solely that of borrower and lender. Neither the Administrative Agent, the Collateral Agent nor any Lender shall have any fiduciary responsibilities to the Company. Neither the Administrative Agent, the Collateral Agent nor any Lender undertakes any responsibility to the Company to review or inform the

Exhibit 10.8
Company of any matter in connection with any phase of the Company’s business or operations. The Company agrees that neither the Administrative Agent, the Collateral Agent nor any Lender shall have liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, except to the extent it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of, or material breach of any of the Loan Documents by, the party from which recovery is sought. Neither the Administrative Agent, the Collateral Agent nor any Lender shall have any liability with respect to, and the Company hereby waives, releases and agrees not to sue for, any special, punitive, indirect or consequential damages suffered by the Company in connection with, arising out of, or in any way related to the Loan Documents, the Transactions or the other transactions contemplated thereby.

10.9.    Confidentiality.

(a)    Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and be instructed and agree to keep such Information confidential), (ii) to the extent requested by any regulatory authority or by applicable laws or regulations, (iii) to the extent required by any subpoena or similar legal process, provided, however, to the extent permitted by applicable law and if practical to do so under the circumstances, that the Person relying on this clause (iii) shall provide the Company with prompt notice of any such required disclosure so that the Company may seek a protective order or other appropriate remedy, and in the event that such protective order or other remedy is not obtained, such Person will furnish only that portion of the Information which is legally required, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.9, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (vii) as permitted by Section 13.2 hereof, (viii) with the consent of the Company or (ix) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section 10.9 or any agreement contemplated by this Section 10.9 or (2) becomes available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis from a source other than the Company (and not in breach of this Section 10.9 or any agreement contemplated by this Section 10.9). For the purposes of this Section 10.9, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or their business, other than any such information that is available to the Administrative Agent, the Collateral Agent or any Lender on a non-confidential basis prior to disclosure by the Company or any Subsidiary and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section 10.9 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

(b)    Notwithstanding the above, nothing in any Loan Document shall prevent disclosure of any confidential information or other matter to the extent that preventing that disclosure would otherwise cause any transaction contemplated by the Loan Documents or any transaction carried

Exhibit 10.8
out in connection with any transaction contemplated by the Loan Documents to become an arrangement described in Part II A 1 of Annex IV of Directive 2011/16/EU.

(c)    EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.9(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(d)    NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS ACKNOWLEDGES THAT SOME OR ALL OF THE INFORMATION AS DEFINED IN SECTION 10.9(a) IS OR MAY BE PRICE SENSITIVE INFORMATION AND THAT THE USE OF SUCH INFORMATION MAY BE REGULATED OR PROHIBITED BY APPLICABLE LEGISLATION INCLUDING SECURITIES LAWS RELATING TO INSIDER TRADING (UNDER THE EU MARKET ABUSE REGULATION OR OTHERWISE) AND EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS UNDERTAKES NOT TO USE ANY INFORMATION FOR ANY UNLAWFUL PURPOSE.

(e)    ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE COMPANY, THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE COMPANY, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

10.10.    Nonreliance. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Loans provided for herein.

10.11.    USA PATRIOT Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it may be required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Patriot Act.

10.12.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans shall be increased (but not above the Maximum Rate

Exhibit 10.8
therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

10.13.    Transparency Provisions. For the purposes of the transparency provisions set forth in the CICR Resolution of 4 March 2003 and in the “Disposizioni sulla trasparenza delle operazioni e dei servizi bancari e finanziari” issued by the Bank of Italy (as amended from time to time), each of the parties hereby acknowledges and confirms that:

(a)    they have appointed and have been assisted by their respective legal counsels in connection with the negotiation, preparation and execution of this Agreement; and

(b)    this Agreement, and all of its terms and conditions, including the Recitals and the schedules hereto, have been specifically negotiated in all their aspects (“oggetto di trattativa individuale”) between the parties to this Agreement.

ARTICLE XI

THE AGENTS

11.1.    Appointment. Each of the Lenders hereby irrevocably appoints (a) the Administrative Agent as its administrative agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto, and (b) the Collateral Agent as its collateral agent and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

(a)    Each of the Lenders authorizes each of the Agents to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to such Agent under or in connection with this Agreement and the other Loan Documents together with any other incidental rights, powers, authorities and discretions expressly including appearing before Spanish public notaries to grant or execute any Spanish Public Document or private deed related to this mandate and, specifically, those deemed necessary or appropriate according to the mandate received (including, but not limited to, documents of formalisation, acknowledgement, confirmation, modification or release, acceptance of any security interest and acceptance of acknowledgement of debts by Guarantors).

(b)    At the request of either of the Agents (acting at the direction of the Required Lenders), a Lender that cannot authorize or empower, or has not authorized or empowered, either Agent to act on its behalf, irrevocably undertakes to each of the Agents and the other Lenders, to appear before a Spanish public notary and execute the relevant Spanish Public Document or other private deed together with such Agent to enable them to exercise any right, power, authority or discretion vested in it as Administrative Agent or Collateral Agent, as applicable, pursuant to this Agreement and to execute any document or instrument including any Spanish Public Document.

11.2.    [Reserved].

11.3.    Limitation of Duties and Immunities. The Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent and the Collateral Agent shall not be subject to any fiduciary or other implied duties or be held to be a trustee or fiduciary for any Secured Party, regardless of whether a Default or Unmatured Default has occurred and is continuing, (b) the Administrative Agent and the

Exhibit 10.8
Collateral Agent (as applicable) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent and the Collateral Agent are required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as required hereunder); provided that the Administrative Agent and Collateral Agent shall not be required to take any action that, in their opinion or the opinion of its counsel, may expose the Administrative Agent or Collateral Agent (as applicable) to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Bankruptcy Law, (c) except as expressly set forth herein, the Administrative Agent and the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent, the Collateral Agent or any of their Affiliates in any capacity, (d) [reserved], (e) the Collateral Agent reserves the right to forebear from foreclosing in its own name if to do so may expose it to undue risk, (f) in the event that, following a foreclosure in respect of any Collateral, the Collateral Agent acquires title to any portion of such Collateral or takes any managerial action of any kind in regard thereto in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under the provisions of CERCLA or otherwise cause the Collateral Agent to incur liability under CERCLA or any other Federal, state or local law, the Collateral Agent reserves the right, instead of taking such action, to either resign as Collateral Agent or arrange for the transfer of the title or control of the asset to a court appointed receiver, (g) neither the Administrative Agent nor the Collateral Agent (as applicable) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, Collateral Agent or any of its Affiliates in any capacity; and (h) the duties or obligations of the Administrative Agent and Collateral Agent shall be solely mechanical and administrative in nature. The Administrative Agent and the Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 8.2.1) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent and the Collateral Agent shall each be deemed not to have knowledge of any Default or Unmatured Default unless and until written notice stating such notice is a notice of an Unmatured Default or Default thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

11.4.    Reliance on Third Parties. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made in writing and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

11.5.    Sub-Agents. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.

Exhibit 10.8
The exculpatory provisions of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent, the Collateral Agent and any such sub-agent, and shall apply to their respective activities as Administrative Agent or Collateral Agent, as applicable.

11.6.    Successor Agent. Any Agent may resign upon 30 days’ notice by notifying the Lenders and the Company. Upon any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor from among the Lenders that is a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, which shall (unless a Default shall have occurred and be continuing) be subject to approval by the Company. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. Whether or not a successor has been appointed such resignation shall become effective in accordance with the notice given by the Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 10.6 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent or Collateral Agent, as applicable.

11.7.    Independent Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.

11.8    Credit Bidding. The Secured Parties hereby irrevocably authorize each Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) any Agent acting at the direction of the Required Lenders (whether by judicial action or otherwise) in accordance with any applicable law; provided that the Obligations of any regulated Lender may not be credit bid if such regulated Lender cannot comply with such applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase); provided that none of the Secured Parties shall be allowed to credit bid any of the Obligations independently and all such credit bids shall have to be submitted through, and administered by, an Agent (acting at the direction of the Required

Exhibit 10.8
Lenders), as set forth herein. In connection with any such bid (i) each Agent shall be authorized to (x) form one or more acquisition vehicles to make a bid and (y) adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by any Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 8.2 of this Agreement) and (ii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

11.9    Permitted Release of Collateral and Guarantors.

(a)    Automatic Release. If any Collateral is the subject of a Disposition (other than to another Loan Party) which is permitted under Section 6.14, the Liens in such Collateral granted under the Loan Documents shall automatically terminate with respect to such Collateral, and such Collateral will be disposed of free and clear of all such Liens.

(b)    Written Release. The Collateral Agent is authorized to release of record, and shall release of record, any Liens encumbering any Collateral that is the subject of a Disposition described in clause (a) above upon an authorized officer of the Company certifying in writing to the Collateral Agent that the proposed Disposition of Collateral is not to a Loan Party and is permitted under Section 6.14. To the extent the Collateral Agent is required to execute any release documents in accordance with the immediately preceding sentence, the Collateral Agent shall do so promptly upon request of the Company without the consent or further agreement of any Secured Party. If the Disposition of Collateral is not permitted under or pursuant to the Loan Documents, the Liens encumbering the Collateral may only be released in accordance with the other provisions of this Section 11.9 or the provisions of Section 8.2.

(c)    Other Authorized Release and Subordination. The Collateral Agent is irrevocably authorized by the Secured Parties, without any consent or further agreement of any Secured Party to: (i) subordinate or release the Liens granted to the Collateral Agent to secure the Obligations with respect to any Property which is permitted to be subject to a Lien of the type described in clauses (c), (d) and (f) of the definition of Permitted Encumbrances, (ii) release the Collateral Agent’s Liens upon the termination in full of the Commitments and the repayment in full of all Obligations (other than contingent indemnity or reimbursement obligations for which no claim has been asserted) and (iii) release the Collateral Agent’s Liens upon any Collateral that becomes an Excluded Asset; provided, that if as of the date of the requested release under clause (i): (A) the Company is subject to a proceeding of the type described in Section 7.6 or 7.7, or (B) the Collateral Agent is applying the proceeds of Collateral in accordance with Section 2.10(b), then the Collateral Agent shall not release its Liens until the termination in full of the Commitments and the repayment in full of all Obligations.

(d)    Authorized Release of Guarantors. If (i) the Administrative Agent shall have received a certificate of an Authorized Officer of the Company requesting the release of a Guarantor, certifying that the Administrative Agent is authorized to release such Guarantor because (x) the Capital Stock issued by such Guarantor have been disposed of to a Person other than a Loan Party in a transaction permitted by Section 6.14 (or with the consent of the Required Lenders pursuant to Section 8.2), (y) such Guarantor is no longer required to provide a guaranty hereunder (including,

Exhibit 10.8
but not limited to, the release upon or after the Closing Date of any Guarantor that is an Excluded Subsidiary) or (z) in the case of a Foreign Credit Party, such Guarantor no longer guarantees or provides any Liens for any Prepetition Indebtedness or (ii) the Conversion Date shall have occurred and the release of the Foreign Guaranty and the Foreign Security Agreement shall have occurred pursuant to Section 2.23, then the Collateral Agent is irrevocably authorized by the Secured Parties, without any consent or further agreement of any Secured Party to release the Liens granted to the Collateral Agent to secure the Obligations in the assets of such Guarantor and release such Guarantor from all obligations under the Loan Documents; provided that in the case of clause (i) hereof no such release shall occur if such Guarantor continues to be a guarantor in respect of any 2025 Notes, 2L Notes, Superpriority Term Loans and/or Existing Term Loans or any permitted refinancing Indebtedness of any of the foregoing; provided, further, that notwithstanding anything to the contrary herein, no Guarantor shall be released from its obligations under the Loan Documents solely by reason of such Guarantor ceasing to be a Wholly Owned Subsidiary unless either (x) it is no longer a direct or indirect Subsidiary of the Company or (y) such Guarantor ceases to be a Wholly Owned Subsidiary as a result of a sale, issuance or transfer of Equity Interests to a Person that is not an Affiliate of the Company and such sale or transfer is made for a bona fide business purpose of the Company and its Subsidiaries and not for the primary purpose of evading the requirements of Sections 6.9 and 6.12. To the extent the Collateral Agent is required to execute any release documents in accordance with the immediately preceding sentence, the Collateral Agent shall do so promptly upon request of the Company without the consent or further agreement of any Secured Party.

11.10.    Perfection by Possession and Control. The Collateral Agent hereby appoints each of the other Lenders to serve as bailee to perfect the Collateral Agent’s Liens in any Collateral (other than deposit, securities or commodity accounts) in the possession of any such other Lender and each Lender possessing any such Collateral agrees to so act as bailee for the Collateral Agent in accordance with the terms and provisions hereof.

11.11.    Lender Affiliates Rights. By accepting the benefits of the Loan Documents, any Person (other than a party hereto) (a “non-Party Secured Party”) that is owed any Obligation is bound by the terms of the Loan Documents. But notwithstanding the foregoing: (a) neither any Agent, any Lender nor any Loan Party shall be obligated to deliver any notice or communication required to be delivered to any Lender under any Loan Documents to any non-Party Secured Party and (b) no non-Party Secured Party that is owed any Obligation shall be included in any voting determinations under the Loan Documents or entitled to consent to, reject, or participate in any manner in any amendment, waiver or other modification of any Loan Document. No Agent shall have any liabilities, obligations or responsibilities of any kind whatsoever to any non-Party Secured Party who is owed any Obligation. The Agents shall deal solely and directly with the parties to the Loan Documents in connection with all matters relating to the Loan Documents. The Obligation owed to any non-Party Secured Party that is an Affiliate of a Lender (or a Person that was a Lender at the time of designation of any such obligation as an Obligation) shall be considered the Obligation of its related Lender for all purposes under the Loan Documents and such Lender shall be solely responsible to the other parties hereto for all the obligations of such Affiliate under any Loan Document.

11.12.    [Reserved].

11.13.    Actions in Concert. Notwithstanding anything contained in any of the Loan Documents, the Company, each Agent and each Lender hereby agree that (A) no Secured Party shall have any right individually to realize upon any of the Collateral under any Security Documents or to enforce the guarantee set forth in any Guaranty, it being understood and agreed that all powers, rights and remedies under any Guaranty and the Security Documents may be exercised solely by the Administrative Agent or the Collateral Agent (as applicable) (acting at the direction of the Required Lenders) for the benefit of the Secured Parties in accordance with the terms thereof and (B) in the event of a foreclosure by the Collateral

Exhibit 10.8
Agent (acting at the direction of the Required Lenders) on any of the Collateral pursuant to a public or private sale, the Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Secured Party in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled (acting at the direction of the Required Lenders), for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.

11.4.    Additional Exculpatory Provisions.

(a)    Neither the Administrative Agent nor the Collateral Agent:

(i)    shall be liable for any action taken or not taken by it, in each case, in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent and Collateral Agent shall be deemed not to have knowledge of any Unmatured Default or Default unless and until notice describing such Unmatured Default or Default is given to the Administrative Agent and Collateral Agent in writing by the Company or a Lender;

(ii)    shall be responsible for or have any duty to ascertain or inquire into: (1) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Unmatured Default or Default; (4) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document (5) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral or to ensure that any Liens granted to the Collateral Agent pursuant to this Agreement or any other Loan Document have been or will continue to be properly or sufficiently or lawfully created, perfected or enforced or are entitled to any particular priority, or (6) the satisfaction of any condition set forth in Article IV or elsewhere herein or any other Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent. Neither the Administrative Agent nor the Collateral Agent shall have any responsibility, for or liability with respect to, monitoring compliance of any other party to the Loan Documents or any other document related hereto or thereto. Neither the Administrative Agent nor the Collateral Agent shall have any duty to monitor the value or rating of any Collateral on an ongoing basis. Other than in respect of legal or arbitration proceedings relating to the perfection, preservation or protection of rights under the Security Documents or enforcement of the Collateral or Security Documents, the Administrative Agent and Collateral Agent are not authorized to act on behalf of a Lender (without first obtaining that Lender’s prior written consent) in any legal or arbitration proceedings relating to this Agreement or any Loan Document;

(iii)    shall be accountable for the use or application by any Person of disbursements properly made by the Administrative Agent or the Collateral Agent in conformity with the provisions of the Loan Documents or of moneys received from the Loan Parties; or
(iv)    shall be required to take any action, perform any duties or responsibilities or exercise any rights, powers, authorities or discretions that, in its opinion or the opinion of its counsel, may lead it to expend its own funds or expose it to liability (financial or

Exhibit 10.8
otherwise) or that is contrary to any Loan Document or applicable law (for the avoidance of doubt, the Administrative Agent and Collateral Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Loan Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions).

(b)    The Collateral Agent and the Administrative Agent shall be entitled to request written instructions, or clarification of any instruction, from the Required Lenders (or, if the relevant Loan Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Collateral Agent and the Administrative Agent may refrain from acting unless and until it receives those written instructions or that clarification. In the absence of written instructions, the Collateral Agent and the Administrative Agent, as applicable, may act (or refrain from acting) as it considers to be in the best interests of the Lenders. If in the administration of the Loan Documents the Administrative Agent or the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Agent (unless other evidence shall be herein specifically prescribed) may conclusively rely upon instructions from the Required Lenders.

(c)    In no event shall the Administrative Agent or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

(d)    None of the Administrative Agent or the Collateral Agent shall be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other security documents pertaining to this matter nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other security document pertaining to this matter.

(e)    Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

11.15.    [Reserved].

11.16.    Certain Acknowledgement of Lenders.

(a)    Each Lender hereby agrees that (x) if any Agent notifies such Lender that such Agent has determined in its sole discretion that any funds received by such Lender from such Agent or any of

Exhibit 10.8
its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to such Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to such Agent at the greater of the NYFRB Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to such Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by such Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of any Agent to any Lender under this Section 11.16 shall be conclusive, absent manifest error.

(b)    Each Lender hereby further agrees that if it receives a Payment from any Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by such Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify such Agent of such occurrence and, upon demand from such Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to such Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to such Agent at the greater of the NYFRB Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)    The Company and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the applicable Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Company or any other Loan Party except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Company.

(d)    Each party’s obligations under this Section 11.16 shall survive the resignation or replacement of any Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

11.17.    Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent and each of its Affiliates, and each of the foregoing’s officers, partners, directors, trustees, employees, advisors, agents and sub-agents, to the extent that such Agent shall not have been reimbursed by any Loan Party (but without limiting such Loan Party’s reimbursement obligations hereunder), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees and disbursements of financial and legal advisors) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent or any of its

Exhibit 10.8
Affiliates, or any of the foregoing’s officers, partners, directors, trustees, employees, advisors, agents or sub-agents, in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct as determined in a final and non-appealable decision of a court of competent jurisdiction. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided further this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. Without limiting the foregoing, each Lender agrees to reimburse the Agents promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Agents are not reimbursed for such expenses by the Company or another Loan Party. Amounts payable pursuant to this Section 11.17 shall be payable on demand.

The agreements in this Article XI shall survive the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

ARTICLE XII

SETOFF; ADJUSTMENTS AMONG LENDERS

12.1.    Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, subject to the Orders, if any Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Company may be offset and applied toward the payment of the Obligations owing by the Company; provided, that if any Defaulting Lender shall exercise such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

12.2.    Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Obligations owing from the Company (other than payments received pursuant to Section 3.2, 3.3, 3.4, 10.6 or as otherwise expressly set forth in this Agreement) in a greater proportion than that received by any other Lender on its Obligations owing from the Company, such Lender agrees, promptly upon demand, to purchase a portion of the Advances to the Company held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Advances to the Company. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives any protection for its Obligations or such amounts which may be subject to setoff from or with respect to the Company, such

Exhibit 10.8
Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such protection ratably in proportion to their Obligations owing by the Company. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XIII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

13.1.    Successors and Assigns.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Company without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.1. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 13.1) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees, other than an Ineligible Person, all or a portion of its rights and obligations under this Agreement (including (x) all or a portion of any of its Commitments and the Loans at the time owing to it and (y) rights to New Common Stock earned as DIP Premium pursuant to Section 2.5) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the Company, provided that no consent of the Company shall be required (i) for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, (ii) if a Default has occurred and is continuing, (iii) for an assignment in connection with the Syndication or (iv) for transfers made in a manner consistent with the RSA of rights to receive New Common Stock earned as DIP Premium pursuant to Section 2.5, and provided, further, that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof and (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required (i) for an assignment of any Term Loans to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) for transfers of rights to New Common Stock earned as DIP Premium pursuant to Section 2.5, and provided, further, that any transfer of rights to New Common Stock earned as DIP Premium pursuant to Section 2.5 shall be made only to either “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”) or “accredited investors” as defined in Rule 501 under the Securities Act.
(ii)    Assignments (other than assignments of DIP Premiums) shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans and/or for an assignment by the Fronting Lender, the amount of such Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that no such consent of the Company shall be required (i) if a

Exhibit 10.8
Default has occurred and is continuing, (ii) if the assignment is to another Lender or an Affiliate of a Lender or (iii) if the assignment is in connection with the Syndication;

(B)    each partial assignment of Commitments or Loans shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to any Commitments or Loans and each assignment to any assignee shall be an assignment of both Tranche B-1 Term Loans and Tranche B-2 Term Loans on a ratable basis;

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together (unless waived by the Administrative Agent in its sole discretion) with a processing and recordation fee of $3,500; provided that (i) no such fee shall be payable in the event of (x) an assignment by a Lender to an Affiliate or Approved Fund of such Lender or (y) any assignment by the Fronting Lender to effectuate the Syndication and (ii) only one such fee shall be payable in the event of related assignments to or from a Lender and one or more of such Lender’s Affiliates or Approved Funds; and

(D)    the assignee, if it has not already done so, shall deliver to the Administrative Agent any tax forms required by Section 3.4(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company and its related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the avoidance of doubt, upon any Lender earning the right to New Common Stock as DIP Premium pursuant to Section 2.5, (x) such Lender may make an assignment of the right to such New Common Stock, without a corresponding assignment of the assigning Lender’s rights and obligations with respect to its Commitments and Loans and (y) such Lender may make an assignment of its rights and obligations with respect to its Commitments and Loans without a corresponding assignment of the assigning Lender’s right to such New Common Stock, in each of clauses (x) and (y), to the extent such assignment is otherwise permitted hereunder.

Any Lender or any other Person that hold the right to New Common Stock as DIP Premium pursuant to Section 2.5 may transfer such right to any other Person in a manner permitted under the RSA without the consent of any other party hereto; provided that any such transferor shall notify the Company of such transfer and, upon such notice, the Company shall amend Schedule 1.1(c) to reflect such transfer.

For the purposes of this Section 13.1, the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered, managed, underwritten, advised or subadvised by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, manages or subadvises a Lender.
(iii)    Notwithstanding anything to the contrary herein, no Term Lender may assign any portion of its Term Loans hereunder to the Company or any of its Subsidiaries.

Exhibit 10.8
(iv)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 13.1, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, subject to paragraph (d) of this Section 13.1, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.2, 3.3, 3.4 (subject to the requirements and limitations of Section 3.4) and 10.6 and the obligations of Section 10.9 with respect to Information (as defined in such Section) received by it while a Lender). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.1 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 13.1.

(v)    The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of and stated interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Company, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(vi)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 3.4(f), the processing and recordation fee referred to in paragraph (b) of this Section 13.1 and any written consent to such assignment required by paragraph (b) of this Section 13.1, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee is a Defaulting Lender, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    Any Lender may, without the consent of the Company or the Administrative Agent, sell participations to one or more banks or other entities, other than an Ineligible Person (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (i) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (ii) the Company, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the

Exhibit 10.8
Participant, agree to any amendment, modification or waiver described in the second proviso to Section 8.2.1 that affects such Participant. Subject to paragraph (d) of this Section 13.1, the Company agrees that each Participant shall be entitled to the benefits of Sections 3.2, 3.3 and 3.4 (subject to the requirements and limitations therein, including the requirements under Section 3.4(f) (it being understood that the documentation required under Section 3.4(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 13.1, except as provided under Section 13.1(d). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.1 as though it were a Lender, provided such Participant agrees to be subject to Section 12.2 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts of and stated interest on each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)    No Participant shall be entitled to receive any greater payment under Section 3.2 or 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central banking authority, and this Section 13.1 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)    For the purposes of and pursuant to Article 1263 of the Italian Civil Code, it is hereby expressly agreed that, in the event of any transfer of rights or obligations or sub-participation made by a Lender under this Section 13.1 (Successors and Assigns), the guarantee granted by each Italian obligor shall be preserved for the benefit of any new Lender and each other Lender in accordance with the terms of the Loan Documents.

(f)    For the purposes of Article 1407, paragraph 1, of the Italian Civil Code, each of the parties provides its consent to the transfer (cessione), in whole or in part, by any existing lender of its contractual position (i.e., its rights and obligations) under this Agreement and the other Loan Documents in favour of any new Lender and agrees that upon transfer, in accordance with a transfer certificate and this Section 13.1 (Successors and Assigns), the guarantees and security interests created under the Loan Documents shall be preserved, without novation (novazione), for the benefit of any new Lender.

(g)    At the request of the Administrative Agent and the cost of the assignee, the assignee and the existing Lender shall promptly elevate the duly completed assignment agreement to the status of Spanish Public Document.

Exhibit 10.8

(h)    Each Guarantor incorporated under the laws of Spain, accepts all transfers or assignments made by the Lenders under this Agreement without requiring any formalities, including, without limitation, the notification to the Guarantor of the relevant transfer or assignment, or the execution of any transfer or assignment document as a Spanish Public Document in Spain or the notarisation of the relevant document in any other country.

13.2.    Dissemination of Information. The Company authorizes each Lender to disclose, solely in compliance with applicable laws, to any Participant or potential assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the Loan Documents and the creditworthiness of the Company and its Subsidiaries, provided that each Transferee and any prospective Transferee agrees to be bound by Section 10.9.

ARTICLE XIV

NOTICES

14.1.    Notices. Except as otherwise permitted by Section 2.11 with respect to Borrowing Notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party:

(a)    in the case of the Company to:
Diebold Nixdorf, Incorporated
5995 Mayfair Road
North Canton, Ohio 44720-1507
Attention: Vice President & Treasurer
Telecopy No.: 330-490-6823
Telephone: 330-490-6713
E-mail: james.barna@diebold.com

with a copy to:
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Attention: Heather Lennox
Telephone: 216-586-7111
Email: hlennox@jonesday.com

with a copy to:
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Attention: Kevin M. Samuels
Telephone: 216-586-7196
Email: kmsamuels@jonesday.com

with a copy to:
Jones Day 250 Vesey Street
New York, New York 10281
Attention: Kimberly A. Desmarais
Telephone: 212-326-3414

Exhibit 10.8
Email: kdesmarais@jonesday.com

(b)    in the case of the Administrative Agent:

GLAS USA LLC
3 Second Street, Suite 206
Jersey City, New Jersey 07302
Attention: Transaction Management
Telephone: 201-839-2181
E-mail: TMGUS@glas.agency; clientservices.americas@glas.agency with a copy to:
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Telephone: 212-819-8200
E-mail: rbennett@whitecase.com

(c)    in the case of the Collateral Agent to:

GLAS AMERICAS LLC
3 Second Street, Suite 206
Jersey City, New Jersey 07302
Attention: Transaction Management
Telephone: 201-839-2181
E-mail: TMGUS@glas.agency; clientservices.americas@glas.agency with a copy to:
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Telephone: 212-819-8200
E-mail: rbennett@whitecase.com

(d)    in the case of any Lender, at its address or e-mail address set forth in its Administrative Questionnaire or as otherwise established pursuant to an Assignment and Assumption (and the related Administrative Questionnaire); or

(e)    in the case of any party, at such other address or e-mail address as such party may hereafter specify for the purpose by notice to the Administrative Agent, the Collateral Agent and the Company in accordance with the provisions of this Section 14.1.

Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (ii) if given by electronic transmission, when transmitted and received (with an appropriate confirmation of receipt of delivery and during normal business hours), all pursuant to procedures approved by the Administrative Agent, provided that the approval of such procedures may be modified or revoked by the Administrative Agent from time to time with reasonable prior notice to the Company and may be limited to particular notices or other communications, or (iii) if given by any other means, when delivered at the address specified in this Section 14.1; provided that notices to the Administrative Agent or the Collateral Agent under Article II shall not be effective until received.

Exhibit 10.8
Any communication or document made or delivered to the Company in accordance with this Section 14.1 will be deemed to have been made or delivered to the Company and each Subsidiary.

14.2.    Change of Address. The Company, the Administrative Agent, the Collateral Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XV

COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Collateral Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail message shall be effective as delivery of a manually executed counterpart of this Agreement.

ARTICLE XVI

CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL, JUDGMENT CURRENCY

16.1.    Choice of Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York and, to the extent applicable, the Bankruptcy Code.

16.2.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.2.

16.3.    Submission to Jurisdiction; Waivers.

(a)    Each party hereto hereby irrevocably and unconditionally:

(i)    submits, for itself and its property, to the exclusive jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have, or abstains from jurisdiction, the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to

Exhibit 10.8
the extent permitted by law, in such Federal court; provided, that nothing contained herein or in any other Loan Document will prevent any Lender, the Collateral Agent or the Administrative Agent from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other property of any Loan Party in any other forum in which jurisdiction can be established;

(ii)    waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (i) of this Section 16.3;

(iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address specified in Section 14.1, or (in the case of the Company) at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction in which the defendant is domiciled; and

(v)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

(b)    Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party or the property thereof in the courts of any jurisdiction where such party is domiciled. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)    Each Subsidiary hereby irrevocably appoints the Company as its agent for service of process in any proceeding referred to in Section 16.3(a)(i) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of the Company at its address for notices set forth in Section 14.1.

16.4.    Acknowledgments. The Company hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Administrative Agent, Collateral Agent or Lenders is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Administrative Agent, Collateral Agent or Lenders have advised or are advising the Loan Parties on other matters, and the relationship between the Administrative Agent, Collateral Agent and Lenders, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Administrative Agent, Collateral Agent and Lenders, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their Affiliates on the part of the Administrative Agent, Collateral Agent and Lenders, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Administrative

Exhibit 10.8
Agent, Collateral Agent and Lenders are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Administrative Agent, Collateral Agent and Lenders have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Administrative Agent, Collateral Agent and Lender has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their Affiliates or any other Person, (g) none of the Administrative Agent or Lenders has any obligation to the Loan Parties or their Affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Administrative Agent or Lender and the Loan Parties or any such Affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Administrative Agent, Collateral Agent or Lenders or among the Loan Parties and the Administrative Agent, Collateral Agent or Lenders.

16.5.    [Reserved].

16.6.    Judgment.

(a)    If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, under applicable law that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency in the city in which it normally conducts its foreign exchange operation for the first currency on the Business Day preceding the day on which final judgment is given.

(b)    The obligation of the Loan Parties in respect of any sum due from them to any Lender hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Lender of any sum adjudged to be so due in the Judgment Currency such Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of Agreement Currency so purchased is less than the sum originally due to such Lender in the Agreement Currency, the Company agrees notwithstanding any such judgment to indemnify such Lender against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Lender, such Lender agrees to remit to the Company or other applicable Loan Party such excess.

16.7.    Orders Control. To the extent that any specific provision hereof or in any other Loan Document is inconsistent with any of the Orders, the Interim Order or Final Order (as applicable) shall control.

ARTICLE XVII

CERTAIN ADDITIONAL MATTERS

17.1.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the

Exhibit 10.8
write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

17.2.    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

If a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

17.3.    Original Issue Discount Legend. THE TERM LOANS HAVE BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND YIELD TO MATURITY OF THE TERM LOANS MAY BE OBTAINED BY WRITING TO THE COMPANY AT ITS ADDRESS AS SPECIFIED IN THIS AGREEMENT.

Exhibit 10.8

17.4.    Spanish Law Provisions. The Company and any Spanish Loan Parties undertake to raise (i) this Agreement and (ii) at the request of the Administrative Agent, any Loan Document entered into by a Spanish Loan Party, to the status of a Spanish Public Document before a Spanish notary public within ninety (90) Business Days from the Closing Date. Each Spanish Public Document will:

(a)    have the effects established under articles 517 et seq. of the Spanish Civil Procedure Law; and

(b)    may, at the decision of the Administrative Agent, include a translation into Spanish of this Clause 17.5 (Spanish law provisions).

Each party hereby expressly authorises the Administrative Agent to request and obtain from the Spanish notary public before whom any Loan Document has been formalised, any further copy of any Loan Document notarised at the cost of the requesting party.

17.4.2    For the purposes of Article 572.2 of the Spanish Civil Procedure Law, all parties expressly agree that the exact amount due at any time by the Company to the Lenders under the Loan Documents will be the amount specified in a certificate issued by the Administrative Agent (and/or any Lender) and will be based on the accounts maintained by the Administrative Agent in connection with this Agreement. For such purposes:

(a)    the Administrative Agent, acting in such capacity, will open and will keep in its books a special internal account in the name of the Company, into which the Administrative Agent will debit the amounts for principal, interest (including default interest), fees, costs, expenses and other sums owed by the Company under this Agreement, and shall credit into such account all sums received by the Administrative Agent in payment of the amounts owed by the Company under this Agreement, so that the balance of the said account shall at all times reflect the amounts owed by the Company under this Agreement:

(b)    in addition to the account referred to in the preceding paragraph, each of the Lenders will open and will keep on its books a special internal account to that described in the above-mentioned paragraph, in which the Lender concerned will reflect the amounts owed thereto by the Company under this Agreement, as well as the amounts paid therein by the Company, in order that the balance of such account at all times reflects the sums owed by the Company to the relevant Lender under this Agreement.

It is expressly agreed that, for the purposes of any judicial enforcement procedure against the Company or any Spanish Loan Party, any amounts owed to the Administrative Agent or to any of the Lenders will be deemed to be an amount due, liquid and payable (importe líquido y exigible).
For the purposes of article 572.2 of the Spanish Civil Procedure Law, the parties agree that the amount claimable in the event of enforcement will be the amount calculated by the Administrative Agent (or by the Lenders concerned), as set out in the preceding paragraphs. In this regard, the parties expressly acknowledge that the issue by the Administrative Agent of a certificate relating to the accounts referred to above shall preclude the subsequent issue by any of the Lenders of any certificate relating to its accounts, and that likewise the issue by any of the Lenders of any certificate relating to its account shall preclude the issue by the Administrative Agent of a certificate relating to the account of such Lender, except in the latter case where the necessary entries have been made in the relevant account in order to deduct the amounts certified individually by a Lender.

Exhibit 10.8
The parties hereby agree that it in order to initiate executive enforcement proceedings in Spain against any of the Company and/or Guarantors under article 517 et seq of the Spanish Civil Procedure Law it shall be sufficient (i) to establish the amount due and payable in accordance with the preceding paragraphs by the Administrative Agent, or any of the Lenders; (ii) to attach to this document both the certificate referred to in article 517.5 of the Spanish Civil Procedure Law and the settlement referred to in article 572.2 of the same law establishing the amounts claimed, together with a certificate issued by a notary declaring that such sum claim conforms to the balance appearing on the aforementioned accounts; and (iii) that the settlement was prepared in the manner agreed by the parties in this Agreement. The said certification shall be final and conclusive for the purposes of this Agreement, except in the case of manifest error.

17.4.3    Any amendment to a Loan Document that is a Spanish Public Document shall be raised, if requested by the Administrative Agent, to the status of Spanish Public Document.

17.4.4    The Company shall promptly on demand pay the Administrative Agent the amount of all costs and expenses, including but not limited to, notarial costs, translation costs, registration costs and tax related costs arising from the notarisation before a Spanish public notary of any Loan Document reasonably incurred by any of them.

17.4.5    Any personal guarantee granted under this Agreement or in accordance with it by a Guarantor incorporated under the laws of Spain will not extend to include any obligations or liabilities if to do so would cause a breach of the financial assistance prohibitions contained in articles 143 and 150 of the Spanish Companies Act. Each Guarantor incorporated under the laws of Spain acknowledges that any personal guarantee granted under this Agreement or in accordance with it must be construed as a first demand guarantee (garantía a primer requerimiento) and not as a performance bond (fianza) and, therefore, the benefits of preference (exclusión), order (orden) and division (division) shall not be applicable.

17.5.    Waiver of Priority. The persons who become a Lender after the date of this Agreement expressly waive any priority of ranking they may have in connection with the Loan Documents pursuant to the Belgian Act of 3 August 2012 on various measures to facilitate the mobilisation of receivables in the financial sector (Wet van 3 augustus 2012 betreffende diverse maatregelen ter vergemakkelijking van de mobilisering van schuldvorderingen in de financiële sector/ Loi du 3 août 2012 relative à des mesures diverses pour faciliter la mobilisation de créances dans le secteur financier).

17.6.    Additional Consent Rights. Each of the following must be in form and substance reasonably acceptable to the Required Lenders (or as reasonably agreed to by the Specified Ad Hoc Group Advisors in writing (including via email)):

(a)    the Chapter 11 Plan Supplement and any part thereof; provided that the form of any Chapter 11 Plan Supplement document filed by the Debtors with the Bankruptcy Court prior to the First Amendment Effective Date shall be deemed to be acceptable for purposes of this Section 17.6;
(b)    any amendment, modification or supplement to the Chapter 11 Plan made on or after the date of termination of the RSA;

(c)    any provision of alternate treatment to any member of any Class (as defined in the Chapter 11 Plan) pursuant to Section III.B of the Chapter 11 Plan; and

(d)    any amendment, modification or supplement to the Confirmation Order, Interim Order, Final Order, First Day Order, order sanctioning the WHOA Plan (as defined in the Chapter 11 Plan) or order granting recognition entered in a Recognition Proceeding.

Exhibit 10.8

[Signature Pages Intentionally Omitted]